UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

XFONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on July 14, 2010
The Notice of Special Meeting and Proxy Statement is available at: www.xfone.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on July 14, 2010

To our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of the Stockholders of XFONE, INC., a Nevada corporation (“Xfone” or the “Company”) will be held at 10:30 a.m. ET on July 14, 2010, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States, for the following purposes:

(i)
To vote on a proposal (“Proposal I”) to approve that certain agreement dated January 29, 2010 (the “Agreement”) which  Xfone entered into with Abraham Keinan, a significant shareholder and Chairman of the Board of Xfone, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan, and the transaction  pursuant thereto, whereby Xfone will sell to Mr. Keinan, through AMIT K LTD, as buyer, all of Xfone’s interests in five (5) of its subsidiaries: Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (the “Transaction”).

(ii)
To vote on a proposal to permit Xfone’s President, in his discretion, to adjourn or postpone the Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Meeting to approve Proposal I.

Xfone’s Board of Directors unanimously recommends that Xfone stockholders vote “FOR” Proposal I

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. We urge you to read it very carefully and in its entirety.  Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), at the close of business on May 24, 2010 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.  As of the date of this Notice, our Board of Directors knows of no other business to be conducted at the Meeting.

We cannot complete the Transaction unless our stockholders approve the Agreement and the Transaction.  Because approval of the Agreement and the Transaction requires the affirmative vote of the holders of a majority of Xfone’s Common Stock entitled to vote, any failure to vote has the same effect as a vote against the Agreement and the Transaction.  Accordingly your vote is very important regardless of the number of shares you own.

All stockholders are cordially invited to attend the Meeting in person.  Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: May 18, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS

To be held on July 14, 2010

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Xfone, Inc. (“Xfone,” the “Company,” “we,” “us,” and “our”) for use at the Company’s Special Meeting of Stockholders to be held on July 14, 2010, and at any postponement or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of Common Stock, $0.001 par value per share (“Common Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting. Please read it carefully. The following proposals will be considered and voted upon at the Meeting:

(i)
a proposal (“Proposal I”) to approve that certain agreement dated January 29, 2010 (the “Agreement”) which  Xfone entered into with Abraham Keinan, a significant shareholder and Chairman of the Board of Xfone, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan, and the transaction  pursuant thereto, whereby we will sell to Mr. Keinan through AMIT K LTD, as buyer, all of our interests in five (5)of our subsidiaries: Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (the “Transaction”).

(ii)
a proposal to permit our President, in his discretion, to adjourn or postpone the Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Meeting to approve Proposal I.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting and the proxy card will be first mailed to stockholders on or about June 9, 2010.

Voting Procedures and Vote Required

Only stockholders of record of our Common Stock at the close of business on May 24, 2010 (the “Record Date”) are entitled to vote at the Meeting. As of May 17, 2010, there were issued and outstanding 21,119,488 shares of our Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy card does not in any way affect a stockholder’s right to attend the Meeting and vote in person.  Anyone giving a proxy card may revoke it at any time before it is exercised by giving our corporate Secretary, Alon Reisser,  written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy card. Mr. Nissenson is our President, Chief Executive Officer, a member of our Board of Directors and one of our significant shareholders. Mr. Krikov is our Treasurer, Chief Financial Officer and Principal Accounting Officer. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Meeting, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the attorneys named in the proxy card. In addition, the proxy card holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with the Company's Articles of Incorporation and By-laws, applicable law, and the Agreement, the approval of the Agreement and the Transaction (Proposal I) shall be by the affirmative vote of the holders of a majority of Xfone’s Common Stock entitled to vote at the Meeting.  Approval of an adjournment of the Meeting, if necessary, requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

Shares of Common Stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.  Abstentions are not counted as voted either for or against a proposal. Abstentions will be counted as votes that have been cast, which will have the same effect as a negative vote on the matter.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder.  Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to the specific instructions they receive from the owners. Certain “street name” holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.  However, absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals.

The Proposal to approve the Agreement and the Transaction is considered “non-routine.”  Therefore, if you do not specify how you would like your shares to be voted, the resulting broker “non-vote” will be counted toward a quorum at the Meeting, but will not be able to be voted on Proposal I, thereby having the same effect as a vote against the approval of Proposal I.  Your shares still may be voted on Proposal II.

Transfer Online is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

If your shares are held in “street name” and you want to vote your shares in person at the meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement.  You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted.

Internet Voting Option for “Registered” Holders Only

Registered Stockholders have three voting options:  (1) Voting in person at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

•	Contact our corporate Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code

•	Go online to www.transferonline.com/proxy

•	Enter the Proxy Code (265) and your personal Authorization Code

•	Press Continue

•	Make your selections

•	Press Vote Now

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at proxy@transferonline.com, or call 503-227-2950 (8:00-4:30 PDT).

Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at prescribed rates.

Our principal executive office is located at:

5307 W. Loop 289
Lubbock, Texas 79414
U.S.A.

Telephone Number: 806-771-5212
Fax Number: 806-788-3398

If you have additional questions about the Meeting, the Agreement or the Transaction, you should contact our corporate Secretary, Alon Reisser, at alon@xfone.com.

The date of this Proxy Statement is _________, 2010

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

PROPOSAL I - Approval of the Agreement and the Transaction	11

PROPOSAL II - Approval of Adjournment of Meeting to Solicit Additional Proxies	26

GENERAL AND OTHER MATTERS	27

SOLICITATION OF PROXIES	27

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING	27

Appendix A- Unanimous Written Consent of the Board of Directors	A-1
Appendix B - Agreement	B-1
Appendix C - Valuation	C-1
Appendix D - Financial Statements of Xfone, Inc.	D-1
Appendix E - Financial Statements of the UK Subsidiaries	E-1
Appendix F - Pro Forma Financial Information	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Commission on March 30, 2010. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 17, 2010, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 21,119,488 shares issued and outstanding as of May 17, 2010.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	4,420,400	Direct	19.54%
Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 73 Kdoshey Hashoa St. Herzliya Pituach, Israel	4,315,000	Direct/Indirect	19.08%
Common	Eyal J. Harish(4) Director 18 Bloch St. Tel Aviv, Israel	75,000	Direct	0.35%
Common	Shemer S. Schwartz(5) Director 5 Israel Galili St. Kefar Saba, Israel	83,900	Direct	0.40%
Common	Aviu Ben-Horrin(6) Director 40 Jabotinski St. Kefar Sava, Israel	75,000	Direct	0.35%
Common	Itzhak Almog(7) Director 7/A Moledet St. Hod Hasharon, Israel	25,000	Direct	0.12%
Common	Israel Singer(8) Director 63 Ben Eliezer St. Ramat Gan, Israel	20,000	Direct	0.09%
Common	Arie Rosenfeld Director 9, Clos de Wagram 1180 Brussels, Belgium	0	N/A	--
Common	Niv Krikov(9) Treasurer, Chief Financial Officer and Principal Accounting Officer 7908 Vicksburg Ave. Lubbock, TX 79424	0	Direct	--
Common	Directors and Executive Officers as a group (9 persons)	9,401,900	Direct	34.89%
Common	Scott Richard L(10) 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102	3,443,121	Indirect	15.71%
Common	Gagnon Securities LLC(11)(12) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	741,655	Indirect	3.50%
Common	Neil Gagnon(11)(12) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	3,363,379	Direct/Indirect	15.60%
Common	Mr. Blair E. Sanford and Burlingame Asset Management, LLC(13) 1 Market Street, Spear Street Tower, Suite 3750 San Francisco, CA 94105	1,058,384	Indirect	19.44%

(1)
Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our Common Stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Guy Nissenson with irrevocable proxies representing a total of 2.687% of our Common Stock. On November 24, 2004, our Board of Directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 4,808,000 shares of Common Stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. Because Mr. Keinan has a personal interest in the Transaction, he will abstain from voting his shares or any shares for which he has a proxy to vote on Proposal I.  See “Vote Required for the Closing of the Transaction” below.

(2)
Guy Nissenson, our President, Chief Executive Officer, and Director, holds 111,500 shares of our Common Stock and has indirect beneficial ownership of 1,203,500 shares of our Common Stock and direct beneficial ownership of 3,000,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.687% of our Common Stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our Board of Directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. On February 15, 2010, our Board of Directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $1.1, vesting date - on the date of grant, expiration date - 5 years from the grant date.

(3)
Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family (referred to herein as the “Voting Agreement”). The Voting Agreement is for a term of 10 years and provides that: (a) Messrs Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the Voting Agreement will not vote any shares, unless all the parties have settled the disagreement. Pursuant to the Keinan/Nissenson/Campbeltown Agreement, described below under PROPOSAL I, subject to and upon the consummation of the Transaction, the Voting Agreement, will be simultaneously replaced with an irrevocable written appointment by Mr. Keinan of Mr. Nissenson, to act as Mr. Keinan’s proxy in respect of all shares of our Common Stock that Mr. Keinan owns or holds now or in the future.

(4)
Dr. Eyal J. Harish is the former brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(5)	Mr. Shemer S. Schwartz holds 8,900 shares of our Common Stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(6)	Mr. Aviu Ben-Horrin holds 50,000 shares of our Common Stock and 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(7)	Mr. Itzhak Almog holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(8)	Mr. Israel Singer holds 20,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(9)
On February 15, 2010, our Board of Directors issued 400,000 options to Mr. Krikov on the following terms: Option exercise price - $1.10. The options will vest as to 25% of the underlying shares 12 months from the date of grant.  The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Mr. Krikov’s options will expire on February 15, 2017.

(10)
Mr. Richard L Scott, the controlling member of XFN RLSI Investments, LLC, located at 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102 (“RLSI”), may be deemed to beneficially own 2,643,121 shares of Common Stock owned by RLSI.   According to a Schedule 13D/A filed with the Commission on September 8, 2008, Mr. Scott may also be deemed to beneficially own a warrant owned by RLSI to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 3,443,121 shares. The table reflects beneficial ownership of all shares and the warrant.

(11)
Gagnon Securities LLC, a registered investment adviser, in its role as investment manager to several customer accounts, foundations, partnerships, trusts, and private investment funds (collectively, the “Funds”) to which it furnishes investment advice, may be deemed to beneficially own 741,655 shares of Common Stock which are owed by the Funds, which includes 72,132 shares issuable upon exercise of warrants. Gagnon Securities LLC shares investment and/or voting power with Mr. Gagnon, the managing member and the principal owner of Gagnon Securities LLC, over certain of the 741,655 shares owned by the Funds, and shares investment discretion and/or voting power over the remaining shares with persons other than Mr. Gagnon. Gagnon Securities LLC has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. No single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(12)
Mr. Gagnon has sole voting power with respect to 1,759,555 shares of our Common Stock (which includes 250,500 shares issuable upon exercise of warrants), shares voting power with respect to 1,830,700shares of Common Stock (which includes 167,368 shares issuable upon exercise of warrants), has sole dispositive power with respect to 1,759,555 shares of Common Stock (which includes 250,500 shares issuable upon exercise of warrants), and shares dispositive power with respect to 1,169,956 shares of Common Stock (which includes 183,368 shares issuable upon exercise of warrants).  Mr. Gagnon has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. With the exception of Mr. Gagnon who owns a cumulative amount of 6.65% of our outstanding Common Stock.  No single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(13)
Burlingame Asset Management, LLC (“BAM”) is the general partner of each of Burlingame Equity Investors, LP and Burlingame Equity Investors II, LP, and the investment manager of Burlingame Equity Investors (Offshore) Ltd. (collectively, the “Funds”). Mr. Sanford is the managing member of BAM. Mr. Sanford and BAM may each be deemed to beneficially own 4,310,718shares of Common Stock (which includes 1,050,000 shares issuable upon exercise of warrants) which are owed by the Funds.

As of the date of this Proxy Statement, our Chairman of the Board, Abraham Keinan, beneficially owns 13.83% of our Common Stock (excluding options). Our President, Chief Executive Officer, and Director, Guy Nissenson, beneficially owns 0.53% of our Common Stock and has significant influence over an additional 5.70% of our Common Stock (excluding options), which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.687% of our Common Stock. Shemer S. Schwartz, a director, beneficially owns 0.042% of our Common Stock (excluding options). Aviu Ben-Horrin, a director, beneficially owns 0.237% of our Common Stock (excluding options). Our wholly owned subsidiary, Swiftnet Limited, beneficially owns 0.62% of our Common Stock. Therefore, our management potentially may vote 23.64% of our Common Stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options.  However, because Mr. Keinan has a personal interest in the Transaction, he will abstain from voting his shares or any shares for which he has a proxy to vote.  In addition, as one of the entities that is the subject of the Transaction, Swiftnet will abstain from voting its shares as well.  See “Vote Required for the Closing of the Transaction” below.  Accordingly, our management may potentially vote 7.64% of our Common Stock at the Meeting.  As such, our management may have control over, or at least affect, the outcome of matters submitted to a vote of the holders of our Common Stock, including the approval of Proposal I, and, if necessary, Proposal II, at the Meeting, as well as other matters such as the election of directors, amendments to our Articles of Incorporation and Bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

PROPOSAL I

PROPOSAL TO APPROVE THAT CERTAIN AGREEMENT DATED JANUARY 29, 2010 BETWEEN XFONE, ABRAHAM KEINAN, A SIGNFICANT SHAREHOLDER AND CHAIRMAN OF THE BOARD, AND AMIT K LTD., A COMPANY WHOLLY OWNED AND CONTROLLED BY MR. KEINAN, AND THE TRANSACTION PURSUANT THERETO, WHEREBY XFONE WILL SELL TO MR. KEINAN THROUGH AMIT K LTD THE ENTIRE ISSUED SHARE CAPITAL THAT XFONE OWNS OF XFONE’S UK SUBSIDIARIES

For the reasons set forth below in “Background and Purpose of the Sale,” our Board of Directors, Audit Committee and management has determined that it is advisable and in the best interests of the Company and its stockholders to sell all of our interests in our United Kingdom subsidiaries to Abraham Keinan, one of our significant shareholders and Chairman of our Board of Directors, through AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan (the “Transaction”), pursuant to the terms of that certain agreement dated January 29, 2010 (the “Agreement”) which we entered into with Abraham Keinan and AMIT K LTD, as Buyer. Thus on February 15, 2010, our Audit Committee of our Board of Directors approved the Agreement and the Transaction, and recommended that our Board approve the Agreement and the Transaction. Following such approval and recommendation, our Board of Directors (with Mr. Keinan abstaining from voting), approved the Agreement and the Transaction on February 15, 2010, and on April 14, 2010 referred the matter to the Company’s stockholders for their approval and recommended that the stockholders vote FOR the approval of the Agreement and the Transaction.

Summary Term Sheet

The following is a summary term sheet of the Agreement and the Transaction to be considered under this Proposal I.  This summary is qualified in its entirety by the discussion set forth below in this Proposal I as well as the Agreement, which is attached as Appendix B to this Proxy Statement.

On January 29, 2010, we entered into an agreement (the “Agreement”) with Abraham Keinan, one of our significant shareholders and Chairman of our Board, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan (“Buyer”) for the sale of five (5) of our subsidiaries  (the “Agreement”). The material terms of the Agreement are:

• We agreed to sell to Mr. Keinan, through Buyer, all of our interests in the following five (5) subsidiaries. These subsidiaries are collectively referred to in this Proxy Statement as our “UK Subsidiaries”:

1.	Swiftnet Limited, which was incorporated in 1990 under the laws of the England and Wales and is headquartered in London, England (“Swiftnet”);

2.	Auracall Limited, a wholly-owned subsidiary of Swiftnet, which was incorporated in 2001 under the laws of England and Wales, and is headquartered in London, England (“Auracall”);

3.	Story Telecom, Inc., a holding company which was incorporated in the state of Nevada in 2004 (“Story Inc.”)

4.	Story Telecom Limited, a wholly-owned subsidiary of Story Inc. which was incorporated in 2002 under the laws of England and Wales, and is headquartered in London, England (“Story Limited”); and

5.	Equitalk.co.uk Limited, which was incorporated in 2000 under the laws of England and Wales and is headquartered in London, England (“Equitalk”).

• The purchase price is $3,500,000 and is comprised of: (1) a release of the Iddo Keinan Loan which had been extended to us on December 10, 2009 in the amount of £860,044 ($1,229,263); (2) redemption by Buyer and/or Mr. Keinan of the credit facility which we had obtained from Bank Leumi (UK) Plc in the amount of £150,000 ($226,604) (Items 1 and 2 are referred to as the “First Payment”); and (3) Earn-out payments (the “Earn-Out Payments”) to be paid to us in cash, aggregating a maximum of $1,858,325.

• The Earn-Out Payments shall commence after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), has reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year.  The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate (the “Earn-Out Consideration”).

• In the event that Buyer and/or Mr. Keinan sell the UK Subsidiaries after the Closing and before the Earn-Out Consideration has been paid to us in full and therefore Buyer and/or Mr. Keinan cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Keinan shall immediately pay to us, upon our demand, in cash, $1,858,325, less any amounts previously paid to us as Earn-Out Consideration.

• In connection with the Transaction, Guy Nissenson, our President, Chief Executive Officer, director and one of our significant shareholders, will resign his directorship of all of the UK Subsidiaries, and Mr. Keinan will resign from his directorship of all of our subsidiaries, other than the UK Subsidiaries.

• The Closing is subject to the approval by the holders of a majority of our shares of Common Stock entitled to vote. In the event that approval of our stockholders is not obtained by July 31, 2010, the Agreement will terminate.

• The Closing was also subject to approval by the Audit Committee of our Board and our Board of Directors, which we received on February 15, 2010.

At the Meeting, the stockholders will be asked to approve the Agreement (attached hereto as Appendix B) and the Transaction.  If the stockholders approve the Agreement and the Transaction, it is anticipated that the Transaction will be effected as soon as practicable after the Meeting. If the stockholders do not approve the Agreement and the Transaction, then the Agreement will automatically terminate, and will be of no further force and effect.

Vote Required for the Closing of the Transaction

In accordance with the Company's Articles of Incorporation and By-laws, applicable law, and the Agreement, the approval of the Transaction shall be by the affirmative vote of the holders of a majority of Xfone’s Common Stock entitled to vote.  Since Mr. Keinan is a significant shareholder, with beneficial ownership of approximately 19.54% of our Common Stock, and is our Chairman of the Board, the Transaction constitutes a transaction with a “related party” or “interested person” and thus our Audit Committee and Board of Directors determined that approval of our stockholders would be required in order to consummate the Transaction.  Further, because Mr. Keinan has a personal interest in the Transaction, he will abstain from voting his shares or any shares for which he has a proxy to vote in connection with Proposal I.  In addition, as one of the entities that is the subject of the Transaction, Swiftnet, which beneficially owns approximately 0.62% of our Common Stock, will abstain from voting its shares as well in connection with Proposal I.

Contact Information

Our principal executive offices are located at 5307 W. Loop 289, Lubbock, Texas 79414. Our telephone number is (806) 771-5212.

Mr. Keinan’s mailing address is 4 Wycombe Gardens, London NW11 8AL, U.K.and his telephone number is +44-77-11-317-106.

AMIT K LTD is a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan. The principal executive offices of AMIT K LTD are located at 788/790 Finchley Road, Temple Fortune, London NW11 7TJ, UK. The company’s telephone number is +44-77-11-317-106.

The UK Subsidiaries

Swiftnet Limited and its wholly owned subsidiary, Auracall Limited

On October 4, 2000, we acquired Swiftnet which had a business plan to provide a comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the England and Wales and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and since then offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On August 15, 2007, we, Swiftnet and Dan Kirschner entered into a definitive Share Purchase Agreement which was completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the initial 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,918 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,918 (approximately $619,658), was payable in monthly installments beginning in September 2007 and continued through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan was unsecured, bore interest at a rate of 5% per annum, and was repaid in full on March 31, 2009. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

Story Telecom, Inc. and its wholly owned subsidiary, Story Telecom Limited

On May 10, 2006, we, Story Inc., Story Limited, Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007), Nir Davison, and Trecastle Holdings Limited, a company owned and controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Inc from 39.2% to 69.6% in a cash transaction valued at $1,200,000. We initially owned 39.2% interests in Story Inc pursuant to that certain founders agreement dated September 30, 2002 by and between us, Swiftnet and Mr. Davison, as amended and/or supplemented by amendments dated June 30 2003, September 5, 2003, December 31, 2003, February 19, 2004, March 25, 2004 and August 18, 2005. Of the total consideration, $900,000 was applied to payables owed by Story Telecom to us and Swiftnet for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital.

Story Inc. operated in the United Kingdom through its two wholly owned subsidiaries, Story Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Following the acquisition, Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006.

On March 25, 2008, we purchased from Mr. Davison and Trecastle Holdings Limited, the shares of common stock of Story Inc. that each party owned, respectively, for an aggregate purchase price of £270,000 ($538,083), pursuant to the terms of a Securities Purchase Agreement entered into between the parties on that date. Upon acquisition of the shares of common stock of Story Inc. from Mr. Davison and Trecastle Holdings, Story Inc. became our wholly owned subsidiary.

Equitalk.co.uk Limited

On May 25, 2006, we and the shareholders of Equitalk entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted Common Stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our Common Stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

Business Conducted by the UK Subsidiaries

We provide through our UK Subsidiaries the following telecommunication products / services:

Services provided by Swiftnet

Telephony Services:
•
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

•
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1689.”

•
Calling Cards: This service is available to all our subscribers. The Calling Card works by using an access number and a PIN code, and offers a convenient and easy way to make calls virtually anywhere in the UK, as well as from 27 other destinations worldwide.

Messaging Services
•	Email2Fax: Allows users to send fax messages directly from their email or web software.
•	Cyber-Number: Allows users to receive fax messages directly to their email software via a personal number.
•	Email/Fax Broadcast: This service allows the user to send multiple personalized faxes and emails to thousands of users in minutes.

Internet Based Customer Service
•	Our Internet based customer service and on-line registration (found at www.swiftnet.co.uk) includes full details on all our products and services.

Swiftnet owns and operates its own facilities-based telecommunications switching system.

Services provided by Auracall

•
Free Time:  This service allows any individual with a BT line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates by gaining access to our switch and providing savings on a per minute basis.

•
T-Talk:  This service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface
•	Our Internet based customer service (found at www.auracall.co.uk) includes full details on all our products and services.

Services Provided by Equitalk

Telephony Services
•
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

•
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1664.”

•
Internet/Data Service: We provide high-speed Internet access to residential customers utilizing the digital data network of Griffin Internet. Our ADSL service provides up to 8 Mbps of streaming speed combined with Static IP addresses, as well as multiple mailboxes. Our Internet/Data services are bundled with our voice services for residential and business customers.

•
Conference Service: We provide web-managed low cost teleconferencing services through our partnership with Auracall Limited. Up to 10 people can call in to a conference circuit and be joined together by dialing the same PIN. There is no need to reserve a conference call in advance and each caller pays for their own call.

Internet Based Customer Service and Billing Interface
•
Our Internet based customer service and billing interface (found at www.equitalk.co.uk) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Services provided by Story Telecom

•
Prepaid Calling Cards: Story Telecom initiates, markets and distributes Prepaid Calling Cards that are served by our switch and systems. Story Telecom supplies the Prepaid Calling Cards to retail stores through its network of dealers. The Calling Card enables the holder to call anywhere in the world by dialing either a toll free number or a local access number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private PIN code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

•
Story Direct and Story Mobile: These services allow any individual with either a BT line or a mobile phone to make international calls at a lower cost and without prepayment for setting up an account with another carrier. These services can be accessed by any business or residential user through Story Telecom website, found at www.storytelecom.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates or their network operator’s rates by gaining access to our switch and providing savings on a per minute basis.

•
Text & Talk: This service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface
•	Our Internet based customer service (found at www.storytelecom.co.uk) includes full details on all our products and services.

Background and Purpose of the Sale

Since the purchase of our US subsidiary, NTS Communications, Inc., on February 26, 2008, our management’s focus was divided between our US activities and our other activities in the UK and Israel.  Over time, we decided to adopt a more focused approach with a concentration on our US activities, which represents a significant majority of our global business, with approximately 69.4% and 7.2%. of our total revenues attributed to our US operations during the fiscal years ended December 31, 2008 and 2009, respectively.  As a result of this decision, we decided to discontinue our operations in the U.K. and in Israel.  The sale of the UK Subsidiaries pursuant to the Agreement will allow us to focus more of our resources and managerial efforts on our US operations, while cutting down general expenses, and providing us with more liquidity.

In or around June 2009, Mr. Keinan approached our President and CEO, Mr. Guy Nissenson, to discuss his interest in purchasing from us our interests in our UK and/or Israel subsidiaries.  Mr. Keinan expressed his desire to retire from his activities with the Company for personal reasons, and indicated that in the future he intends to appoint his son, Iddo Keinan, as general manager of the UK subsidiaries.

Upon commencing the negotiations with Mr. Keinan, our Board of Directors established a special committee (the “Special Committee”) to conduct the negotiations and oversee the transaction. Messrs Itzhak Almog and Arie Rosenfeld were appointed as members of the Special Committee. The Transaction detailed herein was duly contemplated, reviewed and approved by our management, the Special Committee and our Audit Committee, taking into account, among others, the value of the UK Subsidiaries, their affect on our global operations and US activity, our working capital in the present and in the future, and our, as well as Mr. Keinan’s, ability to consummate the transaction promptly.

For the reasons described above, the Company’s Board, Audit Committee and management has determined that it is advisable and in the best interests of the Company and its stockholders to sell all of our interests in the UK Subsidiaries to Abraham Keinan, one of the Company’s significant shareholders and Chairman of the Company’s Board of Directors, through AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan.  Thus on February 15, 2010, the Audit Committee of our Board of Directors approved the Agreement and the Transaction, and recommended that our Board approve the Agreement and the Transaction. Following such approval and recommendation, our Board of Directors (with Mr. Keinan abstaining from voting), approved the Agreement and the Transaction on February 15, 2010, and on April 14, 2010 referred the matter to the Company’s stockholders for their approval and recommended that the stockholders vote FOR the approval of the Agreement and the Transaction.

Our Business Strategy Following the Transaction

Our new planned strategic direction is to also complete the divestiture of Xfone 018 Ltd. (“Xfone 018”), our 69% owned Israeli based subsidiary, thus enabling us to focus our full attention on our US operations.

On May 14, 2010, we entered into an agreement (the “Xfoen 018 Agreement”) with Newcall Ltd., our 26% minority interest partner in Xfone 018 (the “Minority Partner”) in Xfone 018 and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale of our 69% interest in Xfone 018 along with the Minority Partner’s 26% interest in Xfone 018 to Marathon Telecom. The entry into the Xfone 018 Agreement follows the previously-disclosed non-binding memorandum of understanding which the parties had entered into on March 2, 2010.

The aggregate purchase price to be paid by Marathon Telecom in exchange for the interests in Xfone 018 is approximately $7,850,000, which represents a price for 100% of the interests in Xfone 018 free of any financial debt.  The financial debt of Xfone 018, excluding debt due to us, is approximately $1,100,000.  In connection with this transaction, our debt will be repaid, and we will receive 69% of the net proceeds after all other financial debt of Xfone 018 has been paid.

The closing of this transaction is subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel.  Our Board of Directors approved the Xfone 018 Agreement on May 13, 2010.

Following the sale of the UK Subsidiaries and Xfone 018, we intend to specifically focus on the Fiber To The Premise (FTTP) build out projects in Texas of our wholly owned US subsidiary PRIDE Network, Inc. and marketing and sales of our FTTP services in Lubbock and Levelland, Texas.  As previously disclosed, we have received approximately $75 million in grants and loans from the federal government to support these projects, and have applied for additional funding, and intend to devote all of our efforts and resources to successfully implement these projects.

Following the completion of the Transaction, Keinan will continue as a director on our Board of Directors, for as long as he is the record or beneficial holder of at least 1,000,000 shares of our Common Stock.

Our US business will continue in the same manner as it did prior to the Agreement.

Possible Considerations if the Transaction Is Not Approved

If the Transaction is not approved or the Transaction does not close due to failure to meet any closing conditions or for any other reason, we will continue to manage the UK Subsidiaries and consider what strategies are available to the Company.

Terms of the Transaction

Parties to the Agreement and Description of the Transaction

On January 29, 2010, we entered into an agreement (the “Agreement”) with Abraham Keinan, a significant shareholder and Chairman of the Board (“Keinan”), and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Keinan (“Buyer”), pursuant to which Keinan, through Buyer, agreed to purchase from us, and we agreed to sell, all of the issued share capital that we own of five (5) of our subsidiaries (the “Transaction”).  These subsidiaries are referred to in this Proxy Statement as our “UK Subsidiaries”, and they are:

1.	Swiftnet Limited, which was incorporated in 1990 under the laws of the England and Wales, and is headquartered in London, England (“Swiftnet”);

2.	Auracall Limited, a wholly-owned subsidiary of Swiftnet, which was incorporated in 2001 under the laws of England, and Wales and is headquartered in London, England (“Auracall”);

3.	Story Telecom, Inc., a holding company which was incorporated in the state of Nevada in 2004 (“Story Inc.”)

4.	Story Telecom Limited, a wholly-owned subsidiary of Story Inc. which was incorporated in 2002 under the laws of England and Wales, and is headquartered in London, England (“Story Limited”); and

5.	Equitalk.co.uk Limited, which was incorporated in 2000 under the laws of England and Wales, and is headquartered in London, England (“Equitalk”).

Consideration

Pursuant to the Agreement, the consideration to be paid by Buyer and/or Keinan to us shall be $3,500,000, comprised of the following three components: (1) Release of the Iddo Keinan Loan extended to us on December 10, 2009 in the amount of £860,044 ($1,229,263); (2) Redemption by Buyer and/or Keinan of the credit facility which we had obtained from Bank Leumi (UK) Plc of £150,000 ($226,604); and (3) Earn-Out Payments aggregating a maximum of $1,858,325. Each of these components is further described below.

1.	Release of Iddo Keinan Loan.

On December 10, 2009, we entered into a Loan Agreement (the “Loan Agreement”) as guarantor, with (i) Swiftnet, as borrower; (ii) Iddo Keinan, as lender (the “Lender”); and (iii) Auracall, Equitalk and Story Limited.  Pursuant to the Loan Agreement, the Lender agreed to extend to Swiftnet a loan in the amount of £860,044 ($1,229,263) (the “Loan”) no later than December 10, 2009 (the “Drawdown Date”).  The Loan was advanced by Swiftnet to us as bridge funding of the payment of amounts due by us on our Series A Bonds.

The Lender is son of Abraham Keinan, and is an employee of Swiftnet.

The Loan had an initial maturity date of May 30, 2010. The maturity date was extended by mutual agreement of the parties to July 31, 2010.  The Lender obtained the funds for the Loan from the Lender’s bank, and Swiftnet agreed to reimburse the Lender for his interest payments (1.3% per month charged on the total amount of the Lender’s loan) as well as certain costs and expenses related to the Loan Agreement and the Lender’s loan. Swiftnet has the right upon two business days’ prior written notice to make voluntary prepayments on the Loan, with no prepayment fee.

In consideration for the Loan, the following was granted as security in favor of the Lender for Swiftnet’s obligations under the Loan Agreement:

A.      The Loan is secured by a security interest in: (i) 51% of each of the Class A shares and Class B shares of Swiftnet; (ii) 51% of the issued share capital of Equitalk; (iii) 100% of the issued share capital of Auracall; (iv) 100% of the issued share capital of Story Inc.;

B.      An intercompany guarantee between us, Auracall, Equitalk, Story Limited, and NTS Communications, Inc., our wholly owned U.S. subsidiary (“NTS”); and

C.      Debentures over the entire assets of Swiftnet and each of Auracall, Equitalk and Story Limited.

We agreed that, for the duration of the Loan, we shall (i) preserve Mr. Abraham Keinan’s current positions in each of Swiftnet and each of Auracall, Equitalk and Story Limited (together the “Group”), grant Mr. Keinan a veto right on any resolution in the board of directors of each member of the Group, and appoint Mr. Keinan as a signatory of each member of the Group; and (ii) provide sufficient funds to the Lender on a monthly basis to ensure the timely payments of Swiftnet’s monthly interest payments on the Loan, in full.

D.           A security interest in any proceeds of a sale of our working interest in the capital stock of Xfone 018 Ltd., our Israeli-based subsidiary (“Xfone 018”), in an amount equal to the amount of the Loan.

Additionally, we provided the following covenants:

A..      We covenanted that we would appoint an additional director to our Board of Directors no later than January 15, 2010 and that such appointee shall be acceptable to Mr. Keinan.  Until such time as such an individual is appointed or until the Loan is repaid in full, Mr. Keinan had a veto right on any resolution put forth before our Board of Directors. Mr. Keinan was to recommend an appropriate candidate (an “Appropriate Candidate”) for such appointment no later than January 2, 2010.  In the event Mr. Keinan failed to recommend an Appropriate Candidate prior to January 2, 2010, Mr. Keinan’s aforementioned veto right would terminate and become void on January 15, 2010. As of the date of this Proxy Statement, the parties have not pursued their respective rights relating to the above covenant.

B.      We covenanted that we would repay the Credit Facility that we have with Bank Leumi (UK) Plc of £150,000 ($226,604) (the “Credit Facility”), so that the bank guarantee securing the Credit Facility, which was issued by FIBI London on the basis of a deposit in an equivalent amount lodged by the Lender with FIBI London, may be released (the “Credit Facility Covenant”).  A failure to comply with this Credit Facility Covenant constitutes an event of default under the Loan Agreement.  We initially covenanted that we would repay the Credit Facility no later than May 30, 2010.  That date was extended to July 31, 2010.

Pursuant to the Loan Agreement, in the event the Lender becomes a shareholder of Swiftnet or any of Auracall, Equitalk or Story Limited, (each, an “Exercised Subsidiary”), upon the occurrence and as a result of an event of default under the Loan Agreement, we shall have, for a period of three months (the “Buy Back Period”) an irrevocable right to purchase back the shares of such Exercised Subsidiary, at a purchase price equal to the aggregate amount of the outstanding principal, interest and any other expenses and costs born by Lender in connection with the Loan.  In addition, we granted to the Lender an option to purchase our entire holding of shares or stock in the Exercised Subsidiaries (the “Option”). The Option is, among other things: (i) exercisable at any time after the Buy Back Period and for a period of 24 months thereafter, at a purchase price to be calculated and determined in accordance with the valuation which was performed pursuant to the Loan Agreement, (ii) subject to regulatory and legal requirement under the laws of Nevada, the laws of England & Wales and any other applicable law; and (iii) may be exercised in respect of some or all of the Exercised Subsidiaries, at Lender’s sole discretion.

The Loan Agreement was approved by the Audit Committee of our Board of Directors, as well as by our Board of Directors, with the necessary abstentions.

Pursuant to the Agreement, a portion of the consideration for the Transaction is comprised of a release by the Lender and each of the UK Subsidiaries, Xfone and NTS from any obligations under the Loan Agreement, the Security Documents (as that term is defined in the Loan Agreement) and any other ancillary documents thereof, including a release from the repayment of Iddo's Loan (as that term is defined in the Agreement) and the related costs and expenses specified in Schedule A of the Loan Agreement.  The Lender consented to the Transaction and confirmed his obligations to release each of the UK Subsidiaries, Xfone and NTS from any obligations under the Loan Agreement upon the consummation of the Transaction, by executing the Agreement in an acknowledgement on the signature pate to the Agreement.

2.	Redemption of the Credit Facility

Full redemption by Buyer and/or Keinan of the Credit Facility, thereby releasing us from our obligation to Bank Leumi (UK) Plc and the Lender.

The Lender consented to the Transaction and confirmed his obligations with respect to a redemption by Buyer and/or Keinan of the Credit Facility in connection with the Transaction, by executing the Agreement in an acknowledgement on the signature pate to the Agreement.

(Items 1 and 2 shall be collectively referred to as the “First Payment”)

3.	Earn-Out Consideration

We will be entitled to receive an annual earn-out payment, commencing after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), has reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year (the “Earn-Out Payments”).  The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate (the “Earn-Out Consideration”).

In the event that Buyer and/or Keinan sell the UK Subsidiaries after the Closing and before the Earn-Out Consideration has been paid to us in full and therefore Buyer and/or Keinan cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Keinan shall immediately pay to us, upon our demand, in cash, $1,858,325, less any amounts previously paid to us as Earn-Out Consideration.

Use of Proceeds

We will use the cash that we will receive in connection with the Earn-Out Payments for general working capital purposes.

Representations and Warranties

The Agreement contains representations and warranties of all parties customary to a transaction of this type.

Actions Taken Upon Entry Into the Agreement

Upon entering into the Agreement, we delivered to an agreed-upon escrow agent (the “Escrow Agent”), undated stock transfer forms of the equity of Swiftnet, Equitalk and Story Inc. which we executed with the identity of Buyer as the transferee, the original share certificates representing the issued Class A shares and Class B shares of Swiftnet, and the issued share capital of Equitalk and Story Inc (collectively, the “Certificates”), which represent all of our interests in the UK Subsidiaries, along with letters of resignation from our President and CEO, Guy Nissenson, from his directorship of all of the UK Subsidiaries (“Nissenson’s Letters”).

In addition, upon entering into the Agreement, Keinan delivered to the Escrow Agent, a written release, duly executed by Lender, releasing us and NTS from our obligations under the Loan Agreement (“Iddo’s Release”) and Abraham Keinan’s letters of resignation from his directorship of all of our subsidiaries, other than the UK Subsidiaries, (“Keinan’s Letters”).

Additional Agreements of the Parties

In connection with the Transaction and upon the Closing, Guy Nissenson will resign his directorship of all of the UK Subsidiaries, and Keinan will resign from his directorship of all of our subsidiaries, other than the UK Subsidiaries.

Each party undertook to maintain the current course of business of the UK Subsidiaries until the Closing. Any transaction which is out of the ordinary course of business of any of the UK Subsidiaries requires the agreement of the parties to the Agreement.

In addition, until the Closing, Swiftnet agreed to pay to us a monthly amount of £43,000 (the “Monthly Amount”). The Monthly Amount is not deemed to be a loan extended by Swiftnet to us.  To date, Swiftnet has paid us £172,000 under the terms of this Agreement.

Finally, we and/or Xfone 018 agreed to not offset down payments paid by Xfone 018 to Swiftnet on account of telecommunication traffic.

Valuation

Pursuant to the Agreement, we had the option to obtain a valuation of the UK Subsidiaries and a fairness opinion in connection with the Transaction.  We obtained a valuation of the UK Subsidiaries from Yarel + Partners, CPA, which valuation was submitted to our Audit Committee and Board of Directors for their review and consideration.  See “Reports, Opinions, Appraisals” below.

Release and Discharge of Actions and Claims

The Agreement contains a mutual release and discharge of actions and claims, whereby, we agreed to release and discharge Buyer and Keinan, and each of Keinan and Buyer agreed to release us, including our subsidiaries, directors, officers, affiliates, employees, attorneys, successors and assigns, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, that it has had, now has, or may in the future have, arising out of or related to the UK Subsidiaries.

Conditions to Closing

The Closing of the Transaction was subject to approval by our Audit Committee and Board of Directors, each of which was required to be obtained not later than the earlier of (a) 60 calendar days from the date of execution of the Agreement, and (b) 10 calendar days from the date of receipt of the later of the valuation or the fairness opinion.  Our Audit Committee and Board of Directors approved the Agreement and the Transaction within the prescribed time period, on February 15, 2010, and resolved to refer the matter to our stockholders for their approval.

The consummation of the Transaction is subject to approval by the holders of a majority of our Common Stock entitled to vote, which approval is being sought at the Meeting.  Pursuant to the Agreement, such meeting is required to be held not later than July 31, 2010.  In accordance therewith, the Meeting is called for July 14, 2010.

In the event the approval of our stockholders is not obtained by the prescribed date, the Agreement will terminate, and the Escrow Agent shall deliver the Stock Transfer Forms, the Certificates and Nissenson’s Letters back to us, and shall hold and/or deliver the Certificates (as that term is defined in the Loan Agreement) which are currently held by the Escrow Agent pursuant to the Loan Agreement (the “Loan Agreement Certificates”) pursuant to the provisions of the Loan Agreement.

Closing

Subject to and upon the closing of the Transaction:

1.
The Escrow Agent shall deliver to Keinan the Stock Transfer Forms, the Certificates, the Loan Agreement Certificates and Nissenson’s Letters, and the parties shall take any necessary steps and actions and shall execute any necessary documents and forms required to complete the transfer of our interests in the UK Subsidiaries.

2.
The Escrow Agent shall deliver to us Iddo’s Release and Keinan’s Letters and the parties (including the Lender) shall take any necessary steps and actions and shall execute any necessary documents and forms required to completely release us and NTS from our obligations under the Loan Agreement.

3.	Buyer and/or Keinan shall fully redeem the Credit Facility and thereby shall release us from our obligation to Bank Leumi (UK) Plc and the Lender.

4.
All outstanding agreements between us, including our non-UK subsidiaries, and any of the UK Subsidiaries are to be terminated, excluding that certain agreement by and between Swiftnet, Xfone 018 and Marathon Telecom, dated May 14, 2010, pursuant to which, among others, Swiftnet shall allow Xfone 018 to purchase from Swiftnet traffic services (the “Swiftnet-Xfone 018 Agreement”). The Swiftnet-Xfone 018 Agreement has a term of two years.

5.
All inter-company balances and debts between us and the UK Subsidiaries, including each of our non-UK subsidiaries, shall be cancelled, excluding balances due by Xfone 018 to the UK Subsidiaries in connection with traffic services.

6.
Any guarantee provided by the UK Subsidiaries in our favor and/or the favor of any of our non-UK subsidiaries, including Swiftnet’s guarantee to Bank Hapoalim BM in favor of Xfone 018, shall be terminated within six months of the Closing.

7.	Any guarantee we provided and/or was provided by any of our non-UK subsidiaries in favor of any of the UK subsidiaries shall be terminated within six months of the Closing.

8.	Xfone and Buyer shall bear, in equal parts, the monthly interest payments and related costs and expenses which were actually borne by Swiftnet in connection with Iddo’s Loan until the Closing.

9.
Any trademarks and domain names relating to Xfone and/or containing the name “Xfone” which are held and/or owned by any of the UK Subsidiaries shall be transferred, at no cost, to us no later than three months from Closing.

10.
Swiftnet and Xfone 018 will enter into a three years agreement providing for technical support by Swiftnet to the IT and communication systems of Xfone 018. Such agreement will include emergency telephone responses and ten hours of free telephone support per month. Additional services will be rendered by Swiftnet at a reasonable and agreed price.

11.	We shall deliver to Keinan a good standing certificate for each UK Subsidiary.

12.	The parties and Lender shall take any further necessary steps and actions and shall execute any further necessary documents and forms required to complete any transaction contemplated herein.

Ancillary Agreements

In addition to the Agreement, which is described above, the parties entered into certain other ancillary agreements in connection with the Transaction.

1.	Termination Agreement

In connection with the Agreement, we entered into a second agreement with Keinan on January 29, 2010 (the “Termination Agreement”), which, subject to and upon the consummation of the Transaction, terminates a certain consulting agreement we had entered into with Keinan on March 28, 2007 (the “Consulting Agreement”).

Under the Consulting Agreement, which has an effective date of January 1, 2007, Mr. Keinan provides us with advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Consulting Agreement, we pay Mr. Keinan a monthly fee of £16,000 ($23,052), which is subject to annual increase upon review and approval of the Board, Audit Committee and Compensation Committee (the “Fee”).

Our Board shall also, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Keinan (the “Bonus”), subject to the review and approval of the Audit Committee and Compensation Committee.

Mr. Keinan waived his bonuses for 2007 and 2008 to which he was entitled pursuant to this provision.

Additionally, the Board shall consider granting Mr. Keinan options to purchase shares of our common stock, subject to the review and approval of the Audit Committee and Compensation Committee.

In addition to the Fee and the Bonus, we pay directly and/or reimburse Mr. Keinan for his “Expenses”, which include any and all amounts we actually pay, and/or is paid  and/or to be paid by Mr. Keinan at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with his performance of the Services pursuant to the Consulting Agreement.

 This Consulting Agreement has an initial fixed term of five years, which commenced on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, is automatically renewable for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, we and Mr. Keinan have the right to terminate the automatic renewal of the Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Keinan shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Keinan, Guy Nissenson and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if we shall choose to exercise our right to terminate the automatic renewal of the Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Keinan“). In the event of Early Termination by Mr. Keinan, the Notice Period shall be of not less than eight months.

The Consulting Agreement further provides that no later than June 30, 2007, we and Mr. Keinan shall enter into a severance agreement providing for an appropriate severance package for Mr. Keinan (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Consulting Agreement by us or Mr. Keinan, termination of the Consulting Agreement by Mr. Keinan, and scheduled retirement by Mr. Keinan. We have not yet entered into any such agreement.

The Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests; and other standard terms and conditions.

The Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Pursuant to the Termination Agreement, Keinan waives any future monthly fees, beginning on the consummation of the Transaction, and the right to an appropriate severance package which Keinan would have been entitled to under the Consulting Agreement.

In addition, pursuant to the Termination Agreement, upon the consummation of the Transaction and for as long as Keinan remains a director of Xfone, Keinan shall be deemed a non-independent director and shall not be entitled to any compensation in connection with his directorship.

Further, the Termination Agreement contains a mutual release and discharge of actions and claims, whereby, each party agreed to release and discharge the other party, including its subsidiaries, directors, officers, affiliates, employees, attorneys, successors and assigns, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, that it has had, now has, or may in the future have, arising out of or related to the Consulting Agreement.

2.	Keinan/Nissenson/Campbeltown Agreement

On January 29, 2010, Keinan, Guy Nissenson (“Nissenson”), and Campbeltown Business Ltd, an entity owned and controlled by Nissenson and his family (“Campbeltown”) entered into an agreement (the “Keinan/Nissenson/Campbeltown Agreement”).  Pursuant to the Keinan/Nissenson/Campbeltown Agreement, subject to and upon the consummation of the Transaction, a certain Voting Agreement dated September 28, 2004 between Keinan, Nissenson and Campbeltown (the “Voting Agreement”), under which (a) Messrs Keinan and Nissenson and Campbeltown agreed to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) the parties agreed that in the event of any disagreement regarding the manner of voting, a party to the agreement would not vote any shares, unless all the parties have settled the disagreement, will be simultaneously replaced with an irrevocable written appointment by Keinan of Nissenson, to act as Keinan’s proxy in respect of all shares of Xfone’s common stock that Keinan owns or holds now or in the future. The proxy is irrevocable, and will remain in effect for as long as Nissenson is the record or beneficial holder of one hundred thousand (100,000) or more shares of our Common Stock or is a director or an executive officer of Xfone.

The Voting Agreement was for a term of 10 years.

Additionally, the Keinan/Nissenson/Campbeltown Agreement provides that, (i) subject to and upon the consummation of the Transaction, and for as long as Nissenson has voting power over any shares of our Common Stock, in any manner whatsoever, and Keinan is a record or beneficial holder of at least 1,000,000 shares of our Common Stock, Nissenson undertakes to vote “FOR” the election/re-election of Keinan as a director of Xfone at any shareholder meeting at which Keinan is standing for election/re-election, and (ii) in the event that Keinan owns less than 1,000,000 shares of our Common Stock (excluding options to purchase shares of our Common Stock), Keinan will resign as a director of Xfone.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with, or approval must be obtained, in connection with the foregoing transaction.

Reports, Opinions, Appraisals

Common Share Valuation Report of Yarel & Partners, CPA

On January 28, 2010 (the “Valuation Date”) Yarel & Partners, CPA (Isr.) (“Yarel”), an independent accounting firm, issued to our Board of Directors a valuation analysis (the “Valuation”) of the fair value of the common equity of the UK Subsidiaries, excluding Story Inc. (a Nevada holding company) (the “Report”). The full text of the Report is attached to this Proxy Statement as Appendix C and is incorporated by reference in its entirety into this Proxy Statement. This summary of the Report is qualified in its entirety by reference to the full Report. We believe that the exclusion of Story Inc. from the Report does not materially change the conclusions of the Report since Story Inc. is a holding company with no operations of its own.

The objective of the engagement with Yarel was to estimate the market price of the common equity of the UK Subsidiaries as of the Valuation Date. The purpose of the valuation was to provide our Board of Directors and its Audit Committee with a wide overview of the UK Subsidiaries’ valuation, in order for them to consider the Transaction.

The Board of Directors appointed a Special Committee to review the qualifications of a number of valuation firms.  Ultimately, the Special Committee retained Yarel because of Yarel’s familiarity with our Company, as the independent auditors of Xfone 018 from Xfone 018’s inception in April 2004 through April 2009, and because of Yarel’s experience in evaluating similar transactions.  In addition, Yarel is a member of “BKR International,” which is a worldwide association of independent accounting, taxation and business advisors, and as part of its business, Yarel is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions.

As of the date of this Proxy Statement, and other than serving as Xfone 018’s independent auditors through April 2009, there is no material relationship between Yarel and our Company or our affiliates.

In connection with the Valuation and the Report, Yarel did not make recommendations regarding whether to consummate the Transaction or regarding the consideration to be paid in connection with the Transaction; rather it addressed the fair value of the UK Subsidiaries’ common equity. Yarel expressed no opinion as to whether the assets subject to the Agreement would actually be sold to other buyers for the amount Yarel believed to be the fair value and present fair saleable value. Further, the Valuation valued the UK Subsidiaries being sold as a going-concern, on a pro forma basis.

Based upon the information provided to them and the analyses described in the Report, Yarel determined that fair value of the common equity of the UK Subsidiaries was reasonably estimated to be £2,300,000 - £2,500,000 as of the Valuation Date from a financial point of view.

In arriving at its opinion, Yarel, among other things:

•	Visited the offices of the UK Subsidiaries in London and held meetings and telephone discussions with key / senior managers of our Company;
•
Reviewed the financial statements of the UK Subsidiaries for the fiscal years ended December 31, 2004 through 2008 and the financial statements for the nine month period ended December 31, 2009, and management-prepared pro forma financial projections for fiscal years ending December 31, 2009 through 2013;

•	Reviewed the Agreement and the terms and conditions of the Transaction;
•	Researched the UK Subsidiaries, their respective financial statements and operating histories, the nature of their product technologies and their competitive positions in the market; and
•	Conducted or reviewed such other studies, analysis and inquiries as it deemed appropriate.

Since the UK Subsidiaries are not individually publicly listed, Yarel employed two commonly used valuation methodologies in conducting its appraisal: (i) valuation of the intrinsic value; and (ii) fairness valuation of the transaction price. The intrinsic value methods are conducted independently from stock market considerations. In the case of the UK Subsidiaries, they are especially appropriate since they best apply to majority stockholdings/control operations. We provided Yarel with financial projections for the UK Subsidiaries for the fiscal years ending December 31, 2009 through 2013.

In preparing the Report, Yarel assumed and relied on the truth, accuracy and completeness of all information supplied or otherwise, including without limitation, any financial information, forecasts or projections, made available to it, discussed with or reviewed by or for it, or publicly available. Yarel did not independently verify the accuracy and completeness of the information provided to it and did not assume and expressly disclaimed any responsibility for independently verifying such information. Yarel did not undertake any independent evaluation or appraisal of any of our individual assets or liabilities and it was not furnished with any such evaluation or appraisal.

Yarel relied on our representations that the financial forecast information furnished to and discussed with Yarel was prepared in a reasonable manner and reflected the best currently available estimates and judgment of our management as to the expected future financial performance of the UK Subsidiaries.

The Report expressed no view with respect to how the projections were obtained, the reasonableness of such projections, or the assumptions on which they were based. Further, Yarel relied, with our express permission, upon the certifications, representations and warranties of our management that our management is not aware of any facts or circumstances that would make any such forecasts inaccurate or misleading. The Valuation is based upon market, economic and other conditions as they existed and can be evaluated, and on the information made available to Yarel as of the date of the Report, and any subsequent change in such conditions would require a reevaluation of such Report. Although subsequent developments may affect the Valuation, Yarel assumed no obligation to update, revise or reaffirm such Report, and it expressly disclaimed any obligation to do so.

Further, Yarel accepted our management’s representation that, among other things, the Transaction would be consummated substantially on the terms discussed in the Agreement without any waiver of any material terms or conditions by any party to the Agreement. The Report did not give consideration to the tax effect of the Transaction on our Company as a whole.

We paid a fee of $17,500 to Yarel in connection with the preparation of the Report. No portion of this fee is contingent on the consummation of the Transaction, and the results of Yarel’s analyses were in no way influenced by the fee paid for its services.
Past contacts, transactions or negotiations

Mr. Abraham Keinan has served as our Chairman of the Board since our inception in 2000. Mr. Keinan also serves as the Chairman of the Board of Directors of Xfone 018 and Swiftnet, and a Director of each of Auracall, Equitalk, and Story Telecom, as well as of our US subsidiaries, NTS Communications and Xfone USA. In that regard, Mr. Keinan has participated in general discussions with us and our affiliates over the past two years concerning mergers and/or acquisitions we proposed to consummate or were consummated, election of our directors at our annual meetings of stockholders, and sales or other transfers of a material amount of our assets to third parties, all of which were and are unrelated to the proposed Transaction.  We have set forth below a description of those negotiations and material contracts between us and Mr. Keinan that specifically relate to the Transaction being voted upon at the Meeting:
•
In or about June 2009, Mr. Keinan approached our President and CEO, Mr. Guy Nissenson, to discuss his interest in purchasing from us our interests in our UK and/or Israel subsidiaries.  Shortly thereafter, we began to discuss and negotiate terms of a potential transaction with Mr. Keinan.

•
On June 28, 2009 our Board of Directors established a special committee (the “Special Committee”) to conduct the negotiations on our behalf. The Special Committee, which was comprised of independent directors, held four meetings between July and September 2009.

•	In July 2009 we contacted several firms to perform a valuation of our UK and/or Israel subsidiaries.

•	On September 16, 2009 we and Mr. Keinan entered into a non-binding letter of intent for the potential sale of our UK and/or Israel subsidiaries.

•	In early December 2009 we and Mr. Keinan renewed the negotiations for the sale of our UK subsidiaries to Mr. Keinan.

•	On January 28, 2010 we obtained a valuation of the UK Subsidiaries from Yarel + Partners, CPA.

•	On January 29, 2010 we and Mr. Keinan entered into the definitive agreement described herein.

•	On February 15, 2010, pursuant to reviewing the terms the Transaction and the valuation, our Audit Committee and Board of Directors approved the Agreement and the Transaction.

•	On April 14, 2010 our Board of Directors referred the matter to our stockholders for their approval.

Pro Forma Information

Please see the unaudited pro forma financial information of the Company and subsidiaries for the fiscal year ended December 31, 2009 and 2008 to see the effect of the disposition of the UK Subsidiaries, as though the Transaction had occurred on March 31, 2010, in Appendix F hereto.

Financial Information

In order to get a more complete understanding of the financial condition of the UK Subsidiaries, please see the unaudited consolidated financial statements for the UK Subsidiaries (and their subsidiaries), presented in US GAAP, for the fiscal years ended December 31, 2009 and December 31, 2008, in Appendix E hereto.

Absence of Dissenters' Rights

No dissenters' or appraisal rights are available to our stockholders under the NRS or our articles of incorporation or bylaws in connection with the Agreement or the Transactions.

Interests of Company Officers and Directors in the Transaction

The Transaction contemplates selling our interests in our UK Subsidiaries to an entity which is controlled by Mr. Keinan, who is a significant shareholder, with beneficial ownership of approximately 19.54% of our Common Stock, and our Chairman of the Board.  As a result, he is “interested” in this Transaction, and will be abstaining from voting on this Proposal I.  In addition, as one of the entities that is the subject of the Transaction, Swiftnet, which beneficially owns approximately 0. 62% of our Common Stock, will abstain from voting its shares as well.

In connection with the Transaction, Guy Nissenson, our President, Chief Executive Officer, director and one of our significant shareholders, will resign his directorship of all of the UK Subsidiaries, and Mr. Keinan will resign from his directorship of all of our subsidiaries, other than the UK Subsidiaries.  Mr. Keinan will remain a director on our Board of Directors, for as long as he is the record or beneficial holder of at least 1,000,000 shares of our Common Stock.  Additionally, two members of our Board of Directors, Aviu Ben Horrin and Eyal Harrish, have decided to resign their positions from our Board and Board Committees in connection with the consummation of the Transaction.

In addition, as described above, Mr. Keinan’s Consulting Agreement with us will be terminated in connection with the consummation of the Transaction.   Finally, in connection with the Transaction and as a result of our decision to focus our efforts on our US business, Mr. Nissenson anticipates terminating his current employment agreement with Swiftnet and amending his existing consulting agreement with us.  We intend to enter into a new employment arrangement with Mr. Nissenson upon mutually agreeable terms which are expected to be on substantially the same economic terms as his current agreement.

_______________________________

At the Meeting a vote will be taken on a proposal to approve the Agreement and the Transaction.

XFONE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT XFONE STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL

PROPOSAL II

ADJOURNMENT OF MEETING TO SOLICIT ADDITIONAL PROXIES

General

At the Meeting, we may ask our shareholders to vote on a proposal to permit Xfone’s President, in his discretion, to adjourn or postpone the Meeting to another date, time or place, if deemed necessary in his judgment, for the purpose of soliciting additional proxies to vote in favor of Proposal I if there are not sufficient votes at the originally scheduled time of the Meeting to approve Proposal I.

Any adjournment of the Meeting may be made without notice, other than by the announcement made at the Meeting, if the majority of those shares present at the Meeting, in person or by proxy, and entitled to vote thereon approve the adjournment proposal. However, if, after the adjournment, the Board fixes a new record date for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the adjourned meeting. If we adjourn the Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the shareholders who were eligible to vote at the Meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Meeting requires the approval of the majority of those shares present at the Meeting, in person or by proxy, and entitled to vote thereon. Abstentions from voting and broker non-votes will have no impact on the vote on Proposal II.

_______________________________

At the Meeting, if necessary, a vote will be taken on a proposal to adjourn the Meeting for the purpose of soliciting additional proxies.

GENERAL AND OTHER MATTERS

Xfone knows of no matters other than the matter described above that will be presented at the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

We will bear the cost of printing and mailing the proxies. In addition, we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage firms, other custodians, nominees and fiduciaries in the additional solicitation of proxies and proxy authorizations and delivery of proxy materials, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage firms.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Under our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”) and pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with the Company’s 2010 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, which proposals are not governed by this Bylaw provision) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2009 Annual Meeting of Shareholders, or no earlier than September 23, 2010 and no later than October 22, 2010, and must otherwise comply with such Policy.

You should rely only on the information contained in this Proxy Statement. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Xfone or any other person. You should not assume that the information in this Proxy Statement is accurate as of any date other than _______, 2010 (unless an earlier date is otherwise specified), and its mailing to Xfone stockholders shall not create any implication to the contrary.
*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: May 18, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

Appendix A

WRITTEN CONSENT TO ACTION WITHOUT MEETING
BY THE BOARD OF DIRECTORS OF
 XFONE, INC.

The undersigned, being all of the members of the Board of Directors of Xfone, Inc., a Nevada corporation (the “Corporation”), do hereby consent to and approve / adopt the following actions / resolutions by unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes:

WHEREAS, on January 29, 2010, the Corporation entered into a certain agreement (the “Agreement”) with Abraham Keinan, a significant shareholder and Chairman of the Board “Keinan”), and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Keinan (“Buyer”), pursuant to which Keinan, through Buyer, agreed to purchase from the Corporation, and the Corporation agreed to sell, 100% of the entire issued share capital of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (the “UK Subsidiaries”), which the Corporation owns (the “Transaction”); and

WHEREAS, the consummation of the Transaction is subject to, among other things, approval by the holders of a majority of the Corporation’s common stock entitled to vote at a meeting, which meeting is required to be held not later than July 31, 2010.

NOW, THEREFORE, BE IT:

RESOLVED, that, pursuant to the authority provided by Section 2.2 of the Corporation’s By-laws, the Board of Directors hereby calls for a Special Meeting of the holders of the Corporation’s common stock, which shall be held at 10:30 am ET on July 14, 2010, at the offices of Gersten Savage LLP, located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the “Special Meeting”); and be it further

RESOLVED, that only shareholders of record at the close of business on May 24, 2010, shall be entitled to vote at the Special Meeting; and be it further

RESOLVED, that the Board of Directors hereby recommends that the shareholders of the Corporation vote “FOR” the approval of the Agreement and the Transaction at the Special Meeting; and be it further

RESOLVED, that the officers of the Corporation (including the Secretary), be and they hereby are authorized, directed, and empowered, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission a notice of special meeting, proxy statement (preliminary and definitive), and form of proxy, along with any other required proxy materials, and thereafter to send such notice of special meeting, proxy statement (preliminary and definitive), and form of proxy, along with any other required proxy materials to the Corporation’s shareholders of record entitled to notice of and to vote at the Special Meeting; and be it further

RESOLVED, that the officers of the Corporation (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Corporation to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Corporation, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps; and be it further

-Appendix A-1-

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Corporation, duly called; and be it further

RESOLVED, that this consent may be signed in one or more counterparts and via facsimile or electronic mail.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, consent hereto in writing as of April 14, 2010, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ Abraham Keinan	/s/ Guy Nissenson	/s/ Eyal Josef Harish
Abraham Keinan Chairman /s/ Aviu Ben Horrin	Guy Nissenson Director /s/ Itzhak Almog	Eyal Josef Harish Director /s/ Shemer Shimon Schwarz
Aviu Ben-Horrin Director /s/ Arie Rosenfeld	Itzhak Almog Director /s/ Israel Singer	Shemer Shimon Schwarz Director
Arie Rosenfeld Director	Israel Singer Director

-Appendix A-2-

Appendix B – Agreement

AGREEMENT

This agreement is made and entered into as of January 29, 2010, by and between Xfone, Inc., a Nevada Corporation (entity number C23688-2000) whose principal executive offices are at 5307 W Loop 289, Lubbock, TX 79414, U.S. (the “Seller”), Abraham Keinan, whose address is at 4 Wycombe Gardens, London NW11 8AL, U.K. (“Abraham”), and AMIT K LTD, a company registered in England & Wales (company number 7134495) whose principal executive offices are at 788/790 Finchley Road, Temple Fortune, London NW11 7TJ, UK (the “Buyer”).

RECITALS

WHEREAS, the Seller owns (directly and/or indirectly) 100% of the entire issued share capital of Swiftnet Limited (“Swiftnet”), Auracall Limited (“Auracall”), Equitalk.co.uk Limited (“Equitalk”), Story Telecom, Inc. (“Story Inc”) and Story Telecom Limited (“Story UK”) (each, a “UK Subsidiary” and collectively hereinafter called the “UK Subsidiaries”), as listed in the Appendix attached hereto (the “Sale Shares”); and

WHEREAS, Abraham directly owns 100% of the entire issued share capital of Buyer and has the sole control of Buyer; and

WHEREAS, Seller, Abraham and Buyer wish to enter into a transaction pursuant to which Abraham, through Buyer, shall purchase from Seller the Sale Shares  (the “Transaction”); and

WHEREAS, Abraham is a significant shareholder and chairman of the board of directors of Seller, and the Transaction is therefore deemed to be a related party transaction; and

WHEREAS, pursuant to that certain loan agreement dated December 10, 2009 (the “Loan Agreement”), Iddo Keinan (“Iddo”), the son of Abraham and an employee of Swiftnet, has extended to Swiftnet a loan in an amount of £860,044.58 (“Iddo’s Loan”); and

WHEREAS, Seller has obtained a credit facility from Bank Leumi (UK) Plc of £150,000 (the “Credit Facility”) which is secured by a bank guarantee given to Bank Leumi (UK) by FIBI London (the “Bank Guarantee”), and the Bank Guarantee was secured by a deposit in an equivalent amount lodged by Iddo with FIBI London.

NOW, THEREFORE, in consideration of the above premises and the respective representations, warranties, agreements and conditions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (each, a “Party” and collectively the “Parties”), intending to be legally bound, hereby agree as follows:

1.	Sale and Purchase of the Sale Shares.

The Seller, as the beneficial owner and with full title guarantee of the Sale Shares, shall sell the Sale Shares to the Buyer and the Buyer shall purchase the Sale Shares, pursuant to the terms of this Agreement.

Unless otherwise specifically agreed upon in this Agreement, the UK Subsidiaries are to be purchased “AS IS”.

2.
Consideration. The consideration to be paid by the Buyer and/or Abraham to the Seller for the Sale Shares shall be $3,500,000, comprised of the following three (3) components (collectively, the “Consideration”):

a.
A release by Iddo and the UK Subsidiaries of the Seller and NTS Communications, Inc. (“NTS”) from any obligations under the Loan Agreement, the Security Documents (as that term is defined in the Loan Agreement) and any other ancillary documents thereof, including a release from the repayment of Iddo's Loan and the related costs and expenses specified in Schedule A of the Loan Agreement (the “Xfone - NTS Obligations”);

b.	A full redemption by the Buyer and/or Abraham of the Credit Facility, thereby releasing the Seller from its obligation to Bank Leumi (UK) Plc;

-Appendix B-1-

2.a. and 2.b. shall be collectively referred to as the “First Payment”;

c.	Earn-Out Consideration.

i.
Seller shall be entitled to receive an annual earn-out payment, commencing after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), have reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year (each, an “Earn-Out Payment” and collectively the “Earn-Out Payments”).

ii.	The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325.34 in the aggregate (the “Earn-Out Consideration”).

iii.
Upon the Closing, and until the Earn-Out Consideration is fully paid, Buyer and Abraham agree to allow Seller to review the annual financial statements, approved by the UK Subsidiaries’ independent auditors, and results, including relevant supporting documents, of each of the UK Subsidiaries, and shall provide Seller with a quarterly management report concerning each of the UK Subsidiaries.

iv.
For the purpose of calculation of the accumulative EBITDA of the UK Subsidiaries and each Earn-Out Payment, annual remunerations and/or withdrawals and/or considerations, paid by the UK Subsidiaries to Buyer and/or Abraham and/or their family members and/or affiliated companies and/or entities, directly or indirectly, shall not exceed £276,000.

v.
In the event that Buyer and/or Abraham sell the UK Subsidiaries after Closing and before the Earn-Out Consideration has been paid to Seller in full and therefore Buyer and/or Abraham cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Abraham shall immediately pay to Seller, upon Seller’s demand, in cash, $1,858,325.34, less any amounts previously paid to Seller as Earn-Out Consideration.

3.	Representation and Warranties.

a.	The Seller hereby represents and warrants to Buyer and Abraham that:

i.	Organization.

1.
Each of Swiftnet, Auracall, Equitalk and Story UK is a company registered, validly existing and in good standing under the laws of England & Wales, with full power to own its properties and to carry on its business as now conducted; and

2.	Story Inc is an entity organized, validly existing and in good standing under the laws of the State of Nevada with full power to own its properties and to carry on its business as now conducted.

ii.
Authority and Binding Obligation. The Seller has all requisite power and authority to execute, deliver and perform this Agreement and the Transaction (subject to Conditions to the Closing set forth in Section 8 below). This Agreement constitutes the legal, valid and binding obligation of, and is enforceable against, the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

-Appendix B-2-

iii.
Title to the Sale Share.  The Seller is the lawful record and beneficial owner of the Sale Shares, and, except as set forth on Schedule 3.a.iii hereof, has good and marketable title to such capital stock, free and clear of all pledges, liens, encumbrances, claims and other charges thereon of any kind or nature.  The issued share capital of each UK Subsidiary has been validly issued in full compliance with applicable laws and with such UK Subsidiary’s corporate documents, and without any violation of pre-emptive rights, and is fully paid and non-assessable.

iv.
No Proceedings. No suit, action, or other proceeding is pending or, to the knowledge of the Seller, threatened before any governmental authority seeking to restrain the Seller or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against the Seller or the UK Subsidiaries as a result of the entry into this Agreement or the Closing.

v.
Absence of Undisclosed Liabilities. To the knowledge of the Seller, the UK Subsidiaries have no liabilities or obligations, except liabilities or obligations which are reflected, disclosed or reserved against on the balance sheet of the applicable UK Subsidiary and not heretofore paid or discharged; or liabilities or obligations specifically disclosed in this Agreement or any schedule to this Agreement.  For purposes of this Agreement, the term  “liabilities” or “obligations” shall include, without limitation, all direct or indirect indebtedness, guaranties, endorsements, claims, losses, damages, judgments, deficiencies, costs, expenses or responsibilities fixed or unfixed, choate or inchoate, whether liquidated or unliquidated, secured or unsecured or whether accrued, absolute, contingent or otherwise.

b.	The Buyer and Abraham hereby jointly and severally represent and warrant to Seller that:

i.
Familiarity and Due Diligence.  Buyer and Abraham are fully familiar with the business and financial condition of each of the UK Subsidiaries, have reviewed all relevant books and records of the UK Subsidiaries, have made all necessary relevant inquiries of the officers, directors, members and management of each of the UK Subsidiaries, and performed such other investigations and due diligence activities as the Buyer and Abraham deemed necessary in connection with their evaluation of this Agreement and the Transaction.

ii.
Binding Obligation.  This Agreement constitutes the legal, valid and binding obligations of the Buyer and/or Abraham enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

4.	Execution. Upon entering into this Agreement:

a.	Seller shall deliver to Adv. Yoram Muszkat of 85 Yehuda Halevi St., Tel Aviv, Israel who is an agreed escrow agent for the Seller, Abraham and Buyer (the “Escrow Agent”):

i.	undated stock transfer forms of the Sale Shares in respect of Swiftnet, Equitalk and Story Inc executed by the Seller with the identity of Buyer as the transferee (the “Stock Transfer Forms”); and

ii.
the original share certificates representing 49% of the issued Class A shares of Swiftnet, 49% of the issued Class B shares of Swiftnet, 49% of the issued share capital of Equitalk, and 100% of the issued share capital of Story Inc (the “Certificates”); and

iii.	Guy Nissenson’s letters of resignation from his directorship of all of the UK Subsidiaries (“Nissenson’s Letters”).

-Appendix B-3-

Subject to and upon the receipt of Shareholders Approval (as defined in Section 8.a.ii. below), the Escrow Agent shall deliver the Stock Transfer Forms, the Certificates, the Certificates (as that term is defined in the Loan Agreement) which are currently held by the Escrow Agent pursuant to the Loan Agreement (the “Loan Agreement Certificates”) and Nissenson’s Letters to Abraham. In the event Shareholders Approval is not obtained as set forth in Section 8.a.ii hereof, for any reason, the Escrow Agent shall deliver the Stock Transfer Forms, the Certificates and Nissenson’s Letters to Seller, and shall hold and/or deliver  the Loan Agreement Certificates pursuant to the provisions of the Loan Agreement.

b.	Buyer and Abraham shall deliver to the Escrow Agent:

i.	A written release, duly executed by Iddo, releasing the Seller and NTS from Xfone - NTS Obligations (“Iddo’s Release”); and

ii.	Abraham Keinan’s letters of resignation from his directorship of all of the Seller’s subsidiaries, other than the UK Subsidiaries, (“Keinan’s Letters”).

Subject to and upon the receipt of Shareholders Approval, the Escrow Agent shall deliver Iddo’s Release and Keinan’s Letters to Seller. In the event Shareholders Approval is not obtained as set forth in Section 8.a.ii hereof, for any reason, the Escrow Agent shall deliver Iddo’s Release and Keinan’s Letters to Abraham.

c.
Each Party undertakes to maintain the current course of business of the UK Subsidiaries until the Closing. Any transaction which is out of the ordinary course of business of any of the UK Subsidiaries shall require the agreement of the Parties.

d.	Until the Closing, Swiftnet shall pay to Seller a monthly amount of £43,000 (the “Monthly Amount”). The Monthly Amount shall not be deemed to be loans extended by Swiftnet to Seller.

e.	The Seller and/or Xfone 018 Ltd. (“Xfone 018”) shall not offset down payments paid by Xfone 018 to Swiftnet on account of traffic.

5.	Closing. Upon the Closing of the Transaction:

a.
The Escrow Agent shall deliver to Abraham the Stock Transfer Forms, the Certificates, the Loan Agreement Certificates and Nissenson’s Letters and the Parties shall take any necessary steps and actions and shall execute any necessary documents and forms required to complete the transfer of the Sale Shares. For the avoidance of doubt, the Certificates and the Loan Agreement Certificates, for the purposes of this Agreement, shall mean all the original share certificates in respect of the Sale Shares.

b.
The Escrow Agent shall deliver to the Seller Iddo’s Release and Keinan’s Letters and the Parties and Iddo shall take any necessary steps and actions and shall execute any necessary documents and forms required to completely release Seller and NTS from Xfone - NTS Obligations.

c.	Buyer and/or Abraham shall fully redeem the Credit Facility and thereby shall release Seller from his obligation to Bank Leumi (UK) Plc.

d.
All outstanding agreements between Seller, including Seller’s non-UK subsidiaries, and any of the UK Subsidiaries shall be terminated, excluding that certain agreement by and between Swiftnet and Xfone 018, pursuant to which, among others, Swiftnet shall allow Xfone 018 to purchase from Swiftnet traffic services at a price of cost + 6% which shall be paid End Of Month Plus 14 Days (the “Swiftnet-Xfone 018 Agreement”). The Swiftnet-Xfone 018 Agreement shall remain in force and effect for a period of three years from Closing.

e.
All inter-company balances and debts between the UK Subsidiaries and Seller, including each of Seller’s non-UK subsidiaries, shall be cancelled, excluding balances due by Xfone 018 to the UK Subsidiaries in connection with traffic services.

-Appendix B-4-

f.
Any guarantee provided by the UK Subsidiaries in favor of Seller and/or any of Seller’s non-UK subsidiaries, including Swiftnet's guarantee to Bank Hapoalim BM in favor of Xfone 018, shall be terminated within six months of the Closing.

g.	Any guarantee provided by the Seller and/or any of Seller’s non-UK subsidiaries in favor of any of the UK subsidiaries shall be terminated within six months of the Closing.

h.	Seller and Buyer shall bear, in equal parts, the monthly interest payments and related costs and expenses which were actually borne by Swiftnet in connection with Iddo’s Loan until the Closing.

i.
Any trademarks and domain names relating to Seller and/or containing the name “Xfone” which are held and/or owned by any of the UK Subsidiaries shall be transferred, at no cost, to Seller no later than three months from Closing.

j.
Swiftnet and Xfone 018 will enter into a three years agreement providing for technical support by Swiftnet to the IT and communication systems of Xfone 018. Such agreement will include emergency telephone responses and ten hours of free telephone support per month. Additional services will be rendered by Swiftnet at a reasonable and agreed price.

k.	Seller shall deliver to Abraham a good standing certificate for each UK Subsidiary.

l.	The Parties and Iddo shall take any further necessary steps and actions and shall execute any further necessary documents and forms required to complete any transaction contemplated herein.

6.
Release and Discharge of Actions and Claims. Unless otherwise agreed upon in this Agreement, Seller releases and discharges Buyer and Abraham, and each of Abraham and Buyer releases Seller, including its subsidiaries, directors, officers, affiliates, employees, attorneys, successors and assigns, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, that it has had, now has, or may in the future have, arising out of or related to the UK Subsidiaries.

7.
Valuation and Fairness Opinion.  The Seller may seek the following in connection with the Transaction, which would be submitted to the Seller’s Audit Committee and Board of Directors for its review and consideration:

a.	A valuation of the UK Subsidiaries; and

b.	A fairness opinion.

The Buyer, Abraham and the Seller agree to fully cooperate with any requests for information and/or documents requested by the firm(s) providing the valuation and fairness opinion.

8.	Conditions to the Closing.

a.
The Closing shall be subject to receipt of the approval of the Transaction by (i) each of the Seller's Audit Committee and Board of Directors, each of which shall be obtained not later than the earlier of (a) 60 calendar days from the date of execution of this Agreement, and (b) 10 calendar days from the date of receipt of the later of the valuation or the fairness opinion specified in Section 7 of this Agreement; and (ii) the holders of a majority of the Seller’s common stock entitled to vote, which shall be obtained not later than July 31, 2010 (the “Shareholders Approval”).

b.
In the event the approval of the Seller’s Audit Committee, Board of Directors and/or the Shareholders Approval is not obtained in accordance with Section 8.a. hereof, this Agreement shall terminate and shall be of no further force and effect.

-Appendix B-5-

9.	General Provisions.

a.	The recitals of this Agreement are incorporated into this Agreement, and each Party acknowledges and confirms the truth and accuracy of the recitals.

b.	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

c.
The terms and conditions of this Agreement represent the entire agreement between the Parties relating to the Transaction and supersede any previous agreement between the Parties in relation to the Transaction.

d.	Except to the extent that they have been performed and except where this Agreement provides otherwise, obligations contained in this Agreement shall remain in force after Closing.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

  /s/ Guy Nissenson
Xfone, Inc.

By: Guy Nissenson

/s/ Abraham Keinan
Abraham Keinan

/s/ Abraham Keinan
AMIT K Limited.

By: Abraham Keinan

I hereby confirm my agreement to the Transaction and my obligations pursuant to Sections 4.b., 5.b. and 5.m. of this Agreement.

/s/ Iddo Keinan
Iddo Keinan

-Appendix B-6-

APPENDIX
SALE SHARES

Swiftnet Limited

Name of Beneficial Shareholder	Class	Number of Shares Held

Xfone, Inc.	Ordinary Class A	12,825

Xfone, Inc.	Ordinary Class B	13,162

Auracall Limited

Name of Beneficial Shareholder	Class	Number of Shares Held

Swiftnet Limited	Ordinary	1,462

Equitalk.co.uk Limited

Name of Beneficial Shareholder	Class	Number of Shares Held

Xfone, Inc.	Ordinary	43,438

Story Telecom Limited

Name of Beneficial Shareholder	Class	Number of Shares Held

Story Telecom, Inc.	Ordinary	100

Story Telecom, Inc.

Name of Beneficial Shareholder	Class	Number of Shares Held

Xfone, Inc.	Ordinary	204

-Appendix B-7-

SCHEDULE 3.a.iii

Pursuant to the Loan Agreement, the following was granted, among others, as security in favour of Iddo for Swiftnet’s obligations under the Loan Agreement a charge over 51% (Fifty One Per Cent) of the issued Class A shares of Swiftnet and a charge over 51% (Fifty One Per Cent) of the issued Class B shares of Swiftnet, a charge over 51% (Fifty One Per Cent) of the issued share capital of Equitalk and a charge over the entire issued share capital of Story UK and Auracall.

In order to grant and perfect the aforementioned security Seller file the appropriate UCC-1 Forms, together with required supporting documentation, with the Nevada Secretary of State.

-Appendix B-8-

Appendix C –Valuation

Xfone UK

Common Share Valuation Report
January, 2010

For the companies:
-	Auracall Limited
-	Equitalk.co.uk. Limited.
-	Story Telecom Limited.
-	Swiftnet Limited.

-Appendix-C-1-

Xfone UK

Common Share Valuation Report

-Appendix-C-2-

January, 2010
To:
Bord of Directors of Xfone Inc
Xfone UK (Swiftnet Ltd, Equitalk Ltd, Story Telecome Ltd, Auracall Ltd)

Dear Sirs,

Pursuant to your request, Yarel + Partners, CPA (hereinafter: "Yarel") has prepared an analysis with respect to the fair value of the common equity of Xfone UK group (hereinafter: "Xfone UK" or "the UK Companies" or "Swiftnet") as of January, 2010 (hereinafter: "Valuation Date"). This letter intends to provide you with an overview of the purpose and scope of our analyses and our calculations.

PURPOSE AND SCOPE
The objective of this engagement is to estimate market price of the common equity of Xfone UK, as of the Valuation Date. The purpose of the valuation is to provide the board of directors of Xfone Inc and it's audit committee with a wide overview of Xfone UK companies' valuation, in order to discuss and approve a related partied transaction.

Market Price is defined as:
The amount at which an asset (liability) could be bought (incurred) or sold (settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

LIMITING CONDITIONS
1.
In accordance with recognized professional ethics, the professional fee for this service is not contingent upon our conclusion of value, and neither Yarel nor any of its employees have a present or intended material financial interest in the subject enterprises valued.

2.	The opinion of value expressed herein is valid only for the stated purpose as of the date of the valuation and six months prior to the Valuation Date.
3.
Financial statements and other related information provided by Xfone UK, or its representatives, in the course of this investigation have been accepted, without further verification, as fully and correctly reflecting the enterprises' business conditions and operating results for the respective periods, except as specifically noted herein.

4.
Public information and industry and statistical information have been obtained from sources we deem to be reliable; however, we make no representation as to the accuracy or completeness of if such information, and have accepted the information without further verification.

5.
We do not provide assurance on the achievability of the results forecasted by because events and circumstances frequently do not occur as expected; differences between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans, and assumptions of management.

6.
The conclusions of value are based on the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed.

7.
This report and the conclusions arrived at herein are for the exclusive use of Xfone Inc. Furthermore, the report and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Yarel, based on information furnished to them by Xfone UK and other sources.

8.
Further services regarding the subject matter of this report, including, but not limited to, testimony or attendance in court, shall not be required of Yarel, unless previous arrangements have been made in writing.

9.
Yarel is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on this reports wishing to know whether such liabilities exist, or their scope, and the effect on the value of the property is encouraged to obtain a professional environmental assessment. Yarel does not conduct or provide environmental assessments and has not performed one for the subject properties.

-Appendix-C-3-

SUMMARY OF FINDINGS
Based upon the analyses described in the accompanying report, it is our opinion that the fair value of the common equity of Xfone UK, as of the Valuation Date, is reasonably estimated at £2,300,000 - £2,500,000.

During the course of our valuation analyses, we were provided with pro forma and forecast financial and operational data regarding Xfone UK. Without independent verification, we have relied upon these data accurately reflecting the results of the operations and financial position of the company. As valuation consultants, we have not audited these data and express no opinion or other form of assurance regarding their accuracy or fairness of presentation. We are unrelated to Xfone Inc and Xfone UK and have no current or expected interest in the Company or its assets. The results of our analyses were in no way influenced by the fee paid for our services.

We have calculated the risk concerned to this valuation. This valuation does not intend to express the payment terms, how ever due to this risk an earn out payments are reasonable.

We are pleased to provide this valuation service to Xfone Inc. Should you have any questions concerning our analysis or report, please contact us at: +972-3-688-3380.

Respectfully,

Yarel + Partners
Certified Public Accountants (Israel)

Tel-Aviv,
January 28, 2010

-Appendix-C-4-

1.	Engagement Overview
	1.1	Background:

Pursuant to your request, Yarel + Partners, CPA (hereinafter: "Yarel") has prepared an independent analysis with respect to the fair value of the common equity of Xfone UK group (hereinafter: "Xfone UK" or "the UK Companies" or "Swiftnet") as of January, 2010 (hereinafter: "Valuation Date"). This report is intended to provide you with a detailed overview of the UK companies, the purpose and scope of our analyses, the specific analyses performed, and our conclusions. Please refer to the attached exhibits for a presentation of the analyses preformed in connection with this engagement.

	1.2	Engagement Purpose and Scope:

The objective of this engagement is to estimate market price of the common equity of Xfone UK, as of the Valuation Date. The purpose of the valuation is to provide the board of directors of Xfone Inc and its audit committee with a wide overview of Xfone UK companies' valuation, in order to discuss and approve a related partied transaction.

Market Price is defined as:
The amount at which an asset (liability) could be bought (incurred) or sold (settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Scope of Analysis:
In conducting this market price/fair value study, our investigation and analysis included, but was not necessarily limited to, the following steps:

• Discussions and e-mail correspondence with Xfone UK management.
• Independent research concerning the Company, its financial and operating history, the nature of its product technologies, and its competitive position in the market;
• We received information about the terms of the transaction pursuant to this valuation.  We analyzed the fairness valuation of this related party transaction Price.

	1.3	Valuation Amount:
Based upon the analyses in this report, it is our opinion that the fair value of the common equity of the Company, as of January, 2010, is reasonably estimated at £2,300,000 -2,500,000.

-Appendix-C-5-

2.	Company Overview
	2.1	General:
The following sections provide an overview of the company's history, products, services, management team, and capital structure.

	2.2	Company Overview:

Swiftnet was founded in 1990 and together with 2 different business partners (who were later bought out) founded Auracall and Story. Equitalk was an acquisition. Swiftnet runs its own data centre and switches and sells services to the other companies which are sales and marketing companies.
Swiftnet – technology and infrastructure selling primarily to Auracall, Story and Equitalk. Also sells to its own (historical) residential and business customers.
Auracall – sales and marketing operation selling international calling services to ethnic customers in the UK. Primary channel to market is ethnic newspapers acting as agents.
Story – sales and marketing operation selling international calling services to ethnic customers in the UK. Primary the channel to market is third party web sites acting as agents.
Equitalk – sales and marketing operation selling landlines and calls to residential customers in the UK.

-Appendix-C-6-

2.	Company Overview (Cont.)
	2.3	Xfone Inc chart:

Xfone, Inc.
69%
100%
100%
100%
100%
100%
Xfone 018 Limited [Israel]
Equitalk.co.uk Limited [UK]
Swiftnet Limited [UK]
Story Telecom, Inc. [USA]
Xfone USA, Inc. [USA]
NTS Communications, Inc. [USA]
100%
100%
100%
100%
Auracall Limited [UK]
Story Telecom Limited [UK]
Gulf Coast Utilities, Inc. [USA]
eXpeTel Communications, Inc. [USA]
100%
100%
100%
100%
100%
100%
NTS Construction Company [USA]
Garey M Wallace Company, Inc. [USA]
Midcom of Arizona, Inc. [USA]
Communications Brokers, Inc. [USA]
NTS Telephone Company, LLC [USA]
NTS Management Company, LLC [USA]

2.4	Management:

Xfone UK Organisation

xfone

John Burton – Managing Director

- **Seamus Ruane** – Project Manager
- **Bosmat Houston** – Senior Software Consultant

Sales & Marketing

- **Ania Lenartowicz** – Account Manager (auracall – CALLING THE WORLD)
- **Serenna Siew** – Marketing Manager
  - **Christy Chang** – Graphic Designer (auracall – CALLING THE WORLD)
- **Paris Karatzas** – Marketing Manager
  - **Beatrice Perier** – Marketing Executive France & Spain (story telecom)
- **Angelina Pfeifer** – Business Development Manager (SIM) (SWIFTNET – innovative communications solutions)
- **Mark Morris** – Channel Development Manager (SWIFTNET – innovative communications solutions)

Operations

- **Mark Cooper** – Financial Controller
  - **Daniel Osei-Wusu** – Management Accountant
  - **Steve Elton** – Credit Controller
- **Aggelos Kikiras** – Operations & IT Manager
  - **Customer Service**
    - **Richard Paxton** – Customer Service Manager
    - **Magdalena Kumaniecka** – Customer Service
    - **Aleksandra Jablonska** – Customer Service
  - **Network & IT**
    - **Drossos Margiolakiotis** – Network Engineer
    - **George Newton** – Network Engineer
    - **Philip Cheung** – Network Engineer
    - **Sohail Manzoor** – Network Engineer
- **Eran Drory** – R&D Manager
  - **Pawel Prohot** – Senior Analyst Programmer
  - **Syed Abbas** – Software Engineer
  - **Ephraim Rubenstein** – Software Engineer
- **Saj Anwar** – Carrier Relations Manager
  - **Iddo Keinan** – Wholesale Manager

January 2010

-Appendix-C-7-

2.	Company Overview (Cont.)
	2.5	Company's Products:

Text & Talk / T-Talk:

Customers purchase £5 credit using their mobile phone by sending a text to company short code .E.g. Text Buy to 66355. The money is collected by their mobile network provider, aggregated by MIG and sent to Swiftnet (approx £3.30 excluding VAT for each £5.00 including VAT payment).

Customers dial Swiftnet access number e.g. 0208 4469494, system recognises customer CLI, checks their credit, customer dials international number, system deducts payment e.g. 2ppm (each destination has a different price) from their £5 credit.

When credit has been reduced to zero, system automatically tries to collect another £5 via premium SMS or ends the call.
Service supported from any mobile phone in the UK on any network, pre-pay or post-pay.
This is an unregulated service and is at risk of the mobile operators blocking access to Swiftnet 0208 numbers.

Classic / Direct:

Customers with a landline (typically BT) call a Swiftnet revenue share number (e.g. 0844 123456) and their call connects to the Swiftnet system. The callers then dial their international destination number. There are multiple ranges of revenue share numbers (e.g. 1p, 2p, 3p, 4p, 5p, 6p, 10p) with different countries (depending on the cost to call each country) available under each number.

The landline service provider bills the customer and gives a share of the revenue to Swiftnet.
This is regulated service. It is unlikely to be blocked by BT.

-Appendix-C-8-

2.	Company Overview (Cont.)
	2.5	Company's Products:

Resellers- new marketing channel:

Swiftnet has an objective of enlarging its business by selling business voice services via telecoms business resellers. Products include Carrier Pre Select (where all calls from a BT landline are automatically routed via Swiftnet) SIP trunks (voice over the internet), conferencing and call recording. Swiftnet will only have a relationship with the resellers (not with the resellers’ end customers). All resellers must have their own billing system for billing end customers. Line rental and CPS are regulated services, all other services are unregulated.

Residential & Business End Customers:

Swiftnet and Equitalk have registered residential and business customers which are billed directly and pay monthly (usually via Direct Debit). These customers generally buy CPS and line rental. This is a regulated service.

SIMs:

This is a roaming call back SIM for international travellers to reduce the cost of calling when there are travelling. The customer replaces their SIM with the Swiftnet SIM. The product is sold directly and via resellers.

-Appendix-C-9-

2.	Company Overview (Cont.)
	2.6	Customers Profile:

Most of the company customers are typically recent immigrants to the UK who need to call home. A large number of these are from Poland, China and India. They generally arrive with very little and are only able to obtain a pre-pay mobile phone for communication. They do not have a bank account or permanent job .These customers are from across the UK.

Swiftnet and Equitalk residential and small business customers typically contract for line rental and calls and pay by monthly Direct Debit. These customers are across the UK but the revenues generated from them are very small.

	2.7	Infrastructure:

5th and 6th floors of Britannia House, 960 High Rd London (including data centre) - leased
POP in Tele House North (single cabinet) - leased
STM1 between Britannia House and Tele House North - leased
E1s to 4 BT POPs - leased
Telsis TDM Switch - purchased
Open SER Soft Switch – built by in-house R&D team
Servers and desk top computers
General office furniture

	2.8	Carrier Relation:

Swiftnet purchases network capacity from BT and Cable & Wireless (at a fixed monthly, multiple year contracted rate). Swiftnet purchases call termination services (minutes) from approximately 10 carriers. There are no commitments regarding the minute’s purchases and rates change with 7 days notice. The company needs to frequently negotiate in order to find a better deal. The service is a very risky.

-Appendix-C-10-

2.	Company Overview (Cont.)
	2.9	Company's advantages and disadvantages:
Company's Advantages
		●	Technical capability.
		●	Small enough to be flexible.
		●	Big enough to be reliable.
		●	Auracall & Story – agent relationships and market knowledge and expertise.
		●	Positive cash flow.
		●	Professional team.

Company's Disadvantages
		●	The market is highly risky, highly deregulated, price driven and extremely competitive.
		●	The company needs additional investment to develop new services and to offer IP services.
		●	The About 60% of the revenues generated from one product and X% from GM. This is an unregulated service and is at risk of mobile operators blocking access to Swiftnet.
		●	The potential to grow is limited because of the nature of the business prices going down, no customers' database. Additional investment is required for marketing and sales.
		●	All services are voice services only [the prices are going down].
		●	No capabilities or facilities to offer date or multimedia services.
		●	No redundancy to company infrastructure.
		●	No customer’s loyalty.
		●	No brand recognition.

-Appendix-C-11-

3.	The Market
	3.1	General:
The telecom market is changing. Many of the world’s Telco’s are now involved in redefining the way they do business and the kind of network they need in their planned new environment.

Service providers need to balance delivery of new services quickly and safely at a competitive cost while battling for market share in traditional voice that duality will always exist. The technology solutions that telecom providers adopt must operate effectively within that reality and deliver on both priorities.

To succeed in this changing market environment, service providers must: Improve market segmentation and drive personalization by gaining real-time insight into behavior and preferences.
Offer richer and more personalized communication services beyond basic voice and text.
Accept failure as an option—meaning that providers must become proactive and be willing to experiment in order to manage market uncertainty.
The main challenges belong to small and niche providers; they must develop new services and approach new customers every while constantly.
IP based services.

With a nationwide spread of Internet, all players in the telecoms sector - long distance and local telephone companies, cellular operators, cable providers - are embracing IP-based services. The idea is to offer converged data, landline voice, mobile and video on a single platform from a single provider. Broadband and mobile internet is playing a key role in delivering of this 'triple-play' and now quad-play. Their philosophy and marketing concept is flat fee “eat as you can”.

The market is facing the increase in market share of VoIP over traditional telephone systems, several alternatives like Skype, Vonage, Google Talk and many others require systems to handle this amount of users which is expected to be around 400 million and more users in 2011.

The voice market is growing but the average revenue per user is declining. The pricing model is changing.

-Appendix-C-12-

3.	The Market (Cont.)
	3.2	Competition:

The UK market
All UK telecom markets are highly deregulated and extremely competitive with hundreds of competitors in each segment. More than 600 Telecom Companies are registered in the UK.

The market for international calls is driven primarily by price and secondarily by call quality. The 4 major mobile operators are increasing interest in this opportunity and are addressing it through MVNOs and their own tariffs.

The market for residential lines and calls is dominated by a few major brands (BT, TalkTalk, and Sky) who have invested hundreds of millions of pounds in network infrastructure to offer bundled services at very aggressive prices. They are starting to utilize their infrastructure investments in order to more aggressively address the business lines and calls market.

-Appendix-C-13-

4.	Financial Analysis
	4.1	Following are the combined balance sheets, without offsets of accounts between the companies, as of December 31,2008 and as of December 31,2007 and as of December 31,2006 :

	2006		2007		2008
	₤		₤		₤

FIXED ASSETS
Intangible assets		58,875		74,540		116,947
Tangible assets		504,302		515,004		519,996
Investments		475		833,967		833,967
		563,652		1,423,511		1,470,910

CURRENT ASSETS
Debtors	4,589,206		5,911,683		3,680,746
Cash at bank and in hand	801,436		408,389		315,286
	5,390,642		6,320,072		3,996,032

Creditors: Amounts falling due within one year	(3,997,407)		(6,210,533)		(3,595,939)

NET CURRENT						-
(LIABILITIES)/ASSETS		1,393,235		109,539		400,093
						-
TOTAL ASSETS LESS CURRENT LIABILITIES		1,956,887		1,533,050		1,871,003

CREDITORS: Amount falling due after more than one year		(319,537)		(98,151)		0
		1,637,350		1,434,899		1,871,003
		-		-		-
PROVISIN FOR LIABILITIES		(90,522)		(4,349)		(60,940)
		1,546,828		1,430,550		1,810,063

CAPITAL AND RESERVES
called-up equity share capital		31,893		31,893		31,893
share premium account		1,364,611		1,364,611		1,364,611
Profit and loss account		150,324		34,046		413,559

SHAREHOLDERS' FUNDS		1,546,828		1,430,550		1,810,063

At the end of 2009 the UK companies did not have any cash surplus or any financial debt.

-Appendix-C-14-

4.	Financial Analysis (Cont):
	4.2	Following is the operational 2009 P&L results and forecast for 2010-2014 by products line, including risk factor calculation:

Operational 2009 P&L results and 5 years forcost
		actual			Forecast
Product Type		2009		2009 Weighted Risk Average	2010	2011	2012	2013	2014
T-Talk & Text & Talk	Minutes	127,367,315
	Burnt Minutes Sales	£3,534,797	46.13%	176,739,873	£3,268,601	£3,003,460	£2,851,016	£2,794,062	£2,819,988
	Cost of Sales	£2,275,289	42.59%		£1,905,753	£1,787,420	£1,731,587	£1,729,497	£1,774,869
	GM	£1,259,509	54.27%	62,975,447	£1,362,848	£1,216,040	£1,119,429	£1,064,565	£1,045,119
	Risk Factor %	50

Direct, Classic, Crazytel	Minutes	28,746,160
	Burnt Minutes Sales	£1,125,922	14.69%	28,148,040	£1,147,638	£1,129,352	£1,111,611	£1,094,396	£1,077,689
	Cost of Sales	£602,186	11.27%		£560,893	£553,402	£546,153	£539,137	£532,346
	GM	£523,736	22.57%	13,093,397	£586,745	£575,950	£565,458	£555,259	£545,343
	Risk Factor %	25

Equitalk, Swiftnet (CPS)	Minutes	97,901,051
	Burnt Minutes Sales	£2,129,450	27.79%	31,941,744	£2,124,582	£2,495,565	£2,946,520	£3,491,864	£4,149,037
	Cost of Sales	£1,722,843	32.25%		£1,672,771	£1,965,391	£2,320,992	£2,750,944	£3,268,995
	GM	£406,606	17.52%	6,099,095	£451,812	£530,174	£625,527	£740,920	£880,042
	Risk Factor %	15

Calling Cards	Minutes	17,483,158
	Burnt Minutes Sales	£873,123	11.39%	21,828,065	£627,543	£590,909	£556,413	£523,931	£493,346
	Cost of Sales	£742,344	13.89%		£489,072	£460,521	£433,637	£408,322	£384,486
	GM	£130,779	5.64%	3,269,463	£138,471	£130,388	£122,776	£115,609	£108,860
	Risk Factor %	25

-Appendix-C-15-

4.	Financial Analysis (Cont):

		actual			Forecast
Product Type		2009		2009 Weighted Risk Average	2010	2011	2012	2013	2014

Total	Minutes	271,497,684
	Burnt Minutes Sales	£7,663,291	100.00%	258,657,722	£7,168,364	£7,219,285	£7,465,560	£7,904,253	£8,540,059
	Cost of Sales	£5,342,662	100.00%		£4,628,488	£4,766,733	£5,032,370	£5,427,900	£5,960,696
	GM	£2,320,630	100.00%	85,437,402	£2,539,876	£2,452,552	£2,433,190	£2,476,353	£2,579,364

	Risk Factor %	Sales	34
		GM	37

General and administration		1,488,128			1,562,534	1,640,661	1,722,694	1,808,828	1,899,270

EBITDA		832,502			977,342	811,891	710,497	667,525	680,094
Depreciation		155,584			155,584	155,584	155,584	155,584	155,584
EBIT		676,918			821,758	656,307	554,913	511,941	524,510
Net income before tax		676,918			821,758	656,307	554,913	511,941	524,510
corporate tax @30%		203,075			246,527	196,892	166,474	153,582	157,353
Net recurring profit		473,843			575,231	459,415	388,439	358,358	367,157
Gross operating cash flow		629,427			730,815	614,999	544,023	513,942	522,741

-Appendix-C-16-

5.	Xfone UK Evaluation Approach

Our valuation approach is based upon the most recent company data and forecasts, as of January 2010, which call for net restated current after tax earnings of £473 843 for fiscal 2009 and £575 231 for fiscal 2010, with medium term compounded growth in sales and results ranging from - 5% to +5%.

Inputs = 2009; 2010 financial data	2009	Estimated 2010
Sales	7,663,291	7,168,364
EBITDA	832,502	977,342
Depreciation	155,584	155,584
EBIT	676,918	821,758
Net profit after corporate income tax @30%	473,843	575,231
Gross operating cash flow	629,427	730,815

5.1	Methodology:
The UK companies are not listed. Consequently, our approach will be based on two methods:
a) Valuation of intrinsic values. b) Fairness valuation of the transaction price.

5.2	Valuation Approaches:
	5.2.1	Valuation of intrinsic values
Tentative valuation levels for Xfone UK should be lower than similar listed companies.

As a whole, we think that Xfone UK's P/E levels should command a substantial discount due to:
• The high level of risk, deriving from the high proportion of non recurring revenues.
• Its small size and limited bargaining position.
• A highly questionable growth potential medium term.

These factors largely impair the degree of comparability to the peer group of listed companies in terms of growth potential, asset & capital base.

-Appendix-C-17-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.1	Valuation of intrinsic values (cont.)
We would focus on two usual multiples, which are with some good reasons generally considered as the most relevant:

Average Net after tax earnings	P/E range	Price range £
Earnings base = £500 000	4.4-5	2,200,000 - 2,500,000

EBIT/enterprise value calculation

	Normalized level		High	Low
			hypo	Hypo
EBIT, normalized (recurring)	800,000	800,000	850,000	750,000
EBIT multiple (comparable transactions)	3.5	4.0	5.0	3.5
Enterprise value	2,800,000	3,200,000	4,250,000	2,625,000
cash	0	0	0	0
Financial debt	0	0	0	0
Price of shares (acquisition price)	2,800,000	3,200,000	4,250,000	2,625,000

A main concern is the risk appraisal included in market oriented methods applied to Xfone UK: would investors fully discount the degree of risk associated with:
(a) The heavy dependency of Xfone UK on a handful of telecom lines' providers? (b) The non recurring characteristics of the activity?

We think that Xfone UK’s exposure to lines' suppliers and volatile clients would command a risk premium well above the market average, hence the 34% discount factor we used in the following approaches and as a consequence valuation P/Es substantially below the stock market and telecommunication sector’s levels.

We have calculated this risk factor by analyzing the current operation data and its forecast, product line by product line.
We have a risk factor for each one of the product lines and have made a weighted average calculation that sums to 34%.

-Appendix-C-18-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):

Intrinsic value methods are conducted independently from stock market considerations. In the SWIFTNET case, they are especially appropriate since they best apply to majority stockholdings/control operations.

We will use 3 valuation approaches: - The Bates equation. - The IS/IE - AC model (HSBC). - The DCF approach.
and mention the pay-back, as a measure of risk in compare to the proposed transaction price.

5.2.2.1	Bates
The Bates equation permits the calculation of the acquisition “entry” price, which is the maximum buying level that an investor can afford considering the values attributed to:

- The compound growth rate in earnings over a 5-year period - The pay-out ratio (dividends/net earnings in %) - The selling (exit) P/E

The Bates method is a simple, easy-to-use presentation of the fundamental equation founding all discounted flows models. Its main feature, as compared to the general cash flow models (e.g. DCF), is that the exit resale price is fixed at the end of a limited time frame (usually 5 years), rather than calculated on the basis of infinite flows (terminal value stemming from  the Gordon Shapiro formula).

This model allows various simple simulations

-Appendix-C-19-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.1	Bates
The hypotheses and results of the equation appear on the following chart:

	calculation	calculation	High	Low
	on 2009	on 2010E	hypo	Hypo
Net profit after corporate income tax	473,843	575,231	591,091	381,091
Exit P/E (Price/net earnings ratio) after N years	7	8	10	7
J = discount rate (expected return)	34.0%	34.0%	25.0%	37.0%
G = growth rate of Cash Flows on period of N years	0.0%	0.0%	5.0%	-5.0%
N = Reference period (business plan horizon)	5.0	5.0	5.0	5.0
D = pay out ratio	85.0%	85.0%	100.0%	50.0%
coefft A	4.3	4.3	2.4	6.2
coefft B	9.8	9.8	7.3	11.8
Entry (acquisition) P/E	3.5	3.8	7.2	2.1
Acquisition price at this P/E	1,678,147	2,170,362	4,277,435	789,597

Hypotheses on 2009 and 2010
The central assumptions correspond to medium term projections using a 0 % rate of growth in earnings.
The selling P/E is conservatively considered equal to 7 to 8, well below the present market average.
The pay out ratio is fixed at a high 85%, assuming that capex are limited.
We fixed the discount factor at 34%, which corresponds to the weighted average calculated in table 4.2.

High and low hypotheses
We assumed a selling P/E of 10 and 7
With the most pessimistic assumptions, i.e.:
• Growth in earnings (decrease) = -5%
• Discount factor = 37% (which is the gross margin calculation risk factor. Table 4.2).
• 50% pay-out ratio
We reached an entry P/E of only 2.

-Appendix-C-20-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.1	Bates (cont)

Alternatively, considering an exit P/E of 10 (relatively high) and a reduced discount factor, of 25%, we deduct a price of £4,277,000.

It is worth noting that the Bates equation “invents“ nothing as compared to other methods: providing that the business plan assumptions are actually fulfilled, the entry price to which the acquirer can accept to purchase the company and get the expected return, will be exactly the entry acquisition price as given by the model.

In summary, even using a relatively penalising 34% discount factor, the Bates equation when applied under the above scenarios, leads to entry prices which would justify acquisition levels around £2,000,000.

5.2.2.2	Sinking fund model

First introduced by Lazard1, then included by HBC in its IS/IE-AC global M&A valuation model2, the sinking fund based approaches have been particularly designed to evaluate companies in view of take-over/merger operations. The mathematical heart of the method is the “sinking fund”: capital invested in “financially amortizable assets” (typically: goodwill) must reimbursed within a certain period of time fixed by the investor. Every year, part of the cash flows are therefore reserved and invested at ST market rates into a “sinking fund”. At the end of the period, the cumulated sinking fund will equal the capital initially invested into the financially amortizable assets. The intermediate cash flows are invested at short-term financial market rates, usually well below the discount factor itself (= classical opportunity cost or WACC), which truly corresponds to real business life.

1 Revue Analyse financière, first quarter 1973

2 Exposed in Evaluation des sociétés, Vuibert gestion, 1988

-Appendix-C-21-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.2	Sinking fund model (cont)

The sinking fund method is therefore both financially and mathematically adequate and concrete. The results tend to be conservative, however, since the acquirer requests the full pay-back of its initial investment – which basically means that the terminal value is zero- whereas other methods consider an infinite ongoing period (Gordon Shapiro, Bates, DCF, EVA…) where goodwill +/- maintains its value over time.

The parameters are therefore:
- The growth rate of financial flows, which is integrated in the comprehensive HSBC formula
- The classical discount rate, different from - higher than:
- The rate of short term risk less placements
- The reimbursement (imposed pay-back) required period

-Appendix-C-22-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.2	Sinking fund model (cont)

The correct calculation inputs the free cash flows but EBITDA is often used as an alternative, whenever the tax situation is unclear and the interest expense minimal, which is the case with Xfone UK (formula 2 below):

Formula 1 with free cash flows (HSBC formula)

	calculation	calculation	High	Low
	on 2009	on 2010E	hypo	Hypo
Assets, non financially amortizable (NFAA)	0	0	0	0
Gross operating cash flow	629,427	730,815	746,675	536,675
Cash flow after remuneration of NFAA at discount rate J%	629,427	730,815	746,675	536,675
Increase in needs in working capital	0	14660	150000	50000
"Super" Free Cash flow after NFAA rem. at J%	629,427	716,154	596,675	486,675
J = discount rate (expected return)	34%	34%	25%	37%
G = growth rate of Cash Flows	0.0%	0.0%	5.0%	-5.0%
I = return on intermediate flows, short term riskless invest. rate	1.0%	1.0%	2.0%	1.0%
N = requested pay back period in years	6	6	10	5
Snig intermediate coefficient	0.163	0.163	0.072	0.217
K = Value of cash flow multiple	1.99	1.99	3.11	1.70
Value of financially amortizable assets FAA	1,252,470	1,425,046	1,852,819	829,274
Global value of des revalued asset =NFAA + FAA	1,252,470	1,425,046	1,852,819	829,274
Net financial debt (interest bearing)	0	0	0	0
Value of company shares (Acquisition price)	1,252,470	1,425,046	1,852,819	829,274

-Appendix-C-23-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.2	Sinking fund model (cont)

Formula 2 on basis of EBITDA (HSBC formula)

	calculation	calculation	High	Low
	on 2009	on 2010E	hypo	Hypo
Excess cash	0	0	0	0
Real estate revaluation at market price	0	0	0	0
Assets, non financiallly amortizable (NFAA)	0	0	0	0
EBIT	676,918	821,758	1,000,000	700,000
Depreciation	155,584	155,584	155,584	155,584
EBITDA	832,502	977,342	1,155,584	855,584
EBITDA after remuneration of NFAA at discount rate J%	832,502	977,342	1,155,584	855,584
Increase in needs in working capital	0	107525	150000	50000
EBITDA after NFAA rem. at J%	832,502	869,817	1,005,584	805,584
J = discount rate (expected return)	34%	34%	25%	37%
G = growth rate of cash Flows	0.0%	0.0%	5.0%	-5.0%
I = return on intermediate flows, short term riskless invest. rate	1.0%	1.0%	2.0%	1.0%
N = requested pay back period in years	6	6	10	5
Snig intermediate coefficient	0.163	0.163	0.072	0.217
K = Value of cash flow multiple	1.99	1.99	3.11	1.70
Value of financially amortizable assets FAA	1,656,561	1,730,812	3,122,579	1,372,681
Global value of des revalued asset =NFAA + FAA	1,656,561	1,730,812	3,122,579	1,372,681
Net financial debt (interest bearing)	0	0	0	0
Value of company shares (Acquisition price)	1,656,561	1,730,812	3,122,579	1,372,681

-Appendix-C-24-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.2	Sinking fund model (cont)

Again, it is worth noting that the IS-IE/AC HSBC is clearly a conservative approach providing that:

1) The acquirer typically requires that his initial investment be paid back within 4 to 6 years and moreover:
2) Requests over this time-span an annual return on investment equal to the (high = 34%) discount factor
3) The rate served on intermediate flows investments is a low ST riskless rate of +/ 1%

The method is interesting in that it helps to determine an objective floor price, especially for service companies whose amortizable assets constitute the bulk of the balance sheet, which is the case for Xfone UK.

For Xfone UK, the floor price would be clearly around £1,400,000 to £1,600,000, taking into account a reimbursement timeframe of 6 years and a discount factor of 34%.

5.2.2.3	The DCF method

The discounted cash-flows method is widely known and used in valuation exercises. For the Xfone UK case, we have successively used three WACCs as discount factors, based upon:

1. a 100% equity financing scheme
2. a 50/50 equity-debt financing structure
3. a 1/3 – 2/3 equity/debt ratio

-Appendix-C-25-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.3	The DCF method

A) DCF considering a 100% equity financing:

Financial data	INPUTS
SALES 2009	7,663,291
Depreciation	150,000
Investments	150,000
Increase in needs in working capital	100,000
Net financial debt	0

Next 5-year period (2010-2014)	INPUTS
Growth rate, next 5 years	0.0%
Bank debts, % of total financing	0.0%
Income tax rate	30.0%
Interest on bank borrowings, after tax	4.0%
Infinity period, beyond 5 years (>2014)
Growth rate, long term	2.5%
Bank debts, % of total financing	0.0%
Interest on Bank borrowings, after tax	4.0%

ESTIMATED CASH FLOWS
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Sales	7,704,854	7,663,291	7,168,364	7,219,285	7,465,560	7,904,253	8,540,059
EBIT	900,000	832,502	977,342	878,919	805,875	753,413	717,833
Interest expenses	0	0	0	0	0	0	0
Income tax rate	30%	30%	30%	30%	30%	30%	30%
Net profit after tax	630,000	582,751	684,139	615,243	564,113	527,389	502,483
+ depreciation	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- Investments	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- increase in needs in working capital	100,000	100,000	100,000	100,000	100,000	100,000	100,000
= Free Cash flow	530,000	482,751	584,139	515,243	464,113	427,389	402,483
Terminal value							303,136

-Appendix-C-26-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.3	The DCF method (cont.)

A) DCF considering a 100% equity financing (cont.):

COST OF EQUITY AND DEBT
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Cost of equity	0%	0%	34%	34%	34%	34%	34%
% equity of total LT capital (Ey + debt)	100%	100%	100%	100%	100%	100%	100%
Net after tax cost of bank borrowings	4%	4%	4%	4%	4%	4%	4%
% debt of total capital	0%	0%	0%	0%	0%	0%	0%
WACC of the year (discount rate)		0%	34%	34%	34%	34%	34%
WACC, cumulated (discount rate)		100%	134%	180%	241%	322%	432%

Discounted free cash flows		482,751	435,925	286,948	192,890	132,557	93,159

ENTREPRISE VALUE
Enterprise Value		1,444,614	terminal value in total		303,136
- debt		0
Value of equity (acquisition price)		1,444,614

B) DCF using a 50/50 debt to equity ratio:

Next 5-year period (2010-2014)	INPUTS
Growth rate, next 5 years	0.0%
Bank debts, % of total financing	50.0%
Income tax rate	30.0%
Interest on bank borrowings, after tax	4.0%
Infinity period, beyond 5 years (>2014)
Growth rate, long term	2.5%
Bank debts, % of total financing	0.0%
Interest on bank borrowings, after tax	4.0%

-Appendix-C-27-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.3	The DCF method (cont.)

B) DCF using a 50/50 debt to equity ratio (cont.):
ESTIMATED CASH FLOWS
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Sales	7,704,854	7,663,291	7,168,364	7,219,285	7,465,560	7,904,253	8,540,059
EBIT	900,000	832,502	977,342	878,919	805,875	753,413	717,833
Interest expenses	0	0	0	0	0	0	0
Income tax rate	30%	30%	30%	30%	30%	30%	30%
Net profit after tax	630,000	582,751	684,139	615,243	564,113	527,389	502,483
+ depreciation	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- Investments	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- increase in needs in working capital	100,000	100,000	100,000	100,000	100,000	100,000	100,000
= Free Cash flow	530,000	482,751	584,139	515,243	464,113	427,389	402,483
Terminal value							880,452

COST OF EQUITY AND DEBT
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Cost of equity	34%	34%	34%	34%	34%	34%	34%
% equity of total LT capital (Ey + debt)	50%	50%	50%	50%	50%	50%	50%
Net after tax cost of bank borrowings	4%	4%	4%	4%	4%	4%	4%
% debt of total capital	50%	50%	50%	50%	50%	50%	50%
WACC of the year (discount rate)		19%	19%	19%	19%	19%	19%
WACC, cumulated (discount rate)		119%	142%	169%	201%	239%	284%

Discounted free cash flows		405,673	412,499	305,754	231,438	179,097	141,731

ENTREPRISE VALUE
Enterprise Value		2,150,971	terminal value in total		880,452
- debt		0
Value of equity (acquisition price)		2,150,971

-Appendix-C-28-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.3	The DCF method (cont.)

C)  DCF using a 2/3 – 1/3 debt to equity ratio:

Next 5-year period (2010-2014)	INPUTS
Growth rate, next 5 years	0.0%
Bank debts, % of total financing	67.0%
Income tax rate	30.0%
Interest on bank borrowings, after tax	4.0%
Infinity period, beyond 5 years (>2014)
Growth rate, long term	2.5%
Bank debts, % of total financing	67.0%
Interest on bank borrowings, after tax	4.0%

ESTIMATED CASH FLOWS
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Sales	7,704,854	7,663,291	7,168,364	7,219,285	7,465,560	7,904,253	8,540,059
EBIT	900,000	832,502	977,342	878,919	805,875	753,413	717,833
Interest expenses	0	0	0	0	0	0	0
Income tax rate	30%	30%	30%	30%	30%	30%	30%
Net profit after tax	630,000	582,751	684,139	615,243	564,113	527,389	502,483
+ depreciation	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- investments	150,000	150,000	150,000	150,000	150,000	150,000	150,000
- increase in needs in working capital	100,000	100,000	100,000	100,000	100,000	100,000	100,000
= Free Cash flow	530,000	482,751	584,139	515,243	464,113	427,389	402,483
Terminal value							1,657,388

-Appendix-C-29-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.2	Intrinsic values (cont):
		5.2.2.3	The DCF method (cont.)

C)  DCF using a 2/3 – 1/3 debt to equity ratio (cont.):

COST OF EQUITY AND DEBT
	2,008	2,009	2,010	2,011	2,012	2,013	2,014
Cost of equity	34%	34%	34%	34%	34%	34%	34%
% equity of total LT capital (Ey + debt)	33%	33%	33%	33%	33%	33%	33%
Net after tax cost of bank borrowings	4%	4%	4%	4%	4%	4%	4%
% debt of total capital	67%	67%	67%	67%	67%	67%	67%
WACC of the year (discount rate)		14%	14%	14%	14%	14%	14%
WACC, cumulated (discount rate)		114%	130%	148%	168%	192%	218%

Discounted free cash flows		423,838	450,266	348,691	275,758	222,949	184,334

ENTERPRISE VALUE
Enterprise Value	3,139,386		terminal value in total		1,657,388
- debt		0
Value of equity (acquisition price)	3,139,386

Under these assumptions, the terminal value (above, bottom right) of £1,657,000 would represent about 3 times net 2014 earnings, which is fairly reasonable; the ratio terminal value/entry acquisition price stands at +/- 2, which is also acceptable.

The DCF method is rather tricky to manipulate. For SWIFTNET, the price would be situated between £2 100 000 and £3 100 000, using a debt to equity ratio ranging from 1 : 1 to 2 : 1. A 100% equity financing would penalise and even clearly underestimate the equilibrium price, due to the full impact of the 34% equity discount rate introduced into the model.

-Appendix-C-30-

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.3	The pay-back calculation

The pay-back approach used as an indicator in company valuation is the mere transposition of the popular method widely utilized in capital budgeting. As such, it should not be considered as a valuation method. It is nonetheless an interesting measure of the implied risk involved in the M&A investment as it provides an indication of the implicit duration needed to recuperate the initial investment. We have conducted the calculations using the net profit after tax, which is quite pessimistic as compared to alternative approaches using EBITDA or cash flows as inputs. Moreover, we have conservatively set the LT growth rate at 2-3%.

Pay back calculation, 2-period model
The table displayed below considers a 2-period sequence; a first 5-year horizon corresponding to the business plan and a LT period afterwards. This presentation is therefore coherent with the other methods, e.g. Bates or DCF.

	calculation	calculation	High	Low
	on 2009	on 2010E	hypo	Hypo
Calculated proposed transaction price (hypos)	2,800,000*	2,800,000*	3,000,000	1,650,000
Net profit after corporate income tax	473,843	575,231	591,091	381,091
P/E = Price Earning at that price	5.9	4.9	5.1	4.3
G = growth rate of Cash Flows	0.0%	0.0%	5.0%	-5.0%
IH= inflation on first business plan period N	2%	2%	1%	2%
N = business plan period (usually 4 to 5 years)	5	5	5	5
GLT = long term growth beyond N	0.0%	0.0%	1.5%	-1.0%
ILT = long term inflation rate beyond N	2%	2%	1%	2%
CH = deflated growth on N
CH = (GH-IH)/(1+IH),	-1.48%	-1.96%	3.96%	-6.40%
CLT = Deflated growth, long term
CLT = (GLT -ILT)/(1+ILT)	-2.0%	-2.0%	0.5%	-2.9%

Pay back in years at acquisition price	6.2	5.2	4.5	5.3

*Break down of calculated proposed transaction price

5.	Xfone UK Evaluation Approach (Cont.)
	5.2	Valuation Approaches (cont.):
		5.2.3	The pay-back calculation (cont.):

£
Cash payment	1,050,000
Earn out from EbitDa up to approximately £2,200,000 ($3,500,000)	1,150,000
Estimated retairment term's waver	360,000
Calculated waver of 2 years Employment contract	240,000
Total	2,800,000

Under central assumptions, Xfone UK pay back is around 5 to 6 years for the above acquisition prices, alevel which can be considered as acceptable with regards to the risk involved.

Respectfully,

Yarel + Partners
Certified Public Accountants (Israel)

-Appendix-C-31-

Appendix D – Financial Statements of Xfone, Inc.
FINANCIAL STATEMENTS

Xfone, Inc. and Subsidiaries
CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009
CONTENTS

-Appendix-D-1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

We have audited the accompanying consolidated balance sheet of Xfone, Inc. as of December 31, 2009, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, and based on that of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xfone, Inc. as of December 31, 2009, and the consolidated results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
March 30, 2010

-Appendix-D-2-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

We have audited the accompanying consolidated balance sheet of Xfone, Inc. as of December 31, 2008, and the related consolidated statements of operations, changes in shares' equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Xfone 018, Ltd., a 69% owned subsidiary, which statements reflect 4.7% of total consolidated assets as of December 31, 2008 and 10.2% of consolidated revenues for the year ended December 31, 2008. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Xfone 018, Ltd. as of December 31, 2008  and for the year then ended is based solely on the report of the other auditor.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, and based on that of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xfone, Inc. as of December 31, 2008, and the consolidated results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Denver, Colorado
March 31, 2009 except for Note 19 dated April 29, 2009

-Appendix-D-3-

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of
Xfone 018 Ltd.

We have audited the accompanying balance sheet of Xfone 018 Ltd. ("the Company") as of December 31, 2008 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the result of the operations, shareholders' equity (deficiency) and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
Yarel + Partners C.P.A (Isr.) /s/ Yarel + Partners
Tel-Aviv, Israel March 31, 2009 except for Note 19 dated April 29, 2009	An Independent Member of BKR International

-Appendix-D-4-

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

CURRENT ASSETS:

Cash	$2,819,393	$3,078,474
Accounts receivable, net	5,671,362	7,834,003
Prepaid expenses and other receivables	4,175,791	4,291,637
Deferred taxes	727,426	2,795,473
Inventory	199,392	302,547

Total current assets	13,593,364	18,302,134

BONDS ISSUANCE COSTS, NET	1,725,705	1,696,278

OTHER LONG-TERM ASSETS	956,093	474,408

FIXED ASSETS, NET	54,244,335	50,020,597

OTHER ASSETS, NET	2,313,985	3,051,839

GOODWILL	5,641,800	27,413,481

Total assets	$78,475,282	$100,958,737

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-5-

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

CURRENT LIABILITIES:
Short-term bank credit and current maturities of notes payable	$7,415,417	$5,295,014
Short-term notes from related parties	1,934,000	-
Trade payables	9,829,438	9,689,330
Other liabilities and accrued expenses	5,898,372	7,674,870
Current maturities of obligations under capital leases	267,191	288,688
Current maturities of bonds	3,637,146	3,492,127

Total current liabilities	28,981,564	26,440,029

DEFERRED TAXES, NET	3,927,119	6,216,910

NOTES PAYABLE FROM THE UNITED STATES DEPARTMENT OF AGRICULTURE	5,311,032	1,404,971

NOTES PAYABLE, NET OF CURRENT MATURITIES	357,626	2,708,122

BONDS PAYABLES, NET OF CURRENT MATURITIES	17,510,812	20,062,127

OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT MATURITIES	256,790	307,596

OTHER LONG-TERM LIABILITIES	293,953	537,252

SEVERANCE PAY	153,693	122,362

Total liabilities	56,792,589	57,799,369

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Common stock of $0.001 par value: 75,000,000 shares authorized at December 31, 2009; 18,376,075 issued and outstanding at December 31, 2009 and 2008	18,376	18,376
Additional paid-in capital	43,362,217	42,772,998
Foreign currency translation adjustment	(2,860,983)	(2,953,651)
Retained earnings (deficit)	(19,072,582)	3,106,850

Total shareholders' equity	21,447,028	42,944,573

Non – Controlling interest	235,665	214,795

Total Equity	21,682,693	43,159,368

Total liabilities and shareholders' equity	$78,475,282	$100,958,737

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-6-

Xfone, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS
	Years Ended
	December 31,
	2009	2008

Revenues	$85,029,883	$90,338,980
Cost of revenues	45,067,148	47,132,313
Non – recurring loss from distribution of calling cards in Israel	506,176	-

Gross profit	39,456,559	43,206,667

Operating expenses:
Research and development	53,754	60,094
Marketing and selling	10,465,908	12,422,391
General and administrative	25,238,174	25,720,376
Non- recurring loss	21,441,485	189,610

Total operating expenses	57,199,321	38,392,471

Operating profit (loss)	(17,742,762)	4,814,196

Financing expenses, net	(4,110,043)	(2,862,132)
Other expenses	(475,531)	(296,721)

Income (loss) before taxes	(22,328,336)	1,655,343

Tax benefit	169,774	613,879

Net income (loss)	(22,158,562)	2,269,222

Less: Net (income) attributed to non-controlling interest	(20,870)	(221,985)

Net income (loss) attributed to shareholders	$(22,179,432)	$2,047,237

Basic net income (loss) per share	$(1.207)	$0.116

Diluted net income (loss) per share	$(1.207)	$0.116

Weighted average number of shares used for computing:
Basic income (loss) per share	18,376,075	17,624,249

Diluted income (loss) per share	18,376,075	17,624,249

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-7-

Xfone, Inc. and Subsidiaries

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME For the years ended December 31, 2008 and 2009

	Number of Ordinary Shares	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings (Deficit)	Non – Controlling Interest	Total Equity

Balance at January 1, 2008	13,467,928	$13,468	$26, 199,830	$(1,564,814)	$1,059,613	(7,190)	$25,700,907
Issuance of stock options	-	-	1, 412,507	-	-	-	1,412,507
Equity-based compensation expenses resulting from ASC 718-10-35	-	-	655,165	-	-	-	655,165
Stock issued during the period, net of
of issuance expenses :
For cash	2,600,000	2,600	8,029,901	-	-	-	8,032,501
For acquisitions	2,366,892	2,367	6,461,169	-	-	-	6,463,536
Exercise of options	4,105	4	14,363	-	-	-	14,367
Shares cancelled	(62,850)	(63)	63	-	-	-	-

Currency translation	-	-	-	(1,388,837)	-	-	(1,388,837)
Net income	-	-	-	-	2,047,237	221,985	2,269,222
Total comprehensive income							880,385

Balance at December 31, 2008	18,376,075	$18,376	$42,772,998	$(2,953,651)	$3,106,850	$214,795	$43,159,368

Balance at January 1, 2009	18,376,075	$18,376	$42,772,998	$(2,953,651)	$3,106,850	214,795	$43,159,368
Equity-based compensation expenses resulting from ASC 718-10-35	-	-	589,219	-	-	-	589,219

Currency translation	-	-		92,668	-	-	92,668
Net income (loss)	-	-	-	-	(22,179,432)	20,870	(22,158,562)
Total comprehensive income (loss)							(22,065,894)

Balance at December 31, 2009	18,376,075	$18,376	$43,362,217	$(2,860,983)	$(19,072,582)	$235,665	$21,682,693

Equity-based compensation expenses resulting from SFAS 123(R)

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-8-

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008
Cash flow from operating activities:
Net income (loss)	$(22,158,562)	$2,269,222
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,335,820	3,979,915
Compensation in connection with the issuance of warrants and options issued for professional services	589,219	655,165
Impairment of goodwill	21,147,745	-
Accrued interest and exchange rate on bonds	1,203,995	(2,843,410)
Gain on the disposal of fixed assets	(9,314)	-
Decrease in account receivables	2,839,440	530,744
Increase (decrease) in bad debt provision	(535,148)	241,277
Decrease in inventories	103,155	58,833
Decrease (increase) in long-term receivables	(480,207)	54,091
Decrease (increase) in bonds issuance expenses, net	(29,427)	330,924
Decrease in prepaid expenses and other receivables	229,040	1,015,215
Decrease in long-term liabilities	(237,427)	-
Increase in trade payables	5,447	2,420,775
Decrease in accrual for non-recurring loss	-	(3,689,394)
Decrease in other liabilities and accrued expenses	(1,273,267)	(1,159,826)
Increase (decrease) in severance pay	29,445	(27,973)
Decrease in deferred taxes	(232,036)	(435,302)

Net cash provided by operating activities	5,527,918	3,400,256

Cash flow from investing activities:
Proceeds from short-term deposit	-	27,467,049
Purchase of equipment	(4,227,722)	(6,623,338)
Purchase of equipment for the project under the United States Department of Agriculture	(3,321,325)	(1,823,058)
Non recurring acquisition expenses	-	(189,610)
Change in long- term receivables	-	493,752
Proceeds from disposal of fixed assets	9,728	-
Acquisition of minority interest in Story Telecom, Inc.	-	(690,207)
Acquisition of NTS Communications, Inc. including acquisition costs	-	(38,640,829)

Net cash investing activities	(7,539,319)	(20,006,241)

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-9-

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008

Cash flow from financing activities:
Repayment of long-term loans from banks and others	(1,714,333)	(2,044,053)
Increase (decrease) in capital lease obligation, net	(265,782)	203,490
Increase (decrease) in short-term bank credit, net	2,605,691	4,069,338
Proceeds from long-term loans from banks	566,878	3,143,525
Proceeds from long-term loan from the United States Department of Agriculture	4,138,986	-
Repayment of principal and interest on bonds	(3,610,291)	(3,318,309)
Repayment of convertible notes	-	(914,942)
Proceeds from exercise of options	-	14,368
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	-	14,496,038
Net cash provided by (used in) financing activities	1,721,149	15,649,455

Effect of exchange rate changes on cash and cash equivalents	31,171	(1,800,604)
Net (decrease) in cash and cash equivalents	(259,081)	(2,757,134)

Cash and cash equivalents at the beginning of year	3,078,474	5,835,608
Cash and cash equivalents at the end of year	$2,819,393	$3,078,474

Supplemental disclosure of cash flows activities:

Cash paid for:

Interest	$2,509,983	$3,065,042

Taxes	$456,681	$2,262

Non-cash transactions:

Acquisition of assets and liabilities of Cybergate, Inc.	$-	$500,000

Purchase of fixed assets via capital lease	$191,813	$-

Capitalization of finance expenses related with acquisition costs of NTS Communications	$-	$955,016

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-10-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone" or "the Company") was incorporated in Nevada, U.S.A. in September 2000 and is a holding and managing company providing voice, video and data telecommunications services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United States, United Kingdom and Israel. Xfone serves customers worldwide.

Xfone's holdings in subsidiaries as of December 31, 2009 were as follows:

●
NTS Communications, Inc. ("NTS") and its seven wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers Inc., NTS Telephone Company, LLC, NTS Management Company, LLC and PRIDE Network, Inc. - wholly owned U.S. subsidiary.

●	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively, "Xfone USA") - wholly owned U.S. subsidiary.
●	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.
●	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.
●	Auracall Limited ("Auracall") - wholly owned U.K. subsidiary.
●	Story Telecom, Inc. and its wholly owned U.K. subsidiary, Story Telecom Limited (collectively, "Story Telecom") - wholly owned U.S. subsidiary.
●	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

Subsequent December 31, 2009, the Company’s board of directors made a strategic decision to concentrate on its operations in the U.S.  As a result of this decision, the Company has decided to discontinue its operations in the U.K. and Israel.

On January 29, 2010, the Company entered into an agreement (the “Agreement”) with Abraham Keinan, a significant shareholder and Chairman of the Board of the Company (“Keinan”), and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Keinan (“Buyer”), for the sale of Swiftnet, Auracall, Equitalk and Story Telecom (the “UK Subsidiaries”), which Xfone owns (the “Transaction”). Pursuant to the Agreement, the consideration to be paid by Buyer and/or Keinan to Xfone shall be comprised of the following three components:

1. A release of the Company from the repayment of Iddo Keinan's Loan (see also note 8).
2. A release of the Company from its obligation to Bank Leumi (UK) Plc. for of £150,000 ($241,373), thereby releasing the Company from its obligation to Bank Leumi (UK) Plc.

3. An annual earn-out payment over the following years beginning on the consummation of the Transaction. The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate.

The Closing of the Transaction is subject to approval by the holders of a majority of the Company’s common stock entitled to vote, which shall be obtained at a special meeting of the Company’s shareholders to be held not later than July 31, 2010.

On March 2, 2010, a non-binding memorandum of understanding (the “MoU”) was entered into by and among the Company, its 26% minority interest partner (the “Minority Partner”) in Xfone 018 and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale by the Company and the Minority Partner of their aggregate holdings (95%) in Xfone 018 to Marathon Telecom. The MoU provides for an all cash transaction.

-Appendix-D-11-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 1 - Organization and Nature of Business (Cont.)

B.
On February 26, 2008 (the “Closing Date”), the Company completed its acquisition of NTS Communications, Inc. ("NTS") pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 and February 26, 2008.

Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC became the Company's wholly owned subsidiaries.

The purchase price for the acquisition was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to the Company’s advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by the Company as follows: $35,414,715 was paid in cash; and 2,366,892 shares of the Company’s common stock, were issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement. The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the NYSE Amex LLC (formerly, the American Stock Exchange and the NYSE Altermext US, LLC) for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On December 28, 2009, we and the NTS Sellers entered into a certain General Release and Settlement Agreement in order to resolve all issues related to the calculation and determination of the final purchase price of the NTS Purchase Agreement, including all issues which have been the subject of a proposed arbitration between the parties (hereinafter referred to as the “Disputed Issues”) by compromise and settlement.  As consideration for this settlement, the Company agreed to pay to the NTS Sellers a total of $310,000.

-Appendix-D-12-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 1 - Organization and Nature of Business (Cont.)

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of February 26, 2008:

NTS Communications, Inc.
Current assets, excluding cash acquired	$5,913,441
Fixed assets	39,631,997
Total assets acquired	45,545,438

Current liabilities	8,076,113
Long-term liabilities	9,317,151
Total liabilities assumed	17,393,264

Net assets acquired	$28,152,174

Acquired net assets (100%)	$28,152,174

Purchase price:
Cash paid, net(*) (**)	$34,182,988
Fair market value of stock and options issued	1,412,507
Acquisition costs	4,081,154
Total	39,676,649

Customer relationship	2,344,000

License	250,000

Goodwill	$8,930,475

(*) Includes $6,485,284 that was received for the issuance of 2,366,892 shares of the Company's common stock.
(**) On December 28, 2009, the Company and the NTS Shareholders entered into a Settlement Agreement in order to resolve all issues related to the calculation and determination of the final purchase price of NTS. As consideration of the settlement the Company paid in January 2010 to NTS shareholders a total of $310,000.  The Company reserved for the full amount of the aforesaid disputed issues and as a result of the settlement it had reversed the excess portion of the reserve over the settled amount. As a result, the purchase price of NTS was reduced by the excess portion of the reserve at the amount of $677,680.

The following unaudited pro forma condensed consolidated results of operations have been prepared as if the acquisition of NTS had occurred as of January 1, 2008:

Year ended December 31, 2008
Net revenues	$100,432,212

Net profit	$3,480,546

Net profit per share:
Basic and diluted	$0.19

Net profit per share:
Basic and diluted	18,397,781

The unaudited pro forma condensed consolidated results of operations are not necessarily indicative of the results that would have occurred had the acquisition occurred as of January 1, 2008, nor are they necessarily indicative of the results that may occur in the future.

C.
On November 26, 2008, Xfone USA, Inc., entered into a Sale and Purchase Agreement (the “Agreement”) with Cybergate, Inc. (“Cybergate”), pursuant to which Xfone USA purchased all of Cybergate’s operations. Cybergate is a provider of Internet services including Internet access, web and server hosting, data services and e-mail. The purchase price was an amount equal to 50% of collected receivables derived from Cybergate's operations up to $500,000, which is to be paid to Cybergate in monthly installments equal to 50% of the prior month’s collected receivables derived from Cybergate's operations as the same shall be billed on a regular basis by Xfone USA.  The Agreement and the closing of the sale and purchase have an effective date of November 1, 2008.  The acquisition was not significant from an accounting perspective.

D. Liquidity
As of December 31, 2009, the Company reported a working capital deficit of $15,388,200 compared to a deficit of $8,137,895 on December 31, 2008. In order to overcome the deficit in the Company's working capital, the Company's management took the following actions: (i) On January 29, 2010, the Company entered into an agreement with Mr. Keinan and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan to divestiture its UK operations for a value of approximately $4,500,000 in total proceeds and future savings. Upon the approval of the transaction to divestiture the UK operations by the Company's shareholder, The Company will be immediately relieved from short-term notes of approximately $1,700,000; (ii) On March 2, 2010, the Company signed a non-binding memorandum of understanding (the “MoU”) for the sale of its holdings in Xfone 018 to Marathon Telecom. The MoU provides for an all cash transaction; (iii) On March 23, 2010, the Company entered into a securities purchase agreement with Burlingame Equity Investors, LP for the issuance of its common shares, a senior promissory note and warrants to purchase its common stock, for an aggregate consideration of $6,000,000; (iv) On March 23, 2010, the Company entered into a securities purchase agreement with certain investors affiliated with Gagnon Securities LLC, for the issuance of its common stock for an aggregate consideration of $575,000; and (v) as of December 31, 2009 the Company's current liabilities includes short-term credit line and notes payable of approximately $5,600,000 with the Company's commercial bank. The Company's management is negotiating the renewal of the notes and the credit line with the bank and it believes that upon resolution of the negotiation the Company will repay most of the amount after December 31, 2010.

-Appendix-D-13-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 -   Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in the event that equity is reduced to zero or below.

B.	Foreign Currency Translation

For operations in local currency environments, assets and liabilities are translated at year-end exchange rates with cumulative translation adjustments included as a component of shareholders’ equity and income and expense items are translated at average foreign exchange rates prevailing during the year.  Foreign currency transactions gains and losses are included in the results of operations.

C.	Subsequent events

The Company evaluates events occurring after the date of the financial statements for events requiring recording or disclosure in the financial statements.

D.	Cash and cash equivalents

Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

E.	Restricted cash

At December 31, 2007 restricted cash include proceeds from the issuance of securities to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032) par value bonds (Series A). The proceeds were invested in weekly interest-bearing deposits and were transferred to the Company's control upon the fulfillment of the following conditions: (i) that the Company raised an aggregate of at least $20.0 million in equity financings; and (ii) that the conditions for the consummation of the acquisition of NTS Communications, Inc. had been met. These conditions were satisfied during February 2008.

-Appendix-D-14-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
Note 2 - Significant Accounting Policies (Cont.)

F.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $716,798 and $1,251,946 at December 31, 2009 and 2008, respectively.

G.	Inventories

Inventory consists primarily of fiber optic equipment and telephone equipment to be installed at the Company's customers, which is carried at the lower of cost (determined principally on either an average cost or first-in, first-out basis) or market.

H.	Fixed Assets

Fixed Assets are stated at cost. Depreciation is calculated based on a straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Useful Life
Communication equipment	3-15 years
Fiber network	30 years
Construction equipment	5 years
Equipment held under lease	4-15 years
Office furniture and equipment	5-15 years
Development costs	3 years
Computer equipment	5-7 years
Motor vehicles	4-5 years
Building and plant	4-30 years

Property and equipment of the Company and its subsidiaries are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

As of December 31, 2009 and 2008, no impairment losses were identified for property and equipment.

Depreciation expenses amounted to $3,608,984 and $3,319,725 for the years ended December 31, 2009 and 2008, respectively.

The Company charges the cost of maintenance and repairs, including the cost of replacing minor items not constituting substantial betterments, principally to cost of revenues as these costs are incurred.

-Appendix-D-15-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 - Significant Accounting Policies (Cont.)

I.	Other Intangible Assets

Other intangible assets with determinable lives consist of:
•	License to provide communication services in Israel and are amortized over the 20 year term of the license; and
•	Customer relations and trade name related to mergers and acquisitions are amortized over a period between 2-13 years from the date of the purchase.

J.	Long-Lived Assets

The Company periodically evaluates the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events. At December 31, 2009, the Company believes its long- lived assets are recoverable.

K.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Revenue for services is recognized when the related services are provided. Payments received in advance are deferred until the service is provided.

The Company reports taxes imposed by governmental authorities on revenue producing transactions between it and its customers in the consolidated financial statements on a net basis.

L.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Examples of significant estimates include: the allowance for doubtful accounts, the recoverability of plant, property and equipment, the recoverability of intangible assets and other long-lived assets, unbilled revenues, fair values of financial instruments, unrecognized tax benefits, valuation allowances on tax assets, accrued expenses, contingencies and allocation of purchase prices in connection with business combinations.

-Appendix-D-16-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
M.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For the year ended December 31, 2009 and 2008, there were no dilutive shares as all options and warrants were out-of-the-money.

N.	Income Taxes

The Company and its subsidiaries account for income taxes in accordance with FASB ASC No. 740, “Income Taxes.” This topic prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences if not related to an asset or liability for financial reporting.

The Company uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return. The first step is recognition: the Company determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement: a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Differences between tax positions taken in a tax return and amounts recognized in the financial statements will generally result in one or more of the following: an increase in a liability for income taxes payable, a reduction of an income tax refund receivable, a reduction in a deferred tax asset, or an increase in a deferred tax liability.

O.	Fair Value Measurements

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:
Level 1 –	Quoted prices in active markets for identical assets or liabilities
Level 2 –	Observable inputs other than quoted prices in active markets for identical assets and liabilities
Level 3 –	No observable pricing inputs in the market
Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

-Appendix-D-17-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

P.	Stock-Based Compensation

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based awards that are ultimately expected to vest during the period. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The fair value of restricted stock is determined based on the number of shares granted and the closing price of the Company’s common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.

Q.	Derivative instruments

 The Company recognizes all of its derivative instruments as either assets or liabilities on the balance sheet at fair value. For derivative instruments that are designated and qualify as a cash flows hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Any gain or loss on a derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item is recognized in current earnings during the period of change.

To protect against the increase in value of forecasted foreign currency cash flows resulting from bond liability in New Israeli Shekel (“NIS”) during 2009, the Company instituted a foreign currency cash flow hedging transaction. The Company hedges portions of the anticipated bond payment in NIS for a period of 3 months with forward contracts. These forward contracts were designated as cash flow hedges and are all effective as hedges of these expenses.

The amount recorded in financing expenses in the Consolidated Statements of Operations for the year ended December 31, 2009 that resulted from the above referenced hedging transactions was $5,374. As of December 31, 2009, there are no outstanding forward contracts.

R.	Goodwill and Indefinite-Lived Purchased Intangible Assets

Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Impairment testing for goodwill is performed annually in the fourth fiscal quarter or more frequently if indications of potential impairment exist. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. The Company has determined that in its case, the reporting units are its operating segments since that is the lowest level at which discrete, reliable financial and cash flow information is regularly reviewed by its chief operating decision maker. Step one compares the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) to its carrying value. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed. Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the implied fair value of goodwill is less than the carrying amount of goodwill, impairment is recognized.

The Company reviews the reasonableness of the carrying value of its goodwill annually as of December 31, unless an event or change in circumstances requires an interim reassessment of impairment. During 2008 no impairment losses were identified. During 2009, impairment losses in the amount of $21,147,745 were recognized (See Note 6).

-Appendix-D-18-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

S.	Reclassification

Certain amounts in the 2008 financial statements have been reclassified to conform to the current year presentation. Such classification did not impact the Company's gross profit, net income or cash provided by operating activities.

T.	Recent Accounting Pronouncements

1.
On January 1, 2009, the Company adopted authoritative guidance issued by the Financial Accounting Standards Board Accounting Standards ("FASB") on business combinations. The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. The Company has not completed any business combinations since January 1, 2009.  Accordingly, adoption of the new guidance has not impacted the Company’s financial statements.

2.
In March 2008, the FASB issued new accounting guidance which requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008; earlier adoption is encouraged. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

3.
In December 2007 the FASB issued new accounting guidance which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This guidance changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. This guidance establishes disclosure requirements in the consolidated financial statements, which will enable users to clearly distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

4.
On July 1, 2009, the Company adopted the authoritative guidance on fair value measurement for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Adoption of the new guidance did not have an impact on the Company's consolidated financial statements.

-Appendix-D-19-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

5.
In April 2009, the FASB issued additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The guidance also includes identifying circumstances that indicate a transaction is not orderly for fair value measurements. The Company adopted the new guidance as of the period ending June 30, 2009. The adoption of the newly issued guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

6.
On July 1, 2009, the Financial Accounting Standards Board Accounting Standards Codification™ (“Codification” or “ASC”) became the single source of authoritative GAAP (other than rules and interpretive releases of the U.S. Securities and Exchange Commission). The Codification is topically based with topics organized by ASC number and updated with Accounting Standards Updates (“ASUs”). ASUs will replace accounting guidance that historically was issued as FASB Statements (“SFAS”), FASB Interpretations (“FIN”), FASB Staff Positions (“FSP”), Emerging Issue Task Force (“EITF”) Issues or other types of accounting standards. The Codification became the single authoritative source for U.S. GAAP, replacing the mix of accounting standards that have evolved over the last fifty plus years. While not intended to change U.S. GAAP, the Codification significantly changes the way in which accounting literature is organized. The Codification became effective September 30, 2009 for the Company and disclosures within this Annual Report on Form 10-K have been updated to reflect the change.

Note 3 - Prepaid Expenses, Other Receivables and Deposits
	December 31,
	2009	2008
Unbilled revenues	$1,339,575	$1,211,445
Prepaid expenses	988,366	1,411,368
Tax authorities	821,329	736,702
Other receivables	1,026,521	932,122
	$4,175,791	$4,291,637

-Appendix-D-20-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

 Note 4 - Fixed Assets

	December 31,
	2009	2008
Cost
Communication equipment	$71,203,212	$68,614,751
Fiber network	38,825,568	31,579,191
Office furniture and equipment	2,218,599	2,184,224
Development costs	1,964,022	4,765,127
Computer equipment	10,617,454	10,208,181
Construction equipment	583,253	519,865
Motor vehicles	1,032,412	955,384
Building and plant	10,633,453	10,288,699
	137,077,973	129,115,422

Accumulated Depreciation
Communication equipment	58,550,447	56,902,873
Fiber network	8,632,614	7,861,254
Office furniture and equipment	1,855,937	1,756,484
Development costs	442,752	327,004
Computer equipment	8,792,258	8,163,705
Construction equipment	375,469	303,303
Motor vehicles	782,951	726,338
Building and Plant	3,401,210	3,053,864
	82,833,638	79,094,825

	$54,244,335	$50,020,597

-Appendix-D-21-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
Note 5 - Other Assets

The breakdown of intangible assets as of December 31, 2009 and 2008 was as follows:

	Customer Relationships	Trade Name	License	Total
December 31, 2009
Cost	$3,338,543	$73,478	$621,654	$4,033,675
Accumulated amortization	1,576,456	38,002	105,232	1,719,690

Net	$1,762,087	$35,476	$516,422	$2,313,985

December 31, 2008
Cost	$3,326,448	$73,478	$619,015	$4,018,941
Accumulated amortization	855,776	27,573	83,753	967,102

Net	$2,470,672	$45,905	$535,262	$3,051,839

Based on the intangible assets in service as of December 31, 2009, estimated amortization expense for each of the next five years ending December 31 is as follows:

	2010	2011	2012	2013	2014
Amortization expense	$644,301	$618,384	$263,934	$176,262	$99,614

Amortization expenses amounted to $726,836 and $660,190 for the years ended December 31, 2009 and 2008, respectively.

Note 6 - Goodwill

The following table presents the changes in goodwill allocated to the Company's reportable segments during 2009 and 2008:

	US	UK	Total
Balance as of December 31, 2007	$12,217,270	$4,654,818	$16,872,088
Acquisition of Story Telecom, Inc.	-	690,207	690,207
Acquisition of NTS Communications, Inc.	9,608,155	-	9,608,155
Foreign currency translation adjustment	-	243,031	243,031

Balance as of December 31, 2008	21,285,425	5,588,056	27,413,481
Adjustment resulting a settlement agreement	(677,680)		(677,680)
Foreign currency translation adjustment	-	53,744
Goodwill impairment	(21,147,745)	-	(21,147,745)

Balance as of December 31, 2009	$-	$5,641,800	$5,641,800

Evaluating goodwill for impairment involves the determination of the fair value of the Company's reporting units in which the Company has recorded goodwill. A reporting unit is a component of an operating segment for which discrete financial information is available and reviewed by management on a regular basis. The Company has determined that its reporting units are its segments. Inherent in the determination of fair value of its reporting units are certain estimates and judgments, including the interpretation of current economic indicators and market valuations as well as the Company's strategic plans with regard to its operations. To the extent additional information arises or its strategies change, it is possible that the Company's conclusion regarding goodwill impairment could change, which could have a material effect on its financial position and results of operations.

-Appendix-D-22-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

In the fourth quarter of 2009, in connection with the annual test of goodwill impairment, impairment was identified and recorded in an aggregate amount of $21,147,745 related to the United States reporting units. During the fourth quarter, the continuing and accelerating deterioration of general economic conditions including shortfalls against the Company's anticipated operating profitability resulted in lower expectations for growth and profitability in legacy copper network operation in future periods. In addition, the Company experienced a continued decline in its stock price reflecting a further reduction in a market participant’s view of fair value of its underlying reporting units.

In evaluating whether goodwill was impaired, the Company compared the fair value of the reporting units to which goodwill is assigned to their carrying value (Step 1 of the impairment test). In calculating fair value, the Company used a weighting of the valuations calculated using market multiples and the income approach. The income approach is a valuation technique under which the Company estimates future cash flows using the reporting units’ financial forecasts. Future estimated cash flows are discounted to their present value to calculate fair value. The summation of the Company's reporting units’ fair values must be compared to its market capitalization as of the date of the impairment test. In the situation where a reporting unit’s carrying amount exceeds its fair value, the amount of the impairment loss must be measured. The measurement of the impairment (Step 2 of the impairment test) is calculated by determining the implied fair value of a reporting unit’s goodwill. In calculating the implied fair value of goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. The goodwill impairment is measured as the excess of the carrying amount of goodwill over its implied fair value.

In determining the fair value of the Company reporting units under the income approach, the Company expected cash flows are affected by various assumptions. Fair value on a discounted cash flow basis uses forecasts for 5 to 10 year period with a residual growth rate of approximately two percent thereafter. Management's business plans and projections were used as the basis for expected future cash flows.
Information regarding the nonrecurring fair value measurement completed during the year ended December 31, 2009:
	Fair value as of measurement date	Quoted prices in active markets for identical assets	Significant other observable inputs	Significant unobservable inputs	Impairment charge
		(Level 1)	(Level 2)	(Level 3)
Goodwill related to US segment	$-	$ N/A	$ N/A	$-	$21,147,745

After considering the goodwill impairments recorded in fiscal year 2009, remaining goodwill in the amount of $5,641,800 relates to the Company's United Kingdom reporting unit.

Note 7 - Other Liabilities and Accrued Expenses

	December 31,
	2009	2008
Corporate taxes	$106,490	$322,321
Government authorities	687,546	2,094,946
Payroll and other taxes	810,403	951,296
Accrued expense	3,154,282	2,999,896
Deferred revenues	1,039,905	1,156,589
Others	99,746	149,822
	$5,898,372	$7,674,870

-Appendix-D-23-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 8 - Notes Payable from related parties

	December 31,
	2009	2008

Loan from various lenders (1)	$541,707	$-
Loan from related party (2)	1,392,293	-

	$1,934,000	$-

1.
On December 1, 2009, the Company issued a series of promissory notes to various lenders who are either affiliates of the Company or people related to certain affiliates and/or business partners of the Company.  The notes bear interest of 10% and mature between three months and one year from issuance.  Certain of the notes are prepayable and contain no prepayment penalties.  The proceeds of the notes were utilized to repay obligations under the Company’s Series A Bonds.

2.
On December 10, 2009, the Company entered into a loan agreement with Iddo Keinan, for an amount of $1,471,108 (equivalent to £860,045). The loan was advanced as bridge funding of the payment of amounts due by the Company on its Series A Bonds. The loan is to be repaid no later than May 30, 2010. The loan bears interest of 1.3% per month charged on the total amount of the Lender’s loan.

In consideration for the Loan, the following was granted as security in favor of the lender:
1.  Security interest in: (i) 51% of each of the Class A shares and Class B shares of the Swiftnet; (ii) 51% of the issued share capital of Equitalk; (iii) 100% of the issued share capital of Auracall; (iv) 100% of the issued share capital of Story Telecom;
2. Debentures over the entire assets of the Swiftnet and each UK Subsidiary.
3. Security interest in any proceeds of a sale of the Company's interest in the capital stock of Xfone 018, Ltd., in an amount equal to the amount of the Loan.

The Lender is son of Mr. Keinan, the Company’s Chairman of the Board and major shareholder. The Lender has been employed by the Borrower since 1998.

Note 9 - Notes Payable from the United States Department of Agriculture

	December 31,
	2009	2008

Loan Notes Payable form the United States Department of Agriculture	$5,574,100	$1,404,971

Less current portion (see note 10)	263,068	-

Long-term portion	$5,311,032	$1,404,971

NTS Telephone Company, LLC, a wholly owned subsidiary of NTS Communications, Inc., received approval from the Rural Utilities Service (“RUS”), a division of the United States Department of Agriculture, for an $11.8 million debt facility to complete a telecommunications overbuild project in Levelland, Texas. The principal of the RUS loan is repaid monthly starting one year from the advance date until full repayment after 17 years from each advance date. The loan bears interest at the average yield on outstanding marketable obligations of the United States having the final maturity comparable to the final maturity of the advance. Advances are provided as the construction progresses, and the interest rate is set based upon the prevailing rate at the time of each individual advance. The note is non-recourse to NTS and all other NTS subsidiaries and is secured by NTS Telephones assets which were $8.3 million at December 31, 2009. As of December 31, 2009, the annual average weighted interest rate on the outstanding advances was 3.74%.
The notes payable form the United States Department of Agriculture mature as follows:

Year
2010	$263,068
2011	303,455
2012	303,455
2013	303,455
2014	303,455
2015 and thereafter	4,097,212
$5,574,100

-Appendix-D-24-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 10 - Notes Payable

December 31,
Annual Interest Rate	2009	2008

Credit line form a commercial bank	WSJ Prime	$3,497,261	$3,850,000
Credit line from Bank Hapoalim B.M.	3.55%	848,467	-
Credit line from Bank Leumi (UK) Plc.	1.51%	241,373	219,337
Current maturity of notes payable from the united States Department of Agriculture (see note 9)	3.74%	263,068	-
Bank loan (1)	WSJ Prime	2,086,431	2,502,642
Bank loans payable over 3-5 years	Prime + 1.0%	120,758	363,553
Minority Partner Loan (2)	Israeli Consumer Price Index + 4.0%	272,671	512,333
Other notes payable	3.45% - 10%	443,014	555,271
		7,773,043	8,003,136

Less current portion		7,415,417	5,295,014

Long-term portion		$357,626	$2,708,122

1.
Loan from commercial bank which are repaid on a monthly basis until full repayment in September 2010. The loans bear interest at a rate equivalent to Wall Street Journal Prime. The loan is secured by fixed assets. The Wall Street Journal Prime rate at December 31, 2009 was 3.25% per annum.

2.
According to an agreement between the Company, Xfone 018 Ltd. and the Company’s 26% minority interest partner in Xfone 018 (the “Minority Partner”), the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan was established for four years, unless otherwise agreed between the parties, with annual interest of 4% and adjusted monthly for changes to the Israeli Consumer Price Index. The CPI at December 31, 2009 was 110.6.

The notes payable mature as follows:

Year
2010	$7,415,417
2011	338,400
2012	10,284
2013	8,942
$7,773,043

-Appendix-D-25-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 11 - Bonds payable

A.	Issuance of Bonds

On December 13, 2007, the Company issued a total of NIS 100,382,100 ($25,562,032) Series A Bonds (the “Bonds”) to Israeli institutional investors. The principal of the Bonds is repaid in 8 equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). On November 11, 2008 (the “Date of Listing”), the Bonds commenced trading on the TASE. From the Date of Issuance until the Date of Listing, the Bonds accrued annual interest at a rate of 9%. As of the Date of Listing, the interest rate for the unpaid balance of the Bonds was reduced by 1% to an annual interest rate of 8%. The interest on the Bonds is paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  The principal and interest of the Bonds is linked to the Israeli Consumer Price Index. The CPI at December 31, 2009 was 110.6.

The Company issued the holders of the Bonds, for no additional consideration, 956,020 (non-tradable) Warrants, each exercisable at an exercise price of $3.50 with a term of 4 years, beginning on September 2, 2008.

The Company attributed the composition of the proceeds from the offering as follows:

Bonds Series A	$24,588,726
Stock Purchase Warrants (1)	973,306
Total	$25,562,032
(1)	Presented as part of Additional Paid-in Capital.

The resulting debt discount and bonds issuance costs are being amortized into interest expense over the life of the bonds.

B.	Aggregate maturities are as follows:
2009	$3,502,163
2010	3,502,163
2011	3,502,163
2012	3,502,163
2013	3,502,163
2014 and thereafter	3,502,163
21,012,975
Accrued interest	134,983

$21,147,958
During 2008, principal and interest payments on the Company's bonds were $3,318,309 and $2,689,737, respectively. During 2009, principal and interest payments on the Company's bonds were $3,610,291 and $1,983,595, respectively.

-Appendix-D-26-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 12 - Capital Lease Obligations

The company is the lessee of switching and other telecom equipment and motor vehicles under capital leases expiring in various years through 2012. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized (or depreciated) over the lower of their related lease terms or their estimated productive lives.

Future minimum lease payments under capital leases as of December 31, 2009 are:

2010	$267,191
2011	197,278
2012	59,512

Total	$523,981

Total minimum lease payments	$612,135
Less: amount representing interest at rates from 8.9% to 16.1%	(88,154)

Present value of net minimum lease payment	$523,981

Following is a summary of property held under capital leases:

	December 31,
	2009	2008

Communication equipment	$471,863	$492,721
Construction equipment	52,118	83,150
Motor Vehicles	-	20,413
	$523,981	$596,284

Note 13 - Employee Benefit Plan

The Company maintains an employee's savings and retirement plan under Section 401(k) of the Internal Revenue Code. All full-time U.S.  Employees who have completed six months of service become eligible to participate in the semi-annual plan that is nearest to their entry dates. The Company's contribution to the plan, as determined by the Board of Directors, is discretionary and is limited to a portion of the employee's contribution. The Company contributed $408,935 and $409,981 during the years ended December 31, 2009 and 2008, respectively.

-Appendix-D-27-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 14 - Income Taxes

The provision for income taxes is based on earnings before income taxes reported for financial statement purposes. The components of income (loss) from continuing operations before income taxes were as follows:

	December 31,
	2009	2008
United States	$(23,397,574)	$(328,504)
International	1,069,238	1,983,849

Total	$(22,328,336)	$1,655,345

The income tax (benefit) provision from continuing operations was as follows:

	December 31,
	2009	2008
Current:
Federal	$-	$151,009
State	219,025	83,455
International	110,104	584,139
Deferred:
Federal	(343,002)	(1,706,839)
State	-	-
International	(155,901)	274,357

Total benefit	$(169,774)	$(613,879)

Deferred taxes arise because of the different treatment of transactions for financial statement accounting and income tax accounting, known as temporary differences. The Company records the tax effect of these temporary differences as deferred tax assets and deferred tax liabilities in its consolidated Balance Sheets. Deferred tax assets generally represent items that can be used as a tax deduction or credit in a tax return in future years for which the Company has already recorded the tax benefit in the Consolidated Statements of Operations. The components of net deferred tax assets and liabilities were as follows:

	December 31,
Deferred Tax Liabilities:	2009	2008
Accelerated tax depreciation of fixed assets	$7,954,705	$8,362,920

Deferred Tax Assets:
Carry forward losses	4,027,586	3,604,417
Allowance for bad debts	288,912	779,222
Accrued vacation and severance pay	438,514	557,844

Net deferred taxes liabilities	$3,199,693	$3,421,437

-Appendix-D-28-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
The current and non-current components of the Company's deferred tax balances are generally based on the balance sheet classification of the asset or liability creating the temporary difference.

Significant judgment is required in determining the realizability of the Company's deferred tax assets. The assessment of whether valuation allowances are required considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company's experience with loss carryforwards expiring unused and tax planning alternatives.

The Company's analysis of the need for valuation allowances considered the timing of the reversal of the long-term deferred tax liability. The Company determined the reversal of these deferred tax liabilities would be over the period in which the loss carryforward can be used.

While the Company is currently anticipate profitability in the United States during 2010, achievement of overall profitability will be a significant factor in determining our continuing ability to carry these deferred tax assets. If the Company do not achieve at least moderate levels of pretax results in 2010, it is reasonably possible that the Company may need to establish a valuation allowance for some or all of the deferred tax assets in the United States, which could materially impact the Company's income tax provision, financial position and results of operations. The utilization of a portion of the Company's NOLs and carryforwards maybe subject to annual limitations under Internal Revenue Code Section 382. Subsequent equity changes could further limit the utilization of these NOLs and credit carryforwards.  A 382 study has not been completed as of December 31, 2009.

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

December 31 ,
2009
Income tax expense (benefit) computed at statutory rate	$(7,591,637)

Goodwill impairment	7,190,233
Foreign earning at other than US rates	(268,675)
State income taxes, net of Federal benefit	218,352
Other	281,953
Benefit for income taxes	$(169,774)

The Company has not recorded a liablitiy as of December 31, 2009 and 2008 for uncertain tax positions as it does not believe there will be any differences between the tax positions taken by the Company and expected to be taken by the tax authorities.  The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of income tax expense (benefit) in the consolidated statement of operations.  During the years ended December 31, 2009 and 2008, the Company did not recognize income tax expense related to interest and penalties.

 It is reasonably possible that our unrecognized tax benefits could increase or decrease significantly during the next twelve months due to the resolution of certain U.S. and international tax uncertainties; however it is not possible to estimate the potential change at this time.

-Appendix-D-29-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 15 - Contingent Liabilities, Commitments and Guarantees

A. Commitments
1.
The Company leases its facilities in the USA, UK, and Israel under operating lease agreement, which will expire in 2009 and thereafter. The minimum lease payments under non-cancelable operating leases are as follows:

Year ended December 31,

2010	$2,509,459
2011	2,312,417
2012	1,778,143
2013	826,002
2014	275,465
$7,701,486

Total operating lease and rent expenses for the years ended December 31, 2009 and 2008, were $2,321,773 and $2,629,100, respectively.

-Appendix-D-30-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

B. Royalties commitments

The Company has been granted license from the Ministry of Communication for the provision of international telecommunication services in Israel for 20 years until July 2024. At the end of each of the license period, the Minister of Communications may extend the period of the license for one or more successive periods of ten years.

According to the license terms, the Company is obligated to pay royalties to the State of Israel at the rate of 1.5% of the royalty-bearing income in 2009 and 1% from 2010 and thereafter. The Company's 26% minority interest partner in the Company’s Israeli subsidiary provided the State of Israel with a bank guarantee of NIS 10 million to ensure compliance with the provisions of the license.

The Company paid $50,083 and $97,228 as royalties during 2009 and 2008, respectively.

Liens and guarantees
1.
Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its activities. As of December 31, 2009, the credit facilities include a revolving credit line of 500,000 NIS ($132,450), a short-term credit line of 2,250,000 NIS ($596,026), and long-term credit line of 1,290,000 NIS ($341,722). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($834,437) to procure equipment. In 2008, the credit facilities were secured with: (a) a floating charge on Xfone 018 assets, securities, banknotes, unissued capital stock, reputation, and any property and right including profits thereof Xfone 018 has or may have at any time and in any manner; (b) a fixed charge on its telecommunication equipment (including switches) and insurance rights thereof; (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank; (g) subordination of the Minority Partner Loan (as defined below).

On March 16, 2009, Xfone 018 assigned to the bank, by way of pledge, its rights pursuant to the agreement with the credit company Poalim Express Ltd. On March 17, 2009, Xfone 018 received the bank's approval for an increase in its short-term credit line to a total facility of 5,250,000 NIS ($1,390,728). Xfone 018 undertook to comply, as of March 31, 2009, with certain covenants concerning its capital and the annual ratio between its total liabilities and EBITDA.

On March 26, 2009 the Company received the bank's confirmation according to which the following guarantees are waived: (a) subordination of a Term Note of $800,000 (appears above as "(c)"); (b) a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances (appears above as "(e)"); and (c) subordination of the Minority Partner Loan (appears above as "(g)").

As of December 31, 2009, Xfone 018 has a balance due of 3,200,000 NIS ($848,467) under the foregoing credit facility and a balance of 225,080 NIS ($59,624) under the foregoing long-term facility.

-Appendix-D-31-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
2.
According to an agreement between the Company, Xfone 018 Ltd. and the 26% minority interest partner in Xfone 018 (the “Minority Partner”), in 2004 the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS ($2,649,006) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. On March 26, 2009, a payment of NIS 380,162 ($89,958) was made to the Minority Partner as consideration for interest expense imposed on the Minority Partner in connection with providing the bank guarantee.
According to the above-mentioned agreement with the Minority Partner, during the fourth quarter of 2004, the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan was established for four years, unless otherwise agreed between the parties, with annual interest of 4% and linkage to the Israeli consumer price index. On March 26, 2009, a repayment, by way of off set, of NIS 995,433 ($235,550) was made to the Minority Partner in connection with the Minority Partner Loan. As of December 31, 2009, the balance of the Minority Partner Loan is 1,029,332 NIS ($272,671).

3.
On November 5, 2007, Bank Hapoalim B.M. in Israel provided a bank guarantee of 322,500 NIS ($78,486) to the Ministry of Communications of the State of Israel in connection with a November 7, 2007 license to commence an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology, which was granted to Xfone 018. In connection with the bank guarantee, Xfone 018 executed an indemnification agreement in favor of Bank Hapoalim. The bank guarantee expired on February 28, 2010.

4.
On May 12, 2009, Bank Hapoalim B.M. in Israel provided a bank guarantee of 202,000 NIS ($49,160) to the Ministry of Communications of the State of Israel in connection with Xfone 018’s application for a license to commence an experimental deployment of Local Telephone Services utilizing Voice over Cellular (VOC) technology. The bank guarantee will expire on November 14, 2010.

5.
On December 11, 2008, the Company signed a Letter of Guarantee (the “Guarantee”), pursuant to which the Company agreed to guarantee the obligations of Xfone 018 under a certain contract dated March 13, 2008 (the “Contract”), entered into by and between Xfone 018 and Tikshoov Digital Ltd. (“Tikshoov”) and a certain Agreement dated December 11 2008, entered into by and between Xfone 018 and Tikshoov (the “Agreement”).  Pursuant to the Contract, Xfone 018 provides telephone services to Tikshoov for participants in a television call-in game show. Xfone 018 collects the telephone service fees from the participants and delivers the fees to Tikshoov, after deducting applicable monthly fees and costs.  Pursuant to the Guarantee, if for any reason Xfone 018 fails to comply with its obligations under the Contract and pursuant to the Agreement in whole or in part, the Company will pay to Tikshoov directly any amounts due and outstanding.  The Company has agreed to make any payments pursuant to the Guarantee within three (3) business days upon Tikshoov's first demand, without deducting any amounts that the Company may claim from Tikshoov and free of any taxes or withholdings.  The Guarantee terminates and becomes null and void upon the full satisfaction of Xfone 018's obligations.
As of December 31, 2009, Xfone 018 owed an amount of NIS 358,698 ($94,894) to Tikshoov. The amount was paid in full on February 1, 2010.

6.
NTS Communications, Inc. ("NTS"), has a $2,000,000 revolving line of credit with a commercial bank.  The facility is secured by an assignment of all NTS's trade accounts receivable.  The credit line bears interest at a rate equivalent to Wall Street Journal Prime. The credit line matures on April 27, 2010 and negotiations for its renewal have not been completed as of the report date. At December 31, 2009, the total amount advanced was $1,542,690. A related installment note in the original amount of $2,000,000 was executed on April 27, 2009. This note reduced the nominal and funded balance of the previous $4,000,000 line of credit. The installment note, which matures May 25, 2010, bears interest at Wall Street Journal Prime rate and is payable in monthly installments of $61,212.

7.
The Company also has secured a loan from a commercial bank on September 18, 2007 in the original amount of $2,500,000 which was to be repaid on the following terms: 12 monthly payments of accrued interest only beginning October 18, 2007, followed by 23 monthly payments of $29,762 plus any accrued interest and a 24th and final payment of all unpaid principal and accrued interest due, on or before September 18, 2010. The loan bears interest at a rate equivalent to Wall Street Journal Prime. The loan is secured by fixed assets.

-Appendix-D-32-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 16 - Capital Structure, Stock Options
 1. Shares and Warrants
A.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

B.
On February 26, 2008, the Company completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Company’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000. Costs of the issuance were $27,499 for net proceeds of $8,032,501.

C.
In connection with the closing of the acquisition of NTS Communications, Inc. on February 26, 2008, the Company issued 2,366,892 shares of the Company’s Common Stock to certain former NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the NTS Purchase Agreement.  The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the NYSE Amex (formerly, the American Stock Exchange and the NYSE Alternext US LLC) for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such former NTS Shareholders was $6,463,536, net of issuance expenses of $21,748.

D.
On March 25, 2008, the Company issued the holders of the Bonds 956,020 (non-tradable) warrants, each exercisable at an exercise price of $3.50 with a term of 4 years, commencing on September 2, 2008. The total value of the warrants, based on Black-Scholes option-pricing-model is $973,306 and is expensed ratably over the repayment schedule of the bonds (see note 11).

E.
On December 16, 2008 the Company's stockholders approved and authorized the issuance of an aggregate of 321,452 warrants to purchase shares of the Company’s common stock to Wade Spooner, former President and Chief Executive Officer of Xfone USA, Inc., pursuant to the terms of a certain Separation Agreement and Release dated August 15, 2008 between Mr. Spooner, Xfone USA, Inc. and the Company, as well as the issuance of the aggregate 321,452 shares of the Company’s common stock upon exercise of such common stock purchase warrants. The warrants were issued on April 30, 2009 after receiving approval from the Tel Aviv Stock Exchange.  The total value of the warrants, based on Black-Scholes option-pricing-model is $11,627.

F.
On December 16, 2008 the Company's stockholders approved and authorized the issuance of an aggregate of 160,727 warrants to purchase shares of the Company’s common stock to Ted Parsons, former Executive Vice President and Chief Marketing Officer of Xfone USA, Inc., pursuant to the terms of a certain Separation Agreement and Release dated August 15, 2008 between Mr. Parsons, Xfone USA, Inc. and the Company, as well as the issuance of the aggregate 160,727 shares of the Company’s common stock upon exercise of such common stock purchase warrants. The warrants were issued on April 30, 2009 after receiving approval from the Tel Aviv Stock Exchange. The total value of the warrants, based on Black-Scholes option-pricing-model is $5,813.

-Appendix-D-33-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
	Number of warrants	Weighted average exercise price

Warrants outstanding at December 31, 2007	6,104,159	$3.72
Granted	1,438,199	$3.50
Cancelled	(44,470)	$3.31

Warrants outstanding at December 31, 2008	7,497,888	$3.68
Granted	-	$-
Cancelled	(1,136,737)	$5.50
Warrants outstanding and exercisable at December 31, 2009	(6,361,151)	$3.36

The following table summarizes information about warrants vested and exercisable at December 31, 2009:

	Warrants vested and exercisable
Range price ($)	Number of warrants	Weighted average remaining contractual life (years)	Weighted average exercise price
$2.86-$3.15	2,414,365	2.16	$3.06
$3.25-$3.80	3,538,064	1.94	$3.47
$4.00-$6.80	408,722	0.75	$5.29

2. Stock Option Plan

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in the valuation model are supported primarily by historical indicators and current market conditions. Volatility was calculated using the historical weekly close rate for a period of time equal to the expected term. The risk-free rate of return was determined by using the U.S. Treasury yield curve in effect at the time of grant. The expected term was calculated on an aggregated basis and estimated based on an analysis of options already exercised and any foreseeable trends or changes in recipients’ behavior. In determining the expected term, the Company considered the vesting period of the awards, the contractual term of the awards, historical average holding periods, stock price history, impacts from recent restructuring initiatives and the relative weight for each of these factors. The dividend yield was based on the latest dividend payments made on or announced by the date of the grant.

The following table summarizes the Company's weighted average assumptions used in the valuation of options for the years ended December 31, 2008:
Year ended December 31,
2008

Volatility	44.4%
Risk-free interest rate	3.1%
Dividend yield	0%
Forfeiture rate	20%
Expected life (years)	6.0

The Company did not award stock options during year 2009. The Company's aggregate compensation cost for the years ended December 31, 2009 and 2008 totaled $589,219 and $655,165, respectively.

-Appendix-D-34-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

A.
On August 26, 2007, the Company entered into a contractual obligation to grant the than General Manager of Xfone 018 the following number of options to purchase shares of the Company’s common stock under the 2007 plan, (the “Plan”):
(1) Within 30 days of adoption of the Plan, the Company will grant options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will vest on August 26, 2008,; and (ii) options to purchase 18,750 shares will be vest at the end of every 3 month period thereafter.
(2) At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, the General Manager of Xfone 018 will be granted options to purchase 25,000 shares of the Company’s Common Stock under the Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Company publishes its annual financial statements for such year.

The employment of said General Manager of Xfone 018 was terminated on June 30, 2009. Upon his termination, the contractual obligation to issue the foregoing options expired.

	Number of options	Weighted average exercise price	Aggregate Intrinsic value

Options outstanding at December 31, 2007	5,715,000	$3.65	-
Granted	1,851,000	$3.75
Exercised	(4,105)	$3.50
Cancelled	(1,195,895)	$4.34

Options outstanding at December 31, 2008	6,366,000	$3.55	-
Granted	-	-
Exercised	-	-
Cancelled (a)	(320,000)	$3.50
Options outstanding at December 31, 2009	6,046,000	$3.55	-

Options vested and exercisable as of December 31, 2008	4,810,313	$3.35

Options vested and exercisable as of December 31, 2009	4,838,750	$3.34

Weighted average fair value of options granted in 2008		$1.24

Weighted average fair value of options granted in 2009		N/A

(a)	Include options under contractual obligation as specified in note 13.2 (A)

There was no aggregate intrinsic value at December 31, 2009 and 2008 as the Company's stock price of $0.70 on December 31, 2009 and $0.76 on December 31, 2008 was below the exercise price of the outstanding stock options. As no options were exercised during 2009, there was no intrinsic value for exercised options during 2009. The intrinsic value of options exercised during 2008 was $431. The weighted average grant date fair value of options granted during the years 2008 was $1.24. As of December 31, 2009, there was $184,047 of total unrecognized compensation costs related to non-vested awards that are expected to be recognized over a weighted average period of 0.4 years.

-Appendix-D-35-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

The following table summarizes information about options vested and exercisable at December 31, 2009:

	Options vested and exercisable
Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price
$2.794	1,050,000	3.16	$2.79
$3.146 – $3.500	3,788,750	1.31	$3.50

The following table summarizes information about options expected to vest at December 31, 2009:

	Options expected to vest
Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price
$3.146 – $3.500	405,250	6.04	$3.20
$4.62 – $5.00	801,000	5.16	$5.00

Note 18 - Earnings Per Share

	Year Ended December 31 , 2009
	Weighted Average
	Net income (loss)	Shares	Per share amounts

Basic EPS:
Net income (loss) attributable to common shareholders	$(22,179,432)	18,376,075	$(1.207)
Effect of dilutive securities:
Options and warrants (*)	-	-	-
Diluted EPS:
Net income (loss) attributable to common shareholders	$(22,179,432)	18,376,075	$(1.207)
	Year Ended December 31 , 2008
	Weighted Average
	Net income	Shares	Per share amounts

Basic EPS:
Net income (loss) attributable to common shareholders	$2,047,237	17,624,249	$0.116
Effect of dilutive securities:
Options and warrants (*)	-	-	-
Diluted EPS:
Net income (loss) attributable to common shareholders	$2,047,237	17,624,249	$0.116

 (*)As of December 31, 2009 and 2008, the Company did not have any dilutive securities as their exercise price was less than the Company’s average stock price for each respective year.

-Appendix-D-36-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 19 - Related Party Transactions

	Years ended
	December 31,
	2009	2008

Abraham Keinan

Fees	$301,204	$263,181
Accrued expenses	79,388	46,696

Guy Nissenson

Fees	301,204	250,334
Accrued expenses	78,971	46,696

Dionysos Investments (1999) Limited:
Fees	150,602	151,016
Accrued Expenses	18,951	25,956

Note 20 - Economic Dependency and Credit Risk

A.
Certain Telecommunication operators act as collection channels for the Company. In 2009 and 2008, the Company had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 3.05% and 2.62% of the Company’s total revenues in 2009, respectively, and 4.4% and 4.9% of the Company’s total revenues in 2008, respectively. With respect to collection of monies for the Company, these Telecommunication operators are not deemed to be customers of the Company.

B.
Approximately, 45.50%, 1.68% and 1.40% of the Company's purchases are from three suppliers for the year ended December 31, 2009, and 45%, 4.2% and 2% are from three suppliers for the year ended December 31, 2009.

Note 21 - Segment Information

The Company operates in three segments in different territories: United States, United Kingdom and Israel. Each of these segments has responsibility for selling the Company's products and services on its territory. Management evaluates segment performance based on revenue and operating income. The operating income reported by the Company's segments excludes corporate amounts. Although such amounts are excluded from the business segment results, they are included in reported consolidated earnings.

-Appendix-D-37-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Net revenue and operating income were as follows:
	Years Ended
	December 31,
	2009	2008
Revenues:
United States	$61,410,029	$62,716,819
United Kingdom	15,323,807	18,393,886
Israel	8,296,047	9,228,275

Total revenues	85,029,883	90,338,980

Cost of revenues
United States	33,417,403	35,457,045
United Kingdom	7,226,018	7,745,190
Israel	4,929,903	3,930,078

Total cost of revenues	45,573,324	47,132,313

Gross Profit:
United States	27,992,626	27,259,774
United Kingdom	8,097,789	10,648,696
Israel	3,366,144	5,298,197

	39,456,559	43,206,667

Operating expenses:
United States	23,735,391	23,603,645
United Kingdom	6,861,579	8,447,281
Israel	2,972,560	3,919,840

	33,569,530	35,970,766

Operating profit:
United States	4,257,235	3,656,129
United Kingdom	1,236,210	2,201,415
Israel	393,584	1,378,357

	5,887,029	7,235,901

Non- recurring loss (including goodwill impairment)	21,441,485	189,610

Corporate expenses	2,188,306	2,232,095

Operating Income (Loss)	$(17,742,762)	$4,814,196

Corporate amounts above include payroll to corporate personnel, unallocated consulting fees and general corporate expenses.

-Appendix-D-38-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

The following is a summary of depreciation expenses within geographic areas based on the asset locations:

	Years Ended
	December 31,
	2009	2008
Depreciation expenses:
United Kingdom	$297,668	$282,026
United States	3,016,740	2,771,016
Israel	294,576	266,683

Total depreciation expenses	$3,608,984	$3,319,725

The following is a summary of interest expenses within geographic areas based on the area they incurred:

	Years Ended
	December 31,
	2009	2008
Interest expenses:
United Kingdom	$83,270	$47,722
United States	4,095,604	2,892,051
Israel	236,648	311,041

Total interest expenses	$4,415,522	$3,250,814

The following is a summary of fixed assets, net within geographic areas based on the assets locations:

	December 31,
	2009	2008
Fixed assets, net:
United Kingdom	$960,068	$929,464
United States	51,546,695	47,322,257
Israel	1,737,572	1,768,876

Total fixed assets, net	$54,244,335	$50,020,597

The following is a summary of additions to fixed assets within geographic areas based on the assets locations:

	Years Ended
	December 31,
	2009	2008
Fixed assets additions:
United Kingdom	$61,265	$269,427
United States	7,241,178	7,700,392
Israel	246,604	476,577

Total fixed assets additions	$7,549,047	$8,446,396

-Appendix-D-39-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 22 – Legal proceedings
1.	NTS Communications, Inc. vs. Global Crossing Telecommunications, Inc.

On March 27, 2009, NTS Communications, Inc. (“NTS”) filed suit against Global Crossing Telecommunications, Inc. (“Global Crossing”) in the 160th District Court of Dallas County, Texas seeking $441,148 for unpaid telecommunications services, which NTS had provided in November and December 2008. The suit stemmed from a certain Telecommunications Agreement entered into between NTS and Global Crossing, which had an effective date of November 2, 2006. On April 15, 2009, Global Crossing removed the case to Federal Court, and on April 17, 2009, Global Crossing filed an Original Answer denying NTS’ claim. Global Crossing also filed a Counterclaim alleging that NTS failed to perform its obligations under the Telecommunications Agreement and federal law between 2006 and 2008, and seeking damages in the amount of $8,000,000. On April 30, 2009, Xfone claimed indemnity from NTS’ former shareholders with respect to the damages sought by Global Crossing in the Counterclaim, pursuant to the protections available to Xfone for suffering adverse consequences under the terms of the Stock Purchase Agreement and Escrow Agreement entered into in connection with Xfone’s purchase of NTS. NTS filed its Original Answer to the Counterclaim on May 7, 2009.

On July 2, 2009, NTS received a filed copy of a joint stipulation of dismissal with prejudice, which had been filed with the Federal Court on June 30, 2009, pursuant to a Settlement Agreement and General Release entered into by and between NTS and Global Crossing dated June 30, 2009 (the “Agreement”).  Pursuant to the Agreement, NTS has agreed to issue a credit on its next invoice to Global Crossing in the amount of $431,549, and each party agreed to release the other from all claims and counterclaims. The Company issued the credit in July 2009.

2.	Omer Fleisig vs. Israel 10 - Shidury Haruts Hahadash Ltd. and Xfone 018 Ltd.

On December 16, 2008, Omer Fleisig filed a request to approve a claim as a class action (the “Class Action Request”) against Xfone 018 and Israel 10 - Shidury Haruts Hahadash Ltd., an entity unrelated to the Companyus (“Israel 10”), in the District Court in Petach Tikva, Israel (the “Israeli Court”).  Fleisig attempted to participate in a television call-in game show, which was produced by Israel 10, using Xfone 018’s international telecom services. The claim alleged that although Fleisig's two attempts to participate in the show were unsuccessful because he received a busy signal when trying to call in, he was billed by Xfone 018 for both attempts. Fleisig sought damages for the billed attempts. He was billed 10 NIS (approximately $2.65) for the calls. The Class Action Request stated total damages of NIS 24,750,000 (approximately $6,566,728) which reflects Fleisig's estimation of damages caused to all participants in the game show which (pursuant to the Class Action Request) allegedly received a busy signal while trying to call in to the game during a certain period defined in the Class Action Request.

On October 28, 2009, Xfone 018 was informed that on October 26, 2009, the Israeli Court approved Mr. Fleisig’s request to withdraw both his personal claim against Xfone 018 and the Class Action Request.  Mr. Fleisig’s personal claim was dismissed with prejudice, and the Class Action Request was dismissed without prejudice. The Israeli Court did not award any fees or expenses to either party.

3.	Teresa Leffler vs. Xfone USA

On February 24, 2009, Teresa Leffler, a former employee of Xfone USA, Inc., filed a complaint with the Circuit court of Rankin County, Mississippi, alleging sexual discrimination and sexual harassment by a former employee of Xfone USA, Marshall Wingard, and Xfone USA, that allegedly resulted in injury to her job and reputation, lost wages, mental and physical pain and suffering. Ms. Leffler seeks compensatory damages in the amount of $300,000 and punitive damages in the amount of $300,000. The filing of the complaint follows Ms. Leffler’s receipt of a Notice of Right to Sue (the “Notice”) issued by the U.S. Equal Employment Opportunity Commission (the “EEOC”) on November 21, 2008.  The Notice also stated that the EEOC was terminating its processing of the charge. Xfone USA and Mr. Wingard filed their Original Answers on April 15, 2009. Mr. Wingard was dismissed with prejudice from the suit by agreement and stipulation on May 12, 2009. The matter is pending.

-Appendix-D-40-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

5.	Eliezer Tzur et al. vs. 012 Telecom Ltd. Et al.

On January 19, 2010, Eliezer Tzur et al. (the “Petitioners”) filed a request to approve a claim as a class action (the “Class Action Request”) against Xfone 018 Ltd. ("Xfone 018"), the Company's 69% owned Israel based subsidiary, and four other Israeli telecom companies, all of which are entities unrelated to the Company (collectively with Xfone 018, the “Defendants”), in the District Court in Petach Tikva, Israel (the “Israeli Court”).  The Petitioners’ claim alleges that the Defendants have not fully fulfilled their alleged legal requirement to bear the cost of telephone calls by consumers to the Defendants’ respective technical support numbers. One of the Petitioners seeks damages for the cost such telephone calls allegedly made by him during the 5.5-year period preceding the filing of the Class Action Request, which he assessed at NIS 54.45 (approximately $14.42). The Class Action Request, to the extent it pertains to Xfone 018, states total damages of NIS 7,500,000 (approximately $1,986,755) which reflects the Petitioners’ estimation of damages caused to all consumers that (pursuant to the Class Action Request) allegedly called Xfone 018’s technical support number during a certain period defined in the Class Action Request.  A court hearing with respect to the approval or disapproval of the Class Action Request has been scheduled for June 1, 2010.

Note 23 – Subsequent Events

1.	Securities Purchase Agreement with Burlingame

On March 23, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), for the issuance of the following securities of the Company for an aggregate purchase price of $6,000,000:

(1) A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012.  Interest accrues at an annual rate of 10% and is payable quarterly. The note ranks pari passu in rights of liquidation with Xfone’s Series A Bonds issued in Israel on December 13, 2007.

(2) 2,173,913 shares of the Company’s common stock at a price of $1.15 per share for a total purchase price of $2,500,000.

(3) A warrant to purchase 950,000 shares of the Company’s Common Stock, which shall be exercisable at a price of $2.00 per share for a period of 5 years. The number of shares issuable upon exercise of the Warrant, and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

Following the execution of the Purchase Agreement, the transaction was consummated, and the Purchase Price was paid to Xfone and the Note was delivered to Burlingame. The shares and the Warrant were authorized for issuance by Xfone, and shall be issued and delivered to Burlingame upon receipt of approval of the listing for trading of the shares and the shares underlying the warrant on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

The Company intends to use the net proceeds from the transaction for working capital purposes.

2.	Subscription Agreement with Gagnon

On March 23, 2010, Xfone entered into a Subscription Agreement with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), for the issuance of 500,000 Common Stock of the Company at a price of $1.15 for an aggregate purchase price of $575,000.

The shares were authorized for issuance by Xfone, and shall be issued and delivered to Gagnon upon receipt of approval of the listing for trading of the shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

The Company intends to use the net proceeds from the transaction for working capital purposes.

3.	Issuances Subsequent to Fiscal 2009

On February 15, 2010, the Company granted the following options to officers and employees under our 2007 Plan:

•
Guy Nissenson, our President, Chief Executive Officer and director was granted options to purchase 1,500,000 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

•
Niv Krikov, our Chief Financial Officer, was granted options to purchase 400,000 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. The options will vest as to 25% of the underlying shares 12 months from the date of grant.  The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

•
An aggregate of 1,372,500 options to purchase shares of our common stock were granted to other employees of the Company and its subsidiaries. Each such option is exercisable at $1.10 per share and expires seven years from the date of grant.  Of these options, 85,000 options are fully vested on the date of grant, and the remaining 1,287,500 options will vest as to 25% of the underlying shares 12 months from the date of grant, with the remaining 75% of the options vesting in equal quarterly installments after 15 months from the date of grant. Additionally, 125,000 of the options will immediately and fully vest in the event of a change in control of the Company. On March 22, 2010, 69,500 of these options were exercised.

4.	RUS funding to Fiscal 2009

On March 4, 2010, the Company was notified that the applications of its wholly owned US subsidiary, PRIDE Network, Inc. (“PRIDE Network”), for RUS funding from the U.S. Department of Agriculture under the Broadband Initiative Program for the Fiber To The Premise (FTTP) build out of PRIDE Network’s projects in Texas, were approved.  PRIDE Network was selected to receive approximately $63.6 million in RUS funding for these projects, which will be split between loans of approximately $35.5 million and grants of approximately $28.1 million.

5.	Agreement Subsequent to Fiscal 2009

On January 29, 2010, The Company entered into an agreement with Abraham Keinan and AMIT K LTD. for the sale by us of the entire issued share capital of Swiftnet, Auracall, Equitalk and Story Telecom, Inc.  See Section IV.E. below.

6.	Memorandum of Understanding Subsequent to Fiscal 2009

On March 2, 2010, a non-binding memorandum of understanding (the “MoU”) was entered into by and among the Company, its 26% minority interest partner (the “Minority Partner”) in Xfone 018 and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale by the Company and the Minority Partner of their aggregate holdings (95%) in Xfone 018 to Marathon Telecom. The MoU provides for an all cash transaction.

-Appendix-D-41-

PART I:

FINANCIAL INFORMATION

Item 1:	Condensed Consolidated Financial Statements and Notes (Unaudited) - Period Ended March 31, 2010

Xfone, Inc. and Subsidiaries

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2010

-Appendix-D-42-

-Appendix-D-43-

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	Unaudited

CURRENT ASSETS:
Cash	$7,000,436	$2,467,028
Accounts receivable, net	2,414,936	2,855,136
Prepaid expenses and other receivables	2,254,330	2,423,402
Deferred taxes	413,691	569,152
Inventory	197,498	199,392
Total current assets	12,280,891	8,514,110

BONDS ISSUANCE COSTS , NET	1,650,108	1,725,705

OTHER LONG TERM ASSETS	1,222,680	929,417

FIXED ASSETS, NET	53,557,590	51,546,695

OTHER ASSETS, NET	1,723,942	1,932,771

ASSETS OF DISCONTINUED OPERATIONS IN THE UNITED KINGDOM	8,475,755	9,652,008

ASSETS OF DISCONTINUED OPERATIONS IN ISRAEL	4,266,937	4,174,576

Total assets	$83,177,903	$78,475,282

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-D-44-

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	Unaudited
CURRENT LIABILITIES:
Short-term bank credit and current maturities of notes payable	$6,626,959	$7,029,842
Trade payables	7,920,835	7,120,474
Other liabilities and accrued expenses	3,459,025	3,922,741
Current maturities of obligations under capital leases	225,737	253,634
Current maturities of bonds	4,072,855	3,637,146

Total current liabilities	22,305,411	21,963,837

DEFERRED TAXES, NET	3,202,055	3,733,929

NOTES PAYABLE FROM THE UNITED STATES DEPARTMENT OF AGRICULTURE, NET OF CURRENT MATURITIES	5,208,981	5,311,032

NOTES PAYABLE, NET OF CURRENT MATURITIES	2,639,240	43,012

BONDS PAYABLES , NET OF CURRENT MATURITIES	17,690,919	17,510,812

OBLIGATIONS UNDER CAPITAL LEASES , NET OF CURRENT MATURITIES	198,421	256,790

OTHER LONG TERM LIABILITIES	277,405	293,953

SEVERANCE PAY	54,253	50,268

LIABILITIES OF DISCONTINUED OPERATIONS IN THE UNITED KINGDOM	3,923,779	4,304,658

LIABILITIES OF DISCONTINUED OPERATIONS IN ISRAEL	3,207,571	3,324,298

Total liabilities	58,708,035	56,792,589

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Common stock of $0.001 par value: 75,000,000 shares authorized; 21,119,488 and 18,376,075 issued and outstanding at March 31,2010 and December 31, 2009 (Note 5)	20,670	18,376
Additional paid-in capital	47,779,852	43,362,217
Equity on issuance note receivable (Note 5)	(575,000)	-
Foreign currency translation adjustment	(2,961,619)	(2,860,983)
Retained earnings	(20,126,839)	(19,072,582)

Total shareholders' equity	24,137,064	21,447,028

Non – Controlling interest	332,804	235,665

Total equity	24,469,868	21,682,693

Total liabilities and shareholders' equity	$83,177,903	$78,475,282
The accompanying notes are an integral part of these condensed consolidated financial statements

-Appendix-D-45-

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues	$14,557,438	$15,650,013
Cost of revenues	7,704,165	8,655,816
Gross profit	6,853,273	6,994,197

Operating expenses:
Marketing and selling	1,107,892	1,190,734
General and administrative	5,432,000	5,429,100
Total operating expenses	6,539,892	6,619,834

Operating profit	313,381	374,363

Financing income (expense), net	(1,094,726)	1,546,032

Other expenses	(145,245)	(94,128)

Income (loss) from continued operations before taxes and non-controlling interest	(926,590)	1,826,267

Income tax benefit	322,229	30,283

Net income (loss) from continued operations	(604,361)	1,856,550

Income (loss) from discontinued operations in the United Kingdom and Israel, before taxes	(259,663)	508,050

Income tax expense on discontinued operations in the United Kingdom and Israel	(93,094)	(26,685)

Net income (loss)	(957,118)	2,337,915

Less: Net income attributed to non-controlling interest (related to discontinued operations)	(97,139)	(19,554)

Net income (loss) attributed to shareholders	$(1,054,257)	$2,318,361

Basic and diluted loss per share:
Income (loss) from continued operations	$(0.032)	$0.101
Income from discontinued operations	(0.024)	0.025
Basic and diluted	$(0.056)	$0.126

Basic and diluted weighted average number of shares outstanding:	18,613,772	18,376,075

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-D-46-

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31 ,
	2010	2009
Cash flow from operating activities:
Net income (loss)	$(957,118)	$2,337,915
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,230,249	985,169
Compensation in connection with the issuance of warrants and options	395,415	152,017
Impairment of goodwill of discontinued operations	800,000	-
Accrued interest and exchange rate changes on outstanding Bonds	629,312	(1,836,492)
Decrease (increase) in account receivables	878,630	780,335
Bad debt provision	(12,895)	464,506
Decrease (increase) in inventories	1,894	7,090
Decrease (increase) in long term receivables	(286,405)	69,835
Decrease (increase) in bonds issuance expenses, net	75,597	10,498
Decrease (increase) in prepaid expenses and other receivables	(146,475)	154,430
Increase (decrease) in trade payables	955,689	(1,460,163)
Increase (decrease) in other liabilities and accrued expenses	(677,870)	(419,581)
Increase (decrease) in severance pay	(6,985)	54,411
Increase (decrease) in other long term liabilities	(20,888)	(30,687)
Decrease in deferred tax liabilities	(664,935)	(33,593)

Net cash provided by operating activities	2,193,215	1,235,690

Cash flow from investing activities:
Investment in short term deposit	-	(87,803)
Purchase of equipment	(1,058,287)	(1,446,870)
Purchase of equipment for the project under the United States Department of Agriculture	(1,811,593)	(797,137)

Net cash used in investing activities	(2,869,880)	(2,331,810)

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-D-47-

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
	Three Months Ended
	March 31 ,
	2010	2009

Cash flow from financing activities:
Repayment of long term loans from banks and others	$(133,784)	$(678,208)
Repayment of capital lease obligation	(17,809)	(104,305)
Repayment of long term loans from United States Department of Agriculture	(104,542)	-
Proceeds from exercise of options	75,754	-
Proceeds from long term loans	2,556,240	-
Increase (decrease) in short-term bank credit, net	(966,218)	546,271
Proceeds from long term loans from banks	407,387	190,868
Proceeds from long term loans from the United States Department of Agriculture	-	1,272,939
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	3,443,760	-
Net cash provided by (used in) financing activities	5,260,788	1,227,565

Effect of exchange rate changes on cash and cash equivalents	(73,034)	(16,110)

Net increase (decrease) in cash and cash equivalents	4,511,089	115,335

Cash and cash equivalents at the beginning of the period (*)	2,819,393	3,078,474

Cash and cash equivalents at the end of the period	$7,330,482	$3,193,809

Supplemental disclosure of cash flows activities:

Cash paid for:

Interest	$178,218	$115,900

Taxes	$106,846	$83,677

(*) Cash and cash equivalents as of March 31, 2010 includes $330,046 of cash related to discontinued operations.

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-D-48-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone" or "the Company") was incorporated in Nevada, U.S.A. in September 2000. The Company is a holding and managing company providing voice, video and data telecommunications services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United States, United Kingdom and Israel. Xfone serves customers worldwide.

Xfone's holdings in subsidiaries as of March 31, 2010 were as follows:

●
NTS Communications, Inc. ("NTS") and its seven wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers Inc., NTS Telephone Company, LLC, NTS Management Company, LLC and PRIDE Network, Inc. - wholly owned U.S. subsidiary.

●	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively, "Xfone USA") - wholly owned U.S. subsidiary.
●	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

●	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

●	Auracall Limited ("Auracall") - wholly owned U.K. subsidiary of Swiftnet.

●	Story Telecom, Inc. and its wholly owned U.K. subsidiary, Story Telecom Limited (collectively, "Story Telecom") - wholly owned U.S. subsidiary.

●	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

Note 2 - Significant Accounting Policies

The interim condensed financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in  the event that equity is reduced to zero or below.

B.	Foreign Currency Translation

For operations in local currency environments, assets and liabilities are translated at year-end exchange rates with cumulative translation adjustments included as a component of shareholders’ equity and income and expense items are translated at average foreign exchange rates prevailing during the year.  Foreign currency transactions gains and losses are included in the results of operations.

-Appendix-D-49-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

C.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $264,279 and $716,798 at March 31, 2010 and December 31, 2009, respectively.

D.	Other Intangible Assets

Other intangible assets consist of a license to provide communication services in the United States.

Customer relations  related to mergers and acquisitions are amortized over a period between 2-13 years from the date of the purchase.

E.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For the three months ended March 31, 2010, there were no dilutive shares as all options and warrants were out-of-the-money.  For the three months ended March 31, 2010, there were no dilutive shares as the inclusion of in-the-money options and warrants would have been anti-dilutive.

F.	Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with “FASB ASC 718-10.”  Stock-based compensation expense recognized during the period is based on the value of the portion of share-based awards that are ultimately expected to vest during the period. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The fair value of restricted stock is determined based on the number of shares granted and the closing price of the Company’s common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.

-Appendix-D-50-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

 Note 2 - Significant Accounting Policies (Cont.)

G.	Reclassification

As reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, subsequent to the year ended December 31, 2009, the Company’s board of directors made a strategic decision to concentrate on its operations in the U.S.  As a result of this decision, the Company has decided to discontinue its operations in the U.K. and Israel. The assets, liabilities and results of operations of the U.K. and Israel operations have been classified as discontinued operations for all periods presented (see Note 3). Certain amounts in the 2009 financial statements have been reclassified to conform to the current year presentation. Such reclassifications did not impact the Company's gross profit or net income.

H.	Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information, including note disclosures, normally included in financial statements which are prepared in accordance with US GAAP has been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included are adequate to make the information presented not misleading.

In management’s opinion, the condensed consolidated balance sheet as of March 31, 2010 (unaudited) and December 31, 2009 (audited), the unaudited condensed consolidated statements of operations for the three months ended March 31, 2010 and 2009, and the unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2010 and 2009, contained herein, reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of our financial position, results of operations and cash flows on a basis consistent with that of our prior audited consolidated financial statements. However, the results of operations for the interim periods may not be indicative of results to be expected for the full fiscal year. Therefore these financial statements should be read in conjunction with the audited financial statements and notes thereto and summary of significant accounting policies included in the Company’s Form 10-K for the year ended December 31, 2009.

The Company has evaluated subsequent events occurring through the date on which this Quarterly Report on Form 10-Q was issued.

I.	Income Taxes

The Company accounts for income taxes under FASB ASC 740-10 (Prior Authoritative Literature: Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes). Deferred tax assets and liabilities are based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which are anticipated to be in effect when these differences reverse. The deferred tax provision is the result of the net change in the deferred tax assets and liabilities. A valuation allowance is established when it is necessary to reduce deferred tax assets to amounts expected to be realized.

-Appendix-D-51-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

J.	Derivative Instruments

Effective January 1, 2009, the Company adopted SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities— an amendment of FASB Statement No. 133, as codified in ASC 815. ASC 815 requires entities to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of any gains and losses on derivative contracts, and details of credit risk related contingent features in their hedged positions. ASC 815 also requires entities to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for; and how the hedges affect the entity's financial position, financial performance, and cash flows. The adoption of this new guidance on January 1, 2009 has been incorporated into the notes to the Company's consolidated financial statements.. As of March 31, 2010, the Company does not have open positions.

The amount recorded in financing expenses in the Condensed Consolidated Statements of Operations for the three months ended March 31, 2009 that resulted from the above referenced hedging transactions was $5,374.

K.	Recent Accounting Pronouncements

1.
Fair Value Measurements and Disclosures. In January 2010, the FASB issued “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements” (Accounting Standards Update (ASU) 2010-06), which requires new disclosures and explanations for transfers of financial assets and liabilities between certain levels in the fair value hierarchy. ASU 2010-06 also clarifies that fair value measurement disclosures are required for each class of financial asset and liability, which may be a subset of a caption in the consolidated balance sheets, and those disclosures should include a discussion of inputs and valuation techniques. For financial assets and liabilities subject to lowest-measurements, ASU 2010-06, further requires that we separately present purchases, sales, issuances, and settlements instead of netting these changes. With respect to matters other than lowest-level measurements, we adopted ASU 2010-06 beginning with the quarter ended March 31, 2010 with the remaining disclosure requirements becoming effective for fiscal years and interim periods beginning on or after December 15, 2010 (i.e., the quarter ending March 31, 2011, for us). Adoption of this standard did not have any material impact on the Company's financial statements.

-Appendix-D-52-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 3 – Discontinued operations

1.	Operations in the U.K.

On January 29, 2010, the Company entered into an agreement (the “Agreement”) with Abraham Keinan, a significant shareholder and Chairman of the Board of the Company (“Keinan”), and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Keinan (“Buyer”), for the sale of Swiftnet, Auracall, Equitalk and Story Telecom (the “UK Subsidiaries”), which Xfone owns (the “Transaction”). Pursuant to the Agreement, the consideration to be paid by Buyer and/or Keinan to Xfone shall be comprised of the following three components:

1.
A release of the Company from the repayment of the loan from Iddo Keinan, the son of Mr. Keinan and an employee of Swiftnet dated December 10, 2009, pursuant to which Iddo Keinan extended to Swiftnet a loan of £860,044 ($1,229,263);.

2.	A release of the Company from its obligation to Bank Leumi (UK) Plc. for of £150,000 ($226,604), thereby releasing the Company from its obligation to Bank Leumi (UK) Plc.; and
3.
An annual earn-out payment over the following years beginning on the consummation of the Transaction. The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate.

The Company's Board of Directors approved the Agreement. The Closing of the Transaction is subject to approval by the holders of a majority of the Company’s common stock entitled to vote, which shall be obtained at a special meeting of the Company’s shareholders to be held not later than July 31, 2010.

As a result of the Agreement to sell the holdings in the UK Subsidiaries, the assets and liabilities related to UK Subsidiaries have been classified as “held for sale” in the Company’s financial statements in accordance with ASC 360, (formerly SFAS No. 144), Accounting for the Impairment or Disposal of Long-Lived Assets. ASC 360 requires an asset group that is held for sale to be recorded at the lower of its carrying amount or fair value less costs to sell. As a result of classify our UK subsidiaries as discontinued operations we recorded an impairment of $800,000 related to goodwill impairment.

The assets and liabilities of the discontinued operations in the U.K. are as follows:

March 31,
2010

Cash	$206,935
Other current assets	2,454,036
Fixed assets, net	881,921
Goodwill	4,792,014
Other assets	140,849
Note payable	(1,299,263)
Other current liabilities	(2,624,516)

Net assets	$4,551,976

-Appendix-D-53-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 3 – Discontinued operations (Cont.)

The results of discontinued operations in the U.K. are as follows:

	Three months ended
	March 31,
	2010	2009

Revenues (*)	$3,307,509	$3,650,540
Cost of revenues	1,354,586	1,866,298

Gross profit	1,952,923	1,784,242

Operating expenses:
Marketing and selling	1,137,067	1,116,477
General and administrative	598,781	243,665
Impairment of goodwill	800,000	-
Total operating expenses	2,535,848	1,360,142

Operating profit (loss)	(582,925)	424,100

Financing expenses, net	(50,185)	(16,638)

Income (loss) before taxes	(633,110)	407,462

Income tax benefit	-	2,431

Net income (loss) from discontinued operation in the United Kingdom	$(633,110)	$409,893

(*) Intercompany revenues, for services provided by the discontinued operation in the UK to the discontinued operation in Israel, of $211,734 and $308,268 for the three months ended March 31, 2010 and 2009, respectively, are attributed to the discontinued operations in the UK. The associated costs of these revenues are also attributed to the discontinued operations in the UK.

-Appendix-D-54-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 3 – Discontinued operations (Cont.)

2.	Operations in Israel

On March 2, 2010, a non-binding memorandum of understanding (the “MoU”) was entered into by and among the Company, its 26% minority interest partner (the “Minority Partner”) in Xfone 018 and Carnie Capital, for the sale by the Company and the Minority Partner of their aggregate holdings (95%) in Xfone 018 to Carnie Capital. The MoU provides for an all cash transaction. Pursuant to the MoU, the parties have begun a due diligence process at the end of which the parties expect to enter into a definitive agreement. There can be no assurance that the Transaction will be consummated.

As a result of the MoU to sell the holdings in Xfone 018, the assets and liabilities related to Xfone 018 have been classified as “held for sale” in the Company’s financial statements in accordance with ASC 360, (formerly SFAS No. 144), Accounting for the Impairment or Disposal of Long-Lived Assets. ASC 360 requires an asset group that is held for sale to be recorded at the lower of its carrying amount or fair value less costs to sell.

The assets and liabilities of the discontinued operations in Israel are as follows:
March 31,
2010

Cash	$123,111
Other current assets	2,226,225
Fixed assets, net	1,602,329
Long-term assets	49,436
Other assets	265,836
Short-term bank credit and current maturities of notes payable	(548,960)
Other current liabilities	(2,422,013)
Notes payable	(468,852)
Other long-term liability	(100,550)

Net assets	$726,562

-Appendix-D-55-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 3 – Discontinued operations (Cont.)

The results of discontinued operations in Israel are as follows:

	Three months ended
	March 31,
	2010	2009

Revenues (*)	$2,255,401	$2,173,882
Cost of revenues	1,152,088	1,256,343

Gross profit	1,103,313	917,539

Operating expenses:
Marketing and selling	242,573	407,399
General and administrative	442,754	342,230
Total operating expenses	685,327	749,629

Operating profit	417,986	167,910

Financing income (expense), net	(44,539)	(67,322)

Income before taxes	373,447	100,588

Income tax expense	(93,094)	(29,116)

Net income	280,353	71,472

Income attributed to non-controlling interest	(97,140)	(19,554)

Net income (loss) attributed to the Company from discontinued operation in Israel	$183,213	$51,918

(*) Intercompany revenues, for services provided by the discontinued operation in Israel to the discontinued operation in the UK, of $7,563 and $22,344 for the three months ended March 31, 2010 and 2009, respectively, are attributed to the discontinued operations in Israel. The associated costs of these revenues are also attributed to the discontinued operations in Israel.

-Appendix-D-56-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 4 – Notes payable

1.
NTS has a $4,000,000 revolving line of credit and loan with a commercial bank.  The facility is secured by an assignment of all NTS' trade accounts receivable.  The facility bears interest at a rate equivalent to Wall Street Journal Prime, but not less than 6% per annum. The Wall Street Journal Prime rate was 3.25% at March 31, 2010. At March 31, 2010, the total amount advanced was $3,392,690. The amounts and terms of the facility are:

a.	Revolving credit line of $2,000,000, which matured on April 27, 2010. On the maturity date, the outstanding balance was $1,850,000 which was paid in full by the Company.

b.	Loan of $2,000,000 repayable in equal monthly installments of $61,212 each. The first installment to commence on June 25, 2009 and the final principal payment is due on May 2010.

2.
NTS Telephone Company, LLC, a wholly owned subsidiary of NTS has received approval from the Rural Utilities Service (“RUS”), a division of the United States Department of Agriculture, for an $11.8 million, 17-year debt facility to complete a telecommunications overbuild project in Levelland, Texas. The RUS loan is non-recourse to NTS and all other NTS subsidiaries and is a cost-of-money loan, bearing interest at the average rate for 10-year U.S. Treasury obligations. Advances are requested as the construction progresses, and the interest rate is set based upon the prevailing rate at the time of each individual advance. The current average rate is approximately 3.73%.

The total aggregate amount of these loans as of March 31, 2010 and December 31, 2009 are $5,469,558 and $5,574,100, respectively. The loans are to be repaid in monthly installments until 2024.

3.	Long-term loan from Burlingame Equity Investors, LP (“Burlingame”) (See Note 5.2)

On March 23, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”). As part of the Purchase Agreement, the company issued a senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012.  Interest accrues at an annual rate of 10% and is payable quarterly. The note has equal liquidation rights with the Company's Series A Bonds issued in Israel on December 13, 2007. The Company evaluated the fair value of each of the three securities that were issued under the Purchase Agreement (i.e., the promissory note, 2,173,913 shares of the Company’s common stock and a warrant to purchase 950,000 shares of the Company’s common stock) and recorded the promissory note in its fair value of $2,556,240. The difference between the fair value and the principal amount will be expense ratably over the life of the promissory note.

-Appendix-D-57-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 5 - Capital Structure, stock options, warrants

1.	Issuance of options to officers and employees

On February 15, 2010, the Company granted the following options to officers and employees under the Company’s 2007 Stock Incentive Plan:

(1) The Company's President, Chief Executive Officer and director was granted options to purchase 1,500,000 shares of common stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant. Based on the assumption below, the Company estimated that the fair value of the options at $294,386.

(2) The Company's Chief Financial Officer, was granted options to purchase 400,000 shares of common stock, exercisable at $1.10 per share and expiring seven years from the grant date. The options will vest as to 25% of the underlying shares 12 months from the date of grant. The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Based on the assumption below, the Company estimated that the fair value of the options at $107,050.

(3) An aggregate of 1,372,500 options to purchase shares of common stock were granted to other employees of the Company and its subsidiaries.  Each such option is exercisable at $1.10 per share and expires seven years from the date of grant.  Of these options, 85,000 options are fully vested on the date of grant, and the remaining 1,287,500 options will vest as to 25% of the underlying shares 12 months from the date of grant, with the remaining 75% of the options vesting in equal quarterly installments after 15 months from the date of grant. Additionally, 125,000 of the options will immediately and fully vest in the event of a change in control of the Company. Based on the assumption below, the Company estimated that the fair value of the options at $367,311. On March 22, 2010, 69,500 of these options were exercised.

The Company’s aggregate equity-based compensation expense for the three months ended March 31, 2010 and 2009 totaled $395,415 and $152,017, respectively.

The weighted average estimated fair value of employee stock options granted during the three months ended March 31, 2010 was $0.23 per share, using the Black-Scholes option pricing model, with the following weighted average assumptions (annualized percentages):

Three months ended March 31, 2010
Volatility	48.5%
Risk-free interest rate	2.76%
Dividend yield	0%
Forfeiture rate	20%

-Appendix-D-58-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 5 - Capital Structure, stock options, warrants (Cont.)

2.	Securities Purchase Agreement with Burlingame

On March 23, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), for the issuance of the following securities of the Company for an aggregate purchase price of $6,000,000:

(1) A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012.  Interest accrues at an annual rate of 10% and is payable quarterly. The note has equal liquidation rights with the Company's Series A Bonds issued in Israel on December 13, 2007.

(2) 2,173,913 shares of the Company’s common stock at a price of $1.15 per share for a total purchase price of $2,500,000.

(3) A warrant to purchase 950,000 shares of the Company’s Common Stock, which shall be exercisable at a price of $2.00 per share for a period of 5 years. The number of shares issuable upon exercise of the Warrant, and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Company's shareholders' equity already reflects the Company's obligation to issue common stock under the Purchase Agreement.

3.	Subscription Agreement with certain investors affiliated with Gagnon Securities LLC

On March 23, 2010, the Company entered into a Subscription Agreement with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), for the issuance of 500,000 Common Stock at a purchase price of $1.15 per share for an aggregate purchase price of $575,000.

The proceeds were received on April 1, 2010 and the Company's shareholders' equity already reflects the Company's obligation to issue common stock under the Subscription Agreement.

Note 6 - Geographical segments Information

As of January 1, 2010, the Company has one reporting segment. The Company's operations in the United Kingdom and Israel are reported as discontinued operations (Note 3).

-Appendix-D-59-

Xfone, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 7 – Legal proceedings

1. FCC Enforcement Bureau

On March 6, 2006, the FCC’s Enforcement Bureau initiated an investigation into Telephone Electronic Company’s (“TEC”) compliance with FCC Rules for compensation of payphone service providers.  The Enforcement Bureau issued requests for production to TEC, its affiliates and subsidiaries.  TEC was a majority shareholder of NTS Communications, Inc. ("NTS") at the time of this investigation, prior to the Company's acquisition of NTS on February 26, 2008.  On April 26, 2006, NTS filed its response to the request for production.  The FCC has the authority to issue fines for violations of its regulations.  NTS believes it is in compliance and will not incur any fine.  The investigation is pending.

2. Teresa Leffler vs. Xfone USA

On February 24, 2009, Teresa Leffler, a former employee of Xfone USA, Inc., filed a complaint with the Circuit court of Rankin County, Mississippi, alleging sexual discrimination and sexual harassment by a former employee of Xfone USA, Marshall Wingard, and Xfone USA, that allegedly resulted in injury to her job and reputation, lost wages, mental and physical pain and suffering. Ms. Leffler seeks compensatory damages in the amount of $300,000 and punitive damages in the amount of $300,000. The filing of the complaint follows Ms. Leffler’s receipt of a Notice of Right to Sue (the “Notice”) issued by the U.S. Equal Employment Opportunity Commission (the “EEOC”) on November 21, 2008.  The Notice also stated that the EEOC was terminating its processing of the charge. Xfone USA and Mr. Wingard filed their Original Answers on April 15, 2009. Mr. Wingard was dismissed with prejudice from the suit by agreement and stipulation on May 12, 2009. The matter against Xfone USA is pending.

3. Eliezer Tzur et al. vs. 012 Telecom Ltd. et al.

On January 19, 2010, Eliezer Tzur et al. (the “Petitioners”) filed a request to approve a claim as a class action (the “Class Action Request”) against Xfone 018 Ltd. (“Xfone 018”), the  Company's 69% owned Israel based subsidiary, and four other Israeli telecom companies, all of which are entities unrelated to the Company(collectively with Xfone 018, the “Defendants”), in the District Court in Petach Tikva, Israel (the “Israeli Court”).  The Petitioners’ claim alleges that the Defendants have not fully fulfilled their alleged legal requirement to bear the cost of telephone calls by consumers to the Defendants’ respective technical support numbers. One of the Petitioners seeks damages for the cost such telephone calls allegedly made by him during the 5.5-year period preceding the filing of the Class Action Request, which he assessed at NIS 54.45 (approximately $15). The Class Action Request, to the extent it pertains to Xfone 018, states total damages of NIS 7,500,000 (approximately $2,000,000) which reflects the Petitioners’ estimation of damages caused to all consumers that (pursuant to the Class Action Request) allegedly called Xfone 018’s technical support number during a certain period defined in the Class Action Request.  A court hearing with respect to the approval or disapproval of the Class Action Request has been scheduled for September 19, 2010. Xfone 018 intends to vigorously defend the Class Action Request.

Note 8 – Subsequent Events

On May 14, 2010, an agreement (the “Agreement”) was entered into between the Company, the Company’s 26% minority interest partner (the “Minority Partner”) in Xfone 018 and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale by the Company of its 69% interest in Xfone 018, and the sale by the Minority Partner of its 26% interest in Xfone 018 (collectively, the “Holdings”) to Marathon Telecom (the “Transaction”). The entry into the Agreement follows the non-binding memorandum of understanding (the “MoU”) which the parties had entered into on March 2, 2010.

The aggregate purchase price to be paid by Marathon Telecom in exchange for the interests in Xfone 018 is approximately $7,850,000, which represents a price for 100% of the interests in Xfone 018 free of any financial debt. The financial debt of Xfone 018 on the date of the Agreement, excluding debt due to the Company, is approximately $1,100,000.  In connection with the Transaction, the Company will be repaid its debt, and will receive 69% of the net proceeds after all other financial debt of Xfone 018 has been paid.

The closing of the Transaction is subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel.

-Appendix-D-60-

Appendix E – Financial Statements of the UK Subsidiaries

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2009
CONTENTS

Consolidated Balance Sheets	E-2

Consolidated Statements of Operations	E-4

Consolidated Statements of Cash Flows	E-6

Notes to Consolidated Financial Statements	E-8

-Appendix-E-1-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

CURRENT ASSETS:
Cash	$187,357	$455,426
Accounts receivable, net	1,404,445	2,210,770
Prepaid expenses and other receivables	1,603,379	1,220,258
Related Party	858,399	-

Total current assets	4,053,580	3,886,454

FIXED ASSETS, NET	960,068	929,465

GOODWILL	789,637	711,787

Total assets	$5,803,285	$5,527,706

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-2-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

CURRENT LIABILITIES:
Short-term note from related party	$1,392,293	$-
Trade payables	927,661	1,644,456
Accrued expenses and other liabilities	1,791,514	1,573,181
Obligations under capital lease	-	22,195
Related Party	-	1,647,143

Total current liabilities	4,111,468	4,886,975

DEFERRED TAXES, NET	172,809	65,886

Total liabilities	4,284,277	4,952,861

COMMITMENTS AND CONTINGENT LIABILITIES

PARENT COMPANY'S EQUITY	1,519,008	574,845

Total liabilities and parent company's equity	$5,803,285	$5,527,706

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-3-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2009	2008

Revenues	$14,744,726	$18,663,607
Cost of revenues	6,646,937	7,988,432

Gross profit	8,097,789	10,675,175

Operating expenses:
Research and development	53,754	60,095
Marketing and selling	4,635,012	5,825,774
General and administrative	2,548,740	3,831,919

Total operating expenses	7,237,506	9,717,788

Operating profit	860,283	957,387

Financing expenses, net	85,622	25,870

Income (loss) before taxes	774,661	931,517

Tax benefit (expense)	77,011	(229,974)

Net income attributed to parent company	$851,672	$701,543

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-4-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

STATEMENTS OF CHANGES IN PARENT COMPANY' EQUITY For the years ended December 31, 2008 and 2009

Total Parent Company's Equity

Balance at January 1, 2008	$69,886

Currency translation	(196,584)
Net income	701,543

Balance at December 31, 2008	$574,845

Balance at January 1, 2009	$574,845

Currency translation	92,491
Net income (loss)	851,672

Balance at December 31, 2009	$1,519,008

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-5-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008
Cash flow from operating activities:
Net income	$851,672	$701,543
Adjustments required to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	289,436	298,498
Decrease in account receivables	986,827	1,559,080
Increase (decrease) in bad debt provision	(36,463)	(621,932)
Decrease in prepaid expenses and other receivables	(273,656)	581,834
Increase (decrease) in trade payables	(868,908)	(3,697,294)
Decrease (increase) in related party	(2,481,336)	2,451,899
Increase (decrease) in accrued expenses and other liabilities	44,839	(1,260,267)
Decrease in deferred taxes	96,631	82,773

Net cash provided by (used in) operating activities	(1,390,957)	96,134

Cash flow from investing activities:
Purchase of equipment	(220,580)	(408,089)

Net cash used in investing activities	(220,580)	(408,089)

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-6-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008

Cash flow from financing activities:
Repayment of long-term loans from banks and others	-	(50,121)
Proceeds from note payable from related party	1,392,293	-
Repayment of capital lease obligations	(22,195)	(67,747)

Net cash provided by (used in) financing activities	1,370,098	(117,868)

Effect of exchange rate changes on cash and cash equivalents	72,830	99,118

Net (decrease) in cash and cash equivalents	(268,069)	(330,705)

Cash and cash equivalents at the beginning of year	455,426	786,131

Cash and cash equivalents at the end of year	$187,357	$455,426

Supplemental disclosure of cash flows activities:

Cash paid for:

Interest	$-	$-

Taxes	$87,879	$-

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-7-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 1 - Organization and Nature of Business

A.
This financial report consolidates the balance sheets, results of operations and cash flows of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited ("Xfone UK" or "Company") which are wholly owned subsidiaries of Xfone, Inc. and facilitates Xfone, Inc.'s operations in the United Kingdom.

Xfone UK provide the following services:

●
Swiftnet Limited ("Swiftnet") - Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers.

●
Equitalk.co.uk Limited ("Equitalk") - Founded in December 1999, Equitalk was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

●	Auracall Limited ("Auracall") - provides web-managed low cost teleconferencing services.
●
Story Telecom, Inc. is a wholly owned U.S. subsidiary of Xfone, Inc. Story Telecom, Inc., a telecommunication service provider, has no independent operations and operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, "Story Telecom"). Story Telecom operates as a division in Xfone, Inc.'s operations in the United Kingdom.

-Appendix-E-8-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 -   Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and include the accounts of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited. All significant inter-company balances and transactions have been eliminated in consolidation.

B.	Foreign Currency Translation

For operations in local currency environments, assets and liabilities are translated at year-end exchange rates with cumulative translation adjustments included as a component of parent company’s equity and income and expense items are translated at average foreign exchange rates prevailing during the year. Foreign currency transactions gains and losses are included in the results of operations.

C.	Subsequent events

Xfone UK evaluates events occurring after the date of the financial statements for events requiring recording or disclosure in the financial statements.

D.	Cash and cash equivalents

Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

-Appendix-E-9-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008
Note 2 - Significant Accounting Policies (Cont.)

E.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

Xfone UK uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that Xfone UK has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $4,706 and $41,169 at December 31, 2009 and 2008, respectively.

F.	Fixed Assets

Fixed Assets are stated at cost. Depreciation is calculated based on a straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Useful Life
Communication equipment	10 years
Leasehold improvements	4 years
Office furniture and equipment	4-5 years
Development costs	3 years
Computer equipment	4-5 years

Property and equipment of Xfone UK and its subsidiaries are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

As of December 31, 2009 and 2008, no impairment losses were identified for property and equipment.

Depreciation expenses amounted to $289,436 and $298,498 for the years ended December 31, 2009 and 2008, respectively.

-Appendix-E-10-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 - Significant Accounting Policies (Cont.)

G.	Goodwill

Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Impairment testing for goodwill is performed annually in the fourth fiscal quarter or more frequently if indications of potential impairment exist. The impairment test for goodwill uses a two-step approach, which is performed at the reporting unit level. Xfone UK has determined that in its case, the reporting units are its operating segments since that is the lowest level at which discrete, reliable financial and cash flow information is regularly reviewed by its chief operating decision maker. Step one compares the fair value of the reporting unit (calculated using a market approach and/or a discounted cash flow method) to its carrying value. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed. Step two compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., fair value of reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the implied fair value of goodwill is less than the carrying amount of goodwill, impairment is recognized.

Xfone UK reviews the reasonableness of the carrying value of its goodwill annually as of December 31, unless an event or change in circumstances requires an interim reassessment of impairment. During 2008 and 2009 no impairment losses were identified.

H.	Revenue Recognition

Xfone UK's source of revenues results from charges to customers for the call minutes they use while on Xfone UK's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for Xfone UK.

Revenue for services is recognized when the related services are provided. Payments received in advance are deferred until the service is provided.

I.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Examples of significant estimates include: the allowance for doubtful accounts, the recoverability of plant, property and equipment, the recoverability of intangible assets and other long-lived assets, unbilled revenues, fair values of financial instruments, unrecognized tax benefits, valuation allowances on tax assets, accrued expenses, contingencies and allocation of purchase prices in connection with business combinations.

-Appendix-E-11-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 - Significant Accounting Policies (Cont.)

J.	Income Taxes

Xfone UK account for income taxes in accordance with FASB ASC No. 740, “Income Taxes.” This topic prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Xfone UK provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences if not related to an asset or liability for financial reporting.

Xfone UK uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return. The first step is recognition: Xfone UK determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, Xfone UK presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement: a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Differences between tax positions taken in a tax return and amounts recognized in the financial statements will generally result in one or more of the following: an increase in a liability for income taxes payable, a reduction of an income tax refund receivable, a reduction in a deferred tax asset, or an increase in a deferred tax liability.

K.	Fair Value Measurements

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:
Level 1 –	Quoted prices in active markets for identical assets or liabilities
Level 2 –	Observable inputs other than quoted prices in active markets for identical assets and liabilities
Level 3 –	No observable pricing inputs in the market
Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Xfone UK’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

-Appendix-E-12-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 - Significant Accounting Policies (Cont.)

L.	Recent Accounting Pronouncements

1.
On January 1, 2009, Xfone UK adopted authoritative guidance issued by the Financial Accounting Standards Board Accounting Standards ("FASB") on business combinations. The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. Xfone UK has not completed any business combinations since January 1, 2009.  Accordingly, adoption of the new guidance has not impacted Xfone UK’s financial statements.

2.
In March 2008, the FASB issued new accounting guidance which requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008; earlier adoption is encouraged. The adoption of this guidance did not have a material impact on Xfone UK’s consolidated financial position, results of operations, or cash flows.

3.
In December 2007 the FASB issued new accounting guidance which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This guidance changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. This guidance establishes disclosure requirements in the consolidated financial statements, which will enable users to clearly distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. The adoption of this guidance did not have a material impact on Xfone UK's consolidated financial position, results of operations or cash flows.

4.
On July 1, 2009, Xfone UK adopted the authoritative guidance on fair value measurement for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Adoption of the new guidance did not have an impact on Xfone UK's consolidated financial statements.

5.
In April 2009, the FASB issued additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The guidance also includes identifying circumstances that indicate a transaction is not orderly for fair value measurements. Xfone UK adopted the new guidance as of the period ending June 30, 2009. The adoption of the newly issued guidance did not have a material impact on Xfone UK's consolidated financial position, results of operations or cash flows.

-Appendix-E-13-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 2 - Significant Accounting Policies (Cont.)

6.
On July 1, 2009, the Financial Accounting Standards Board Accounting Standards Codification™ (“Codification” or “ASC”) became the single source of authoritative GAAP (other than rules and interpretive releases of the U.S. Securities and Exchange Commission). The Codification is topically based with topics organized by ASC number and updated with Accounting Standards Updates (“ASUs”). ASUs will replace accounting guidance that historically was issued as FASB Statements (“SFAS”), FASB Interpretations (“FIN”), FASB Staff Positions (“FSP”), Emerging Issue Task Force (“EITF”) Issues or other types of accounting standards. The Codification became the single authoritative source for U.S. GAAP, replacing the mix of accounting standards that have evolved over the last fifty plus years. While not intended to change U.S. GAAP, the Codification significantly changes the way in which accounting literature is organized.

Note 3 - Prepaid Expenses, Other Receivables and Deposits
	December 31,
	2009	2008

Unbilled revenues	$569,870	$222,840
Prepaid expenses	159,625	154,810
Tax authorities	821,329	736,702
Other receivables	52,555	105,906
	$1,603,379	$1,220,258

 Note 4 - Fixed Assets

	December 31,
	2009	2008

Cost
Communication equipment	1,023,342	911,248
Leasehold improvements	153,855	138,686
Office furniture and equipment	160,691	137,795
Development costs	688,108	496,034
Computer equipment	416,777	312,996
	2,442,773	1,996,759

Accumulated Depreciation
Communication equipment	559,035	407,923
Leasehold improvements	78,817	48,500
Office furniture and equipment	109,484	81,152
Development costs	442,752	325,378
Computer equipment	292,617	204,341
	1,482,705	1,067,294

	$960,068	$929,465

-Appendix-E-14-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 5 - Goodwill

Goodwill in Xfone UK relates to the Auracall's acquisition.

The following table presents the changes in goodwill during 2009 and 2008:
Total
Balance as of December 31, 2007	$1,063,161

Foreign currency translation adjustment	(351,374)

Balance as of December 31, 2008	711,787

Foreign currency translation adjustment	77,850

Balance as of December 31, 2009	$789,637

Evaluating goodwill for impairment involves the determination of the fair value of Xfone UK's reporting units in which Xfone UK has recorded goodwill. A reporting unit is a component of an operating segment for which discrete financial information is available and reviewed by management on a regular basis. Xfone UK has determined that its reporting units are its segments. Inherent in the determination of fair value of its reporting units are certain estimates and judgments, including the interpretation of current economic indicators and market valuations as well as Xfone UK's strategic plans with regard to its operations. To the extent additional information arises or its strategies change, it is possible that Xfone UK's conclusion regarding goodwill impairment could change, which could have a material effect on its financial position and results of operations.

In evaluating whether goodwill was impaired, Xfone UK compared the fair value of the reporting units to which goodwill is assigned to their carrying value (Step 1 of the impairment test). In calculating fair value, Xfone UK used a weighting of the valuations calculated using market multiples and the income approach. The income approach is a valuation technique under which Xfone UK estimates future cash flows using the reporting units’ financial forecasts. Future estimated cash flows are discounted to their present value to calculate fair value. The summation of Xfone UK's reporting units’ fair values must be compared to its market capitalization as of the date of the impairment test. In the situation where a reporting unit’s carrying amount exceeds its fair value, the amount of the impairment loss must be measured. The measurement of the impairment (Step 2 of the impairment test) is calculated by determining the implied fair value of a reporting unit’s goodwill. In calculating the implied fair value of goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. The goodwill impairment is measured as the excess of the carrying amount of goodwill over its implied fair value.

In determining the fair value of Xfone UK reporting units under the income approach, Xfone UK expected cash flows are affected by various assumptions. Fair value on a discounted cash flow basis uses forecasts for 5 to 10 year period with a residual growth rate of approximately two percent thereafter. Management's business plans and projections were used as the basis for expected future cash flows.

Note 6 - Other Liabilities and Accrued Expenses

	December 31,
	2009	2008
Corporate taxes	$61,047	$58,281
Government authorities	634,412	692,790
Payroll and other taxes	2,239	-
Accrued expense	1,093,816	822,110
	$1,791,514	$1,573,181

-Appendix-E-15-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 7 - Short-term note from related party

	December 31,
	2009	2008

Note from related party	$1,392,293	$-

1.
On December 10, 2009, Swiftnet Ltd. and its parent company, Xfone, Inc., entered into a loan agreement with Iddo Keinan, for an amount of $1,392,293 (equivalent to £860,045). The loan had an initial maturity date of May 30, 2010, which was extended by mutual agreement to July 31, 2010. The loan bears interest of 1.3% per month charged on the total amount of the Lender’s loan.

In consideration for the Loan, the following was granted as security in favor of the lender:

1. Security interest in: (i) 51% of each of the Class A shares and Class B shares of the Swiftnet; (ii) 51% of the issued share capital of Equitalk; (iii) 100% of the issued share capital of Auracall; (iv) 100% of the issued share capital of Story Telecom;
2. Debentures over the entire assets of the Xfone UK.
3. Security interest in any proceeds of a sale of the Xfone, Inc.'s interest in the capital stock of Xfone 018, Ltd., in an amount equal to the amount of the Loan.

The Lender is son of Mr. Keinan, the Swiftnet’s Chairman of the Board. The Lender has been employed by the Borrower since 1998.

Note 8 - Income Taxes

The provision for income taxes is based on earnings before income taxes reported for financial statement purposes. The components of income (loss) from continuing operations before income taxes were as follows:

	December 31,
	2009	2008

United Kingdom	$774,661	$931,517

The income tax (benefit) provision from continuing operations was as follows:

	December 31,
	2009	2008

Current	$19,620	$312,747
Deferred	(96,631)	(82,773)

Tax expense (benefit)	$(77,011)	$229,974

-Appendix-E-16-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 8 - Income Taxes (Cont.)

Deferred taxes arise because of the different treatment of transactions for financial statement accounting and income tax accounting, known as temporary differences. Xfone UK records the tax effect of these temporary differences as deferred tax assets and deferred tax liabilities in its consolidated Balance Sheets. Deferred tax assets generally represent items that can be used as a tax deduction or credit in a tax return in future years for which Xfone UK has already recorded the tax benefit in the Consolidated Statements of Operations. Deferred tax assets are recorded in Xfone UK as a result of carry forward losses.

The current and non-current components of Xfone UK's deferred tax balances are generally based on the balance sheet classification of the asset or liability creating the temporary difference.

Significant judgment is required in determining the realizability of Xfone UK's deferred tax assets. The assessment of whether valuation allowances are required considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, Xfone UK's experience with loss carryforwards expiring unused and tax planning alternatives.

Xfone UK's analysis of the need for valuation allowances considered the timing of the reversal of the long-term deferred tax liability. Xfone UK determined the reversal of these deferred tax liabilities would be over the period in which the loss carryforward can be used.

Xfone UK has not recorded a liablitiy as of December 31, 2009 and 2008 for uncertain tax positions as it does not believe there will be any differences between the tax positions taken by Xfone UK and expected to be taken by the tax authorities.  Xfone UK’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of income tax expense (benefit) in the statement of operations.

Note 9 - Contingent Liabilities, Commitments and Guarantees

A. Commitments
1.	Xfone UK rent its facilities under operating lease agreement, which will expire in 2010 and thereafter. The minimum lease payments under non-cancelable operating leases are as follows:

Year ended December 31,

2010	$159,849
2011	159,849
2012	159,849
2013	159,849
2014	159,849
$799,245

Total rent expenses for the years ended December 31, 2009 and 2008, were $154,903 and $169,819, respectively.

-Appendix-E-17-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2009 and 2008

Note 10 - Related Party Transactions

	Years ended
	December 31,
	2009	2008

Abraham Keinan
Salary	$75,301	$89,082

Iddo Keinan
Salary	56,476	58,705
Note payable	1,392,293	-

Guy Nissenson
Salary	75,301	89,082

Xfone 018 Ltd.
Revenues for services provided to Xfone 018 Ltd.	1,869,279	1,680,659
Cost of revenues for services provided by Xfone 018 Ltd.	63,572	269,722

Note 11 - Economic Dependency and Credit Risk

Certain Telecommunication operators act as collection channels for Xfone UK. In 2009 and 2008, the Xfone UK's collections through this channels accounted to approximately 59.9% and 62.7% of Xfone UK’s total revenues, respectively. With respect to collection of monies for the Company, these Telecommunication operators are not deemed to be customers of the Company.

For the year ended December 31, 2009 and 2008, 17.6% and 21.2% are from a single supplier.

-Appendix-E-18-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of March 31, 2010

CONTENTS

-Appendix-E-19-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009

CURRENT ASSETS:
Cash	$206,935	$187,357
Accounts receivable, net	744,379	1,404,445
Prepaid expenses and other receivables	2,003,556	1,603,379
Related party	931,285	858,399

Total current assets	3,886,155	4,053,580

FIXED ASSETS, NET	881,921	960,068

GOODWILL	736,875	789,637

Total assets	$5,504,951	$5,803,285

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-E-20-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009

CURRENT LIABILITIES:
Short-term note from related party	$1,299,263	$1,392,293
Trade payables	1,027,077	927,661
Accrued expenses and other liabilities	1,436,178	1,791,514

Total current liabilities	3,762,518	4,111,468

DEFERRED TAXES, NET	161,262	172,809

Total liabilities	3,923,780	4,284,277

COMMITMENTS AND CONTINGENT LIABILITIES

PARENT COMPANY'S EQUITY	1,581,171	1,519,008

Total liabilities and parent company's equity	$5,504,951	$5,803,285

The accompanying notes are an integral part of these condensed consolidated financial statements

-Appendix-E-21-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues	$3,322,635	$3,672,884
Cost of revenues	1,369,711	1,888,642

Gross profit	1,952,924	1,784,242

Operating expenses:
Research and development	12,465	11,458
Marketing and selling	1,137,067	1,116,477
General and administrative	586,316	331,158

Total operating expenses	1,735,848	1,459,093

Operating profit	217,076	325,149

Financing expenses, net	50,184	18,783

Income (loss) before taxes	166,892	306,366

Tax benefit	-	2,431

Net income attributed to parent company	$166,892	$308,797

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-E-22-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31 ,
	2010	2009
Cash flow from operating activities:
Net income	$166,892	$308,797
Adjustments required to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	29,630	52,767
Decrease (increase) in account receivables	600,724	114,379
Increase (decrease) in bad debt provision	4,671	9,930
Decrease (increase) in prepaid expenses and other receivables	(564,553)	(246,975)
Increase (decrease) in trade payables	166,895	(152,155)
Decrease (increase) in related party	(89,291)	(338,557)
Increase (decrease) in accrued expenses and other liabilities	(243,653)	172,885
Decrease in deferred taxes	-	(5,471)

Net cash provided by (used in) operating activities	71,314	(84,400)

Cash flow from investing activities:
Purchase of equipment	(15,156)	(15,237)

Net cash used in investing activities	(15,156)	(15,237)

The accompanying notes are an integral part of these condensed consolidated financial statements.

-Appendix-E-23-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)

	Three Months Ended
	March 31 ,
	2010	2009

Cash flow from financing activities:
Repayment of capital lease obligations	-	(13,490)

Net cash used in financing activities	-	(13,490)

Effect of exchange rate changes on cash and cash equivalents	(36,580)	6,943

Net (decrease) in cash and cash equivalents	19,578	(106,184)

Cash and cash equivalents at the beginning of year	187,357	455,426

Cash and cash equivalents at the end of year	$206,935	$349,242

Supplemental disclosure of cash flows activities:

Cash paid for:

Interest	$37,005	$-

Taxes	$-	$83,677

The accompanying notes are an integral part of these consolidated financial statements

-Appendix-E-24-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 1 - Organization and Nature of Business

A.
This financial report consolidates the balance sheets, results of operations and cash flows of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited ("Xfone UK") which are wholly owned subsidiaries of Xfone, Inc. and facilitates Xfone, Inc.'s operations in the United Kingdom.

Xfone UK provide the following services:

●
Swiftnet Limited ("Swiftnet") - Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers.

●
Equitalk.co.uk Limited ("Equitalk") - Founded in December 1999, Equitalk was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

●	Auracall Limited ("Auracall") - provides web-managed low cost teleconferencing services.
●
Story Telecom, Inc. is a wholly owned U.S. subsidiary of Xfone, Inc. Story Telecom, Inc., a telecommunication service provider, has no independent operations and operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, "Story Telecom"). Story Telecom operates as a division in Xfone, Inc.'s operations in the United Kingdom.

Note 2 - Significant Accounting Policies

The interim condensed financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and include the accounts of Xfone UK. All significant inter-company balances and transactions have been eliminated in consolidation. Minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in the event that equity is reduced to zero or below.

B.	Foreign Currency Translation

For operations in local currency environments, assets and liabilities are translated at year-end exchange rates with cumulative translation adjustments included as a component of shareholders’ equity and income and expense items are translated at average foreign exchange rates prevailing during the year.  Foreign currency transactions gains and losses are included in the results of operations.

-Appendix-E-25-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

C.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

Xfone UK uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that Xfone UK has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $9,377 and $4,706 at March 31, 2010 and December 31, 2009, respectively.

D.	Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by Xfone UK, without audit, in accordance with US GAAP. Certain information, including note disclosures, normally included in financial statements which are prepared in accordance with US GAAP has been condensed or omitted pursuant to such rules and regulations, although Xfone UK believes that the disclosures included are adequate to make the information presented not misleading.

In management’s opinion, the unaudited condensed consolidated balance sheet as of March 31, 2010 and December 31, 2009, the unaudited condensed consolidated statements of operations for the three months ended March 31, 2010 and 2009, and the unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2010 and 2009, contained herein, reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of our financial position, results of operations and cash flows on a basis consistent with that of Xfone UK's annual consolidated financial statements. However, the results of operations for the interim periods may not be indicative of results to be expected for the full fiscal year. Therefore these financial statements should be read in conjunction with the annual financial statements and notes thereto and summary of significant accounting policies included in Xfone UK's annual report for the year ended December 31, 2009.

E.	Income Taxes

Xfone UK accounts for income taxes under FASB ASC 740-10 (Prior Authoritative Literature: Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes). Deferred tax assets and liabilities are based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which are anticipated to be in effect when these differences reverse. The deferred tax provision is the result of the net change in the deferred tax assets and liabilities.

F.	Recent Accounting Pronouncements

1.
Fair Value Measurements and Disclosures. In January 2010, the FASB issued “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements” (Accounting Standards Update (ASU) 2010-06), which requires new disclosures and explanations for transfers of financial assets and liabilities between certain levels in the fair value hierarchy. ASU 2010-06 also clarifies that fair value measurement disclosures are required for each class of financial asset and liability, which may be a subset of a caption in the consolidated balance sheets, and those disclosures should include a discussion of inputs and valuation techniques. For financial assets and liabilities subject to lowest-measurements, ASU 2010-06, further requires that we separately present purchases, sales, issuances, and settlements instead of netting these changes. With respect to matters other than lowest-level measurements, we adopted ASU 2010-06 beginning with the quarter ended March 31, 2010 with the remaining disclosure requirements becoming effective for fiscal years and interim periods beginning on or after December 15, 2010 (i.e., the quarter ending March 31, 2011, for us). Adoption of this standard did not have any material impact on Xfone UK's financial statements.

-Appendix-E-26-

Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2010 (Unaudited)

Note 4 – Short-term note from related party

	March 31,	December 31,
	2010	2009

Note from related party	$1,299,263	$1,392,293

1.
On December 10, 2009, Swiftnet Ltd. and its parent company, Xfone, Inc., entered into a loan agreement with Iddo Keinan, for an amount of £860,045 (equivalent to $1,299,263). The loan had an initial maturity date of May 30, 2010, which was extended by mutual agreement to July 31, 2010. The loan bears interest of 1.3% per month charged on the total amount of the Lender’s loan.

In consideration for the Loan, the following was granted as security in favor of the lender:
1. Security interest in: (i) 51% of each of the Class A shares and Class B shares of the Swiftnet; (ii) 51% of the issued share capital of Equitalk; (iii) 100% of the issued share capital of Auracall; (iv) 100% of the issued share capital of Story Telecom;
2. Debentures over the entire assets of the Xfone UK.
3. Security interest in any proceeds of a sale of the Xfone, Inc.'s interest in the capital stock of Xfone 018, Ltd., in an amount equal to the amount of the Loan.

The Lender is son of Mr. Keinan, the Swiftnet’s Chairman of the Board. The Lender has been employed by the Borrower since 1998.

-Appendix-E-27-

Appendix F – Pro Forma Financial Information

Appendix F

Xfone, Inc.
Unaudited Pro Forma Consolidated Financial Statements of Xfone, Inc.

The unaudited pro forma condensed combined financial information reflecting the divestiture of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (collectively,  the "Xfone UK"). is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the divestiture been completed at the dates indicated, and it is not necessarily indicative of Xfone’s future results of operations.

The amounts of proceeds in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates. Accordingly, the capital loss in the pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. In the opinion of the management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma consolidated balance sheet reflects the disposition of Xfone UK from the consolidated balance sheet of Xfone and its subsidiaries.

This information should be read in conjunction with Xfone’s audited consolidated financial statements and the related notes filed as part of its Annual Reports on Form 10-K for the fiscal years ended December 31, 2009and its unaudited consolidated financial statements and related notes filed as part of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, each of which are attached hereto as Appendix D.

-Appendix-F-1-

Xfone, Inc. and Subsidiaries
UNAUDITTED PRO FORMA BALANCE SHEETS
March 31, 2010

	Xfone, Inc.	Pro forma adjustments			Pro form Consolidated
CURRENT ASSETS:
Cash	$7,000,436	$-			$7,000,436
Account receivables, net	2,414,936	-			2,414,936
Prepaid expenses and other receivables	2,254,330	1,858,325	(1a	)	4,112,655
Deferred taxes	413,691	-			413,691
Inventory	197,498	-			197,498
Total current assets	12,280,891	1,858,325			14,139,216

BONDS ISSUANCE COSTS, NET	1,650,108	-			1,650,108

OTHER LONG-TERM ASSETS	1,222,680	-			1,222,680

FIXED ASSETS, NET	53,557,590	-			53,557,590

OTHER ASSETS, NET	1,723,942	-			1,723,942

ASSETS OF DISCONTINUED OPERATIONS IN THE UNITED KINGDOM	8,475,755	(8,475,755)	(2)		-

ASSETS OF DISCONTINUED OPERATIONS IN ISRAEL	4,266,937	-			4,266,937

Total Assets	$83,177,903	$(6,617,430)			$76,560,473

CURRENT LIABILITIES
Short- term bank credit and current portion of notes payables	$6,626,959	$(226,604)	(1b	)	$6,400,355
Trade Payables	7,920,835	-			7,920,835
Other liabilities and accrued income	3,459,025	-			3,459,025
Current maturities of obligations under capital leases	225,737	-			225,737
Current maturities of bonds	4,072,855	-			4,072,855

Total current liabilities	22,305,411	(226,604)			22,078,807

DEFFERED TAXES	3,202,055	-			3,202,055

NOTES PAYABLE FROM THE UNITED STATES DEPARTMENT OF AGRICULTURE, NET OF CURRENT MATURITIES	5,208,981	-			5,208,981

NOTES PAYABLE, NET OF CURRENT MATURITIES	2,639,240	-			2,639,240

BONDS PAYABLES, NET OF CURRENT MATURITIES	17,690,919	-			17,690,919

OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT MATURITIES	198,421	-			198,421

OTHER LONG-TERM LIABILITIES	277,405	-			277,405

SEVERANCE PAY	54,253	-			54,253

LIABILITIES OF DISCONTINUED OPERATIONS IN THE UNITED KINGDOM	3,923,779	(3,923,779)	(3	), (1c)	-

LIABILITIES OF DISCONTINUED OPERATIONS IN ISRAEL	3,207,571	-			3,207,571

Total liabilities	58,708,035	(4,150,383)			54,557,652

TOTAL SHAREHOLDERS' EQUITY	24,137,064	(2,467,047)	(4)		21,670,017

NON-CONTROLLING INTEREST	332,804	-			332,804

TOTAL EQUITY	24,469,868	(2,467,047)			22,002,821

Total liabilities and shareholders' equity	$83,177,903	$(6,617,430)			$76,560,473

-Appendix-F-2-

(1).
Represents proceeds from the divestiture of the Xfone UK. Pursuant to the agreement to divest Xfone UK, the consideration to be paid by Buyer and/or Keinan to Xfone shall be comprised of the following three components:

a.
An annual earn-out payment over the following years beginning on the consummation of the Transaction. The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate;

b.	A release of the Company from its obligation to Bank Leumi (UK) Plc. for of £150,000 ($226,604), thereby releasing the Company from its obligation to Bank Leumi (UK) Plc.; and

c.
A release of the Company from the repayment of the loan from Iddo Keinan, the son of Mr. Keinan and an employee of Swiftnet dated December 10, 2009, pursuant to which Iddo Keinan extended to Swiftnet a loan of £860,044 ($1,229,263).

(2).	Amount represents:

a.	Consolidate assets of Xfone UK in total amount of $4,279,766 which were classified as "Assets of discontinued operations in the United Kingdom" in Xfone, Inc.'s Condensed Consolidated Balance Sheet.

b.	Intangible assets of $4,195,989 resulted from certain acquisition of entities in Xfone UK.

(3).
Amount represents consolidate liabilities of Xfone UK in total amount of $2,694,516 which were classified as "Liabilities of discontinued operations in the United Kingdom" in Xfone, Inc.'s Condensed Consolidated Balance Sheet. This amount does not include a note from related party for amount of $1,229,263 which is accounted for under the proceeds from the divestiture of Xfone UM (see 1c above).

(4).
Net proforma loss as of March 31, 2010 from the divestiture of Xfone UK does not take into consideration overhead savings such as retirement of Xfone, Inc. from any severance liability and monthly fees for Mr. Keinan.

-Appendix-F-3-

Xfone, Inc. and Subsidiaries
UNAUDITTED PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

	Xfone Inc	Xfone UK diverstiture		Pro forma Consolidated

Revenues	$85,029,883	(3,307,509)		$81,722,374
Cost of Revenues	45,067,148	(1,354,586)		43,712,562
Non-recurring loss	506,176	-		506,176

Gross profit	39,456,559	(1,952,923)		37,503,636

Operating expenses:
Research and development	53,754	(53,754)		-
Marketing and selling	10,465,908	(1,137,067)		9,328,841
General and administrative	25,238,174	(846,231)	(1)	24,391,943
Non recurring loss	21,441,485	-		21,441,485

Total operating expenses	57,199,321	(2,037,052)		55,162,269

Operating profit (loss)	(17,742,762)	84,129		(17,658,633)

Financing income (expenses), net	(4,110,043)	50,185		(4,059,858)

Other expenses	(475,531)	-		(475,531)

Income (loss) before taxes	(22,328,336)	134,314		(22,194,022)

Tax benefits	169,774	-		169,774

Net Income (loss)	(22,158,562)	134,314		(22,024,248)

Less: Net (income) attributed to non-controlling interest	(20,870)	-		(20,870)

Net income (loss) attributed to shareholders	$(22,179,432)	134,314		$(22,045,118)

Basic and diluted earning per share	$(1.207)			$(1.200)

Weighted average number of shares used for computing basic and diluted earning per share	18,376,075			18,376,075

(1)           Amount includes the saving of fees paid to Mr Keinan during the year ended December 31, 2009 for a total amount of $301,204.

-Appendix-F-4-

Xfone, Inc. and Subsidiaries
UNAUDITTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2010

	Xfone Inc	Xfone UK diverstiture		Pro forma Consolidated

Revenues	$14,557,438	-		$14,557,438
Cost of Revenues	7,704,165	-		7,704,165

Gross profit	6,853,273	-		6,853,273

Operating expenses:
Marketing and selling	1,107,892	-		1,107,892
General and administrative	5,432,000	(74,982)	(1)	5,357,018

Total operating expenses	6,539,892	(74,982)		6,464,910

Operating profit	313,381	74,982		388,363

Financing expenses, net	(1,094,726)	-		(1,094,726)

Other expenses	(145,245)	-		(145,245)

Loss before taxes	(926,590)	74,982		(851,608)

Tax benefits	322,229	-		322,229

Net loss from continued operations	(604,361)	74,982		(529,379)

Income (loss) from discontinued operations in the United Kingdom and Israel, before taxes	(259,663)	428,936	(2)	169,273

Income tax expense on discontinued operations in the United Kingdom and Israel	(93,094)	-		(93,094)

Net loss	(957,118)	503,918		(453,200)

Less: Net income attributed to non-controlling interest	(97,139)	-		(97,139)

Net income (loss) attributed to shareholders	$(1,054,257)	503,918		$(550,339)

Basic and diluted loss per share:
Income (loss) from continued operations	(0.032)			(0.028)
Income from discontinued operations	(0.024)			(0.002)
Basic and diluted	$(0.056)			$(0.030)

Weighted average number of shares used for computing basic and diluted earning per share	18,613,772			18,613,772

(1)	Amount includes the saving of fees paid to Mr Keinan during the three months ended March 31, 2010 for a total amount of $74,982.

(2)	Amount represents the net results of Xfone UK for the three months ended March 31, 2010 which were classified as discontinued operations.

-Appendix-F-5-

Form of Proxy Card

XFONE, INC.

PROXY CARD

       Special Meeting of Stockholders - July 14, 2010

Registered Holders Only: There are three ways to vote:

1)           VOTE IN PERSON AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 512 SE Salmon Street, Portland, OR 97204.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy ID (265) and your personal Authorization Code

(iv)	Press Continue

(v)	Make your selections

(vi)	Press Vote Now

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of Xfone, Inc., to be held on July 14, 2010, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the “Meeting”). The Meeting will commence at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated _______, 2010 and with the discretionary powers upon all other matters which come before the Meeting or any adjournment thereof.

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1            To approve that certain agreement dated January 29, 2010 which Xfone entered into with Abraham Keinan, a significant shareholder and Chairman of the Board of Xfone, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan, and the transaction  pursuant thereto, whereby Xfone will sell to Mr. Keinan, through AMIT K LTD, as buyer, all of Xfone’s interests in Xfone’s five (5) subsidiaries: Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (“Proposal I”).

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

2            To permit our President, in his discretion, to adjourn or postpone the Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Meeting to approve Proposal I.

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, AND, IF NECESSARY, FOR PROPOSAL 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________              _______________________
(Print name of Shareholder)               (Print name of Shareholder)

_______________________              _______________________
(Signature)                                          (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.